Exhibit 10.1

PURCHASE AND SALE AGREEMENT

BY

VIRGINIA HEALTHCARE CENTER, LLC,

a Virginia limited liability company

TO

JAG ASSOCIATES, L.L.C.,

a Virginia limited liability company

10721 Main Street, Fairfax, Virginia

Dated February __, 2016

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The mailing, delivery or negotiation of this Agreement by Seller or its agent or attorney shall not be deemed an offer by Seller to enter into any transaction or to enter into any other relationship with Purchaser, whether on the terms contained herein or on any other terms. This Agreement shall not be binding upon Seller, nor shall Seller have any obligations or liabilities or Purchaser any rights with respect thereto, or with respect to the Property, unless and until Seller has executed and delivered this Agreement. Until such execution and delivery of this Agreement, Seller may terminate all negotiation and discussion of the subject matter hereof, without cause and for any reason, without recourse or liability.

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PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (this “Agreement”) made as of the Effective Date by and between VIRGINIA HEALTHCARE CENTER, LLC, a Virginia limited liability company, having an address at c/o Gyrodyne, LLC, One Flowerfield, Suite 24, St. James, NY 11780, Attn: Peter Pitsiokos, Chief Operating Officer (“Seller”) and JAG ASSOCIATES, L.L.C., a Virginia limited liability company, having an address 7717 Carlton Place, McLean, VA 22102, Attn: Ambrish Gupta, or its permitted assigns (“Purchaser”).

RECITALS

WHEREAS, Seller is the owner of the Property, as such term is defined below; and

WHEREAS, Seller desires to sell, and Purchaser desires to purchase, the Property upon the terms and conditions contained in this Agreement;

NOW THEREFORE, in consideration of the mutual promises, covenants, and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1     Definitions. All capitalized terms used but not otherwise defined in this Agreement shall have the meanings set forth in this Section 1.1

“Additional Deposit” has the meaning ascribed to such term in Section 4.1(b).

“Authorities” means the various governmental and quasi-governmental bodies or agencies having jurisdiction over the Real Property and Improvements, or any portion thereof.

“Bill of Sale” has the meaning ascribed to such term in Section 10.3(b) and shall be in the form attached as Exhibit H.

“Building” means a portion of the Improvements defined below.

“Business Day” means any day other than a Saturday, Sunday or a day on which national banking associations are authorized or required to close.

“Certificate as to Foreign Status” has the meaning ascribed to such term in Section 10.3(f) and shall be in the form attached as Exhibit N.

“Closing” means the consummation of the purchase and sale of the Property contemplated by this Agreement, as provided for in Article X.

“Closing Date” means the date on which the Closing occurs, as determined pursuant to Section 10.1.

“Closing Funds” has the meaning ascribed to such term in Section 3.2(a).

“Deed” has the meaning ascribed to such term in Section 10.3(a).

“Documents” has the meaning ascribed to such term in Section 5.2(a).

“Earnest Money Deposit” has the meaning ascribed to such term in Section 4.1(b).

“Effective Date” means the latest date on which this Agreement has been executed by Seller or Purchaser, which date shall be set forth opposite such party’s signature.

“Environmental Condition” shall mean any environmental contamination or pollution of, or the Release of Hazardous Substances into, the surface water, groundwater, surface soil, subsurface soil, sediment, air or land at, on, beneath or emanating from the Property.

“Environmental Laws” means each and every federal, state, county and municipal statute, ordinance, rule, regulation, code, order, requirement, directive pertaining to Hazardous Substances issued by any Authorities with respect to or which otherwise pertains to or affects the Real Property or the Improvements, or any portion thereof, the use, ownership, occupancy or operation of the Real Property or the Improvements, or any portion thereof, or Purchaser, including but not limited to the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. § 9601 et seq.), the Hazardous Substances Transportation Act (49 U.S.C. § 1802 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. § 6901 et seq.), as amended by the Hazardous and Solid Wastes Amendments of 1984, the Water Pollution Control Act (33 U.S.C. § 1251 et seq.), the Safe Drinking Water Act (42 U.S.C. § 300f et seq.), the Clean Water Act (33 U.S.C. §1321 et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Solid Waste Disposal Act (42 U.S.C. § 6901 et seq.), the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.), the Emergency Planning and Community Right-to-Know Act of 1986 (42 U.S.C. § 11001 et seq.), the Radon and Indoor Air Quality Research Act (42 U.S.C. § 7401, et seq.), the National Environmental Policy Act (42 U.S.C. § 4321 et seq.), and the Superfund Amendment Reauthorization Act of 1986 (42 U.S.C. § 9601 et seq.), , and any and all rules and regulations under any and all of the foregoing.

“Escrow Agent” means Walker Title, LLC, a licensed agent of the Title Company.

“Executive Order 13224” has the meaning ascribed to such term in Section 8.1(m).

“Existing Violation” has the meaning ascribed to such term in Section 7.2.

“Evaluation Period” has the meaning ascribed to such term in Section 5.1(a).

“Governmental Regulations” means all statutes, ordinances, rules and regulations of the Authorities applicable to Seller or the use or operation of the Real Property or the Improvements or any portion thereof.

“Hazardous Substances” means (a) asbestos, radon gas and urea formaldehyde foam insulation, (b) any solid, liquid, gaseous or thermal contaminant, including acids, alkalis, chemicals, petroleum products or byproducts, PCBs, phosphates, lead or other heavy metals and chlorine, (c) any solid or liquid waste (including, without limitation, hazardous waste), hazardous air pollutant, hazardous substance, hazardous chemical substance and mixture, toxic substance, pollutant, pollution, regulated substance and contaminant, as such terms are defined in any of the Environmental Laws and (d) any other chemical, material or substance, the use or presence of which, or exposure to the use or presence of which, is prohibited, limited or regulated by any Environmental Laws.

“Improvements” means all buildings, structures, improvements, fixtures (including, without limitation, all air conditioning, heating, plumbing, electrical, water and gas systems and any other fixtures attached to or appurtenant to the Improvements), parking areas and other improvements located on the Real Property, including, but not limited to the two (2) office buildings (collectively, the “Building”), containing approximately 58,109 rentable square feet and a parking structure.

“Initial Deposit” has the meaning ascribed to such term in Section 4.1(a).

“Intangible Property” means all of Seller’s right, title and interest, to the extent assignable or transferable, in, to and under all intangible rights, titles, interests, privileges and appurtenances owned by Seller and related to or used exclusively in connection with the ownership, use or operation of the Real Property or the Improvements, including, without limitation, the Licenses and Permits.

“Lease” or “Leases” means, individually, each of the leases, and collectively, all of the leases, between Seller and tenants occupying premises within the Improvements, as more specifically identified in Exhibit C, which is attached hereto and made a part hereof, and any amended or new leases entered into in accordance with Section 7.1(c).

"Master Lease" shall mean that certain lease between Purchaser, as landlord, and Seller, as tenant, more particularly described in Section 8.1, and in form and substance as set forth in Exhibit L.

“Permitted Exceptions” has the meaning ascribed to such term in Section 2.2.

“Permitted Outside Parties” has the meaning ascribed to such term in Section 5.2(b).

“Permitted Survey Conditions” has the meaning ascribed to such term in Section 6.2.

“Permitted Title Exceptions” has the meaning ascribed to such term in Section 6.1.

"Personal Property" shall mean all furniture (including common area furnishings and interior landscaping items), carpeting, draperies, appliances, personal property (excluding the computer software which is either licensed to Seller or which Seller deems proprietary), machinery, apparatus and equipment owned by Seller and currently used exclusively in the operation, repair and maintenance of the Land and Improvements and situated thereon, and as more particularly described on Exhibit B hereto, which is incorporated herein by this reference. The Personal Property does not include any property owned by tenants, contractors or licensees, and shall be conveyed by Seller to Purchaser subject to depletions, replacements and additions in the ordinary course of Seller's business.

“Property” has the meaning ascribed to such term in Section 2.1.

“Purchase Price” has the meaning ascribed to such term in Section 3.1.

“Purchaser’s Information” has the meaning ascribed to such term in Section 5.3(c).

“Real Property” means certain real property comprising approximately 3.47 acres of land, described on Exhibit A, which is attached hereto and made a part hereof, together with all hereditaments, easements and appurtenances thereunto belonging, or in any way pertaining to said real property, including, without limitation, all right, title and interest in and to any adjacent streets, alleys or rights-of-way.

“Release” shall have the definition given such term in the Comprehensive Environmental Response Compensation and Liability Act, as amended (42 USC 9601 et seq.).

“Scheduled Closing Date” has the meaning ascribed to such term is Section 10.1.

"Security Deposits" shall mean any security deposits, rent or damage deposits or similar amounts (other than rent paid for the month in which the Closing occurs) actually held by Seller with respect to any of the Leases.

“Seller Adjourned Closing Date” has the meaning ascribed to such term in Section 10.1.

“Seller Exculpated Parties” has the meaning ascribed to such term in Section 18.14.

“Seller Party” means Seller and its partners, agents, directors, officers, employees, successors and assigns, all of their respective agents, contractors, and employees.

"Service Contracts" shall mean all those certain contracts and agreements more particularly described as Service Contracts on Exhibit D attached hereto and made a part hereof relating to the repair, maintenance or operation of the Land, Improvements or Personal Property which will extend beyond the Closing Date, including, without limitation, all equipment leases.

“Significant Portion” means, for purposes of the casualty provisions set forth in Article XI hereof, damage by fire or other casualty to the Real Property and the Improvements or a portion thereof, the cost of which to repair would exceed Five Hundred Thousand Dollars ($500,000.00).

“Survey” has the meaning ascribed to such term in Section 6.2.

“Survey Objection Out Date” has the meaning ascribed to such term in Section 6.2.

"Tenant Estoppel Certificate" shall mean a certificate to be sought from a Major Tenant, in a form substantially similar to the form provided at Exhibit F hereto.

“Termination Surviving Obligations” means the rights, liabilities and obligations set forth in Sections 5.2, 5.3, Articles XII and XIII, 16.1, 18.2, 18.8, 18.14 and any other provisions which pursuant to their terms survive any termination of this Agreement.

“Title Commitment” has the meaning ascribed to such term in Section 6.1.

“Title Company” means First American Title Insurance Company.

“To Seller’s Knowledge” means the present actual (as opposed to constructive or imputed) knowledge solely of Peter Pitsiokos, without any independent investigation or inquiry whatsoever, including, without limitation, any review of the Documents.

“Unpermitted Survey Condition” has the meaning ascribed to such term in Section 6.2.

Section 1.2     References: Exhibits and Schedules. Except as otherwise specifically indicated, all references in this Agreement to Articles or Sections refer to Articles or Sections of this Agreement, and all references to Exhibits or Schedules refer to Exhibits or Schedules attached hereto, all of which Exhibits and Schedules are incorporated into, and made a part of, this Agreement by reference. The words “herein,” “hereof,” “hereinafter” and words and phrases of similar import refer to this Agreement as a whole and not to any particular Section or Article.

ARTICLE II

AGREEMENT OF PURCHASE AND SALE

Section 2.1     Agreement. Seller hereby agrees to sell, convey and assign to Purchaser, and Purchaser hereby agrees to purchase and accept from Seller, on the Closing Date and subject to the terms and conditions of this Agreement, all of the following (collectively, the “Property”):

(a)	the Real Property;

(b)	the Improvements;

(c)	all right, title and interest of Seller as "landlord" or "lessor" in and to the Leases, and any guaranties of the Leases;

(d)	the Personal Property;

(e)	the Intangible Property; and

(f)	the Service Contracts.

Section 2.2     Permitted Exceptions. The Property shall be sold, and title thereto conveyed, subject to (i) all Existing Violations, and (ii) the Permitted Title Exceptions and the Permitted Survey Conditions (the Existing Violations, the Permitted Title Exceptions and the Permitted Survey Conditions being hereinafter collectively referred to as the “Permitted Exceptions”).

ARTICLE III

CONSIDERATION

Section 3.1     Purchase Price. The purchase price for the Property (the “Purchase Price”) shall be Fourteen Million Three Hundred Fifteen Thousand and No/100 Dollars ($14,315,000.00), payable in lawful currency of the United States of America, payable as provided in Section 3.2 and in preferred stock as provided in Section 3.2(b).

Section 3.2     Method of Payment of Purchase Price.

(a)     No later than one (1) Business Day prior to the Closing Date, Purchaser shall deposit with Escrow Agent one hundred percent (100%) of the Purchase Price, subject to adjustment as provided in Section 10.4, (less the Earnest Money Deposit) by Federal Reserve wire transfer of immediately available funds (the “Closing Funds”). At Closing, Escrow Agent shall deliver the Closing Funds, by wire transfer of immediately available funds to an account designated by Seller no later than 4:00 p.m. (Eastern time) on the Closing Date.

ARTICLE IV

EARNEST MONEY DEPOSIT

AND ESCROW INSTRUCTIONS

Section 4.1     The Earnest Money Deposit.

(a)     Within five (5) Business Days after the Effective Date, Purchaser shall deposit with the Escrow Agent, by Federal Reserve wire transfer of immediately available funds, the sum of Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00) as the earnest money deposit on account of the Purchase Price (such amount, together with all interest earned thereon, being hereinafter referred to as the “Initial Deposit”). TIME IS OF THE ESSENCE with respect to the deposit of the Initial Deposit.

(b)     Within two (2) Business Days after the expiration of the Evaluation Period, and provided that prior to the expiration of the Evaluation Period Purchaser has notified Seller of Purchaser’s election to proceed to Closing, Purchaser shall deposit with the Escrow Agent, by Federal Reserve wire transfer of immediately available funds, an additional sum of Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00) as an additional earnest money deposit on account of the Purchase Price (the “Additional Deposit,” together with the Initial Deposit and all interest earned thereon, being hereinafter referred to as the “Earnest Money Deposit”). TIME IS OF THE ESSENCE with respect to the deposit of the Additional Deposit.

Section 4.2     Escrow Instructions. The Earnest Money Deposit shall be held in escrow by the Escrow Agent in an interest-bearing account, in accordance with the provisions of Article XVII. In the event this Agreement is not terminated by Purchaser pursuant to the terms hereof by the end of the Evaluation Period, the Earnest Money Deposit shall, subject to the terms and provisions of this Agreement, become non-refundable to Purchaser. In the event this Agreement is terminated by Purchaser prior to the expiration of the Evaluation Period, the Earnest Money Deposit shall be refunded to Purchaser.

ARTICLE V

EVALUATION PERIOD

Section 5.1     Evaluation Period.

(a)     For a period beginning on the Effective Date and ending at 5:00 p.m. Eastern time on the sixtieth (60th) day after the Effective Date (the “Evaluation Period”), Purchaser shall be permitted to evaluate the desirability of the transactions contemplated under this Agreement pursuant to this Article V.

(b)     Purchaser and its authorized agents and representatives (for purposes of this Article V, the “Purchaser Licensee Parties”) shall have the right, subject to the rights of tenants occupying the Improvements pursuant to their respective Leases, to enter upon the Real Property and Improvements at all reasonable times during normal business hours to perform inspections of the Property (which inspections may include, without limitation, soil and groundwater analysis and other environmental investigations). Purchaser will provide to Seller notice of the intention of Purchaser or the other Licensee Parties to enter the Real Property and Improvements at least one (1) Business Day prior to such intended entry and specify the intended purpose therefor and the inspections and examinations contemplated to be made. At Seller’s option, Seller, or a designated representative of Seller, may be present for any such entry and inspection. Notwithstanding anything to the contrary contained herein, no invasive physical testing or boring shall be conducted during any such entry by Purchaser or any Licensee Party upon the Real Property without Seller’s specific prior written consent, which may be granted or withheld in Seller’s sole and absolute discretion. TIME IS OF THE ESSENCE with respect to the provisions of this Section 5.1.

Section 5.2     Document Review.

(a)     During the Evaluation Period, Purchaser and the Licensee Parties shall have the right to review and inspect, at Purchaser’s sole cost and expense, all of the following to the extent that they are readily available to Seller (collectively, the “Documents”): (i) all existing environmental, engineering or consulting reports and studies of the Real Property and Improvements (which Purchaser shall have the right to have updated at Purchaser’s sole cost and expense), official correspondence related to Hazardous Substances; (ii) real estate tax bills, together with assessments (special or otherwise), ad valorem and personal property tax bills, covering the period of Seller’s ownership of the Property; (iii) current operating statements and rent rolls; (iv) title reports and policies; (v) surveys; (vi) as-built plans; (vii) zoning reports; (viii) warranties; licenses, permits and approvals pertaining to the operation of the Real Property and Improvements; (ix) service and maintenance contracts; and (x) all leases and licenses and other unrecorded agreements granting any third parties any present or future right to use any portion of the Property. Within five (5) Business Days after the Effective Date, Seller shall deliver to Purchaser copies of the Documents. Purchaser acknowledges that (A) Seller has posted the Documents to a third-party hosted website (the “Intralinks Site”); (B) the Intralinks Site is a suitable method of delivery of the Documents to Purchaser; and (C) Purchaser has been granted confidential access to the Intralinks Site to inspect the Documents. Purchaser shall not have the right to review or inspect materials not directly related to the ownership, operation, leasing, maintenance and/or management of the Property, including, without limitation, all of Seller’s internal memoranda, financial projections, budgets, appraisals, proposals for work not actually undertaken, accounting and tax records and similar proprietary, elective or confidential information.

(b)     Purchaser acknowledges that any and all of the Documents may be proprietary and confidential in nature and have been provided to Purchaser solely to assist Purchaser in determining the desirability of the transaction contemplated herein. Subject only to the provisions of Article XII, Purchaser agrees not to disclose the contents of the Documents or any of the provisions, terms or conditions contained therein, to any party outside of Purchaser’s respective organization other than Purchaser’s attorneys, partners, potential partners, accountants, lenders, potential lenders, investors or potential investors (collectively, for purposes of this Section 5.2(b), the “Permitted Outside Parties”). Purchaser further agrees that within its organization, or as to its Permitted Outside Parties, the Documents will be disclosed and exhibited only to those persons who are responsible for determining the desirability of Purchaser’s acquisition of the Property. Purchaser agrees not to divulge the contents of the Documents and other information except in strict accordance with the confidentiality standards set forth in this Section 5.2 and Article XII.

(c)     Purchaser acknowledges that some of the Documents may have been prepared by third parties and may have been prepared prior to Seller’s ownership of the Property. PURCHASER HEREBY ACKNOWLEDGES THAT, EXCEPT AS OTHERWISE PROVIDED HEREIN, SELLER MAKES NO REPRESENTATION OR WARRANTY REGARDING THE TRUTH, ACCURACY OR COMPLETENESS OF THE DOCUMENTS OR THE SOURCES THEREOF. SELLER HAS NOT UNDERTAKEN ANY INDEPENDENT INVESTIGATION AS TO THE TRUTH, ACCURACY OR COMPLETENESS OF THE DOCUMENTS. SELLER IS PROVIDING THE DOCUMENTS TO PURCHASER SOLELY AS AN ACCOMMODATION.

Section 5.3      Entry and Inspection Obligations; Termination of Agreement.

(a)     Purchaser agrees that in entering upon and inspecting or examining the Property, Purchaser and the other Licensee Parties will not: unreasonably interfere with the operation, including but not limited to the operation of tenant businesses, and maintenance of the Real Property or Improvements; damage any part of the Property or any personal property located on the Real Property or Improvements; injure or otherwise cause bodily harm to Seller, Seller’s tenants, or to any of their respective agents, guests, invitees, contractors and employees, or to any other person or entity; permit any liens to attach to the Real Property by reason of the exercise of Purchaser’s rights under this Article V or reveal or disclose any information obtained concerning the Property and the Documents to anyone outside Purchaser’s organization, except in accordance with the confidentiality standards set forth in Section 5.2(b) and Article XII. Purchaser will: (i) promptly pay when due the costs of all inspections and examinations done with regard to the Property; (ii) cause any inspection to be conducted in accordance with standards customarily employed in the industry and in compliance with all Governmental Regulations; (iii) at Seller’s request, furnish without cost to Seller any studies, reports or test results received by Purchaser regarding the Property, promptly after such receipt, in connection with such inspection; and (iv) to the extent any inspections, investigations, examinations, sampling or tests conducted by Purchaser or any of the Licensee Parties causes damage to or exacerbates an existing condition at the Real Property or Improvements, to restore the affected Real Property and Improvements to the condition in which the same were found before any such entry upon the Real Property and inspection or examination was undertaken; provided, however, that Purchaser shall have no obligation to make any restoration to the Real Property and Improvements (i) relating merely to Purchaser’s findings or from the discovery of existing conditions affecting the Real Property and/or Improvements in connection with its inspections hereunder, or (ii) for any damage caused to the Property arising from any negligent act or omission of any Seller Party.

(b)     Before entering upon the Property, Purchaser shall obtain and maintain, and shall cause the other Licensee Parties to maintain (and shall deliver to Seller evidence thereof), at Purchaser’s sole cost and expense, general liability insurance, from an insurer reasonably acceptable to Seller, in the amount of Two Million and No/100 Dollars ($2,000,000.00) combined single limit for personal injury and property damage per occurrence, and Five Million and No/100 Dollars ($5,000,000.00) in the aggregate, such policies to name Seller, and Seller’s lender and property manager, if any, as additional insured parties, which insurance shall provide coverage against any claim for personal liability or property damage caused by Purchaser or the other Licensee Parties or their respective agents, employees or contractors in connection with their respective entry, tests and inspections upon the Property. Purchaser hereby indemnifies, defends and holds harmless Seller and its partners, agents, directors, officers, employees, successors and assigns (each of the foregoing, an “Indemnified Party”) from and against any and all liens, claims, causes of action, damages, liabilities, demands, suits and obligations to third parties, together with all losses, penalties, costs and expenses relating to any of the foregoing (including but not limited to court costs and reasonable attorneys’ fees) caused by any inspections, investigations, examinations, sampling or tests conducted by Purchaser or any of the Licensee Parties, whether prior to or after the date hereof, with respect to the Property or any violation of the provisions of this Article V; provided, however, in no event shall Purchaser be responsible for any indemnification or other claims by any Indemnified Party (i) relating merely to Purchaser’s findings or from the discovery of existing conditions affecting the Real Property and/or Improvements in connection with its inspections hereunder, or (ii) for any damage caused to the Property arising from any negligent act or omission of any Seller Party.

(c)     In the event that Purchaser determines, for any reason or no reason, that it does not desire to complete the transaction contemplated by this Agreement, Purchaser shall have the right to terminate this Agreement by providing written notice to Seller prior to the expiration of the Evaluation Period, WITH TIME BEING OF THE ESSENCE WITH RESPECT THERETO. In the event that Purchaser elects to proceed to Closing for the transaction contemplated by this Agreement, Purchaser shall deliver written notice of such election prior to the expiration of the Evaluation Period, WITH TIME BEING OF THE ESSENCE WITH RESPECT THERETO, and this Agreement shall continue in full force and effect in accordance with its terms, and the Earnest Money Deposit shall, unless otherwise provided for in this Agreement, thereupon become nonrefundable to Purchaser on the last day of the Evaluation Period. Notwithstanding the foregoing, Purchaser’s failure to deliver notice to Seller evidencing its election to terminate this Agreement or proceed to Closing prior to the expiration of the Evaluation Period shall be deemed to be an election to proceed to Closing. In the event Purchaser terminates this Agreement in accordance with this Section 5.3(c), Purchaser shall have the right to receive a refund of the Earnest Money Deposit, and except with respect to the Termination Surviving Obligations, this Agreement shall be null and void and the parties shall have no further obligation to each other. In the event this Agreement is terminated, Purchaser shall return without cost to Seller (i) the Documents, together with all copies Purchaser has made of the Documents and (ii) copies of any studies, reports or test results regarding any part of the Property obtained by Purchaser, before or after the execution of this Agreement, in connection with Purchaser’s inspection of the Property (collectively, “Purchaser’s Information”).

Section 5.4     Sale “As Is;” “Where Is.” THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT HAS BEEN NEGOTIATED BETWEEN SELLER AND PURCHASER. THIS AGREEMENT REFLECTS THE MUTUAL AGREEMENT OF SELLER AND PURCHASER HAS THE RIGHT TO CONDUCT ITS OWN INDEPENDENT EXAMINATION OF THE PROPERTY. NEITHER PURCHASER NOR SELLER HAS RELIED UPON AND NOR WILL THEY RELY UPON, EITHER DIRECTLY OR INDIRECTLY, ANY REPRESENTATION OR WARRANTY OF THE OTHER PARTY OR ANY OF THEIR RESPECTIVE AGENTS OR REPRESENTATIVES, AND EACH HEREBY ACKNOWLEDGES THAT NO SUCH REPRESENTATIONS HAVE BEEN MADE.

SELLER SPECIFICALLY DISCLAIMS, AND NEITHER IT NOR ANY OF ITS AFFILIATES NOR ANY OTHER PERSON IS MAKING ANY REPRESENTATION, WARRANTY OR ASSURANCE WHATSOEVER TO PURCHASER, AND NO WARRANTIES OR REPRESENTATIONS OF ANY KIND OR CHARACTER, EITHER EXPRESS OR IMPLIED, ARE MADE BY SELLER OR RELIED UPON BY PURCHASER WITH RESPECT TO THE STATUS OF TITLE TO OR THE MAINTENANCE, REPAIR, CONDITION, DESIGN OR MARKETABILITY OF THE PROPERTY, OR ANY PORTION THEREOF, INCLUDING BUT NOT LIMITED TO (a) ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY, (b) ANY IMPLIED OR EXPRESS WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, (c) ANY IMPLIED OR EXPRESS WARRANTY OF CONFORMITY TO MODELS OR SAMPLES OF MATERIALS, (d) ANY RIGHTS OF PURCHASER UNDER APPROPRIATE STATUTES TO CLAIM DIMINUTION OF CONSIDERATION, (e) ANY CLAIM BY PURCHASER FOR DAMAGES BECAUSE OF DEFECTS, WHETHER KNOWN OR UNKNOWN, WITH RESPECT TO THE IMPROVEMENTS, (f) THE FINANCIAL CONDITION OR PROSPECTS OF THE PROPERTY AND (g) THE COMPLIANCE OR LACK THEREOF OF THE REAL PROPERTY OR THE IMPROVEMENTS WITH GOVERNMENTAL REGULATIONS, IT BEING THE EXPRESS INTENTION OF SELLER AND PURCHASER THAT THE PROPERTY WILL BE CONVEYED AND TRANSFERRED TO PURCHASER IN ITS PRESENT CONDITION AND STATE OF REPAIR, “AS IS” AND “WHERE IS”, WITH ALL FAULTS. PURCHASER REPRESENTS THAT IT IS RELYING SOLELY ON ITS OWN EXPERTISE AND THAT OF PURCHASER’S CONSULTANTS IN PURCHASING THE PROPERTY. PURCHASER HAS BEEN GIVEN A SUFFICIENT OPPORTUNITY HEREIN TO CONDUCT AND HAS CONDUCTED OR WILL CONDUCT SUCH INSPECTIONS, INVESTIGATIONS AND OTHER INDEPENDENT EXAMINATIONS OF THE PROPERTY AND RELATED MATTERS AS PURCHASER DEEMS NECESSARY, INCLUDING BUT NOT LIMITED TO THE PHYSICAL AND ENVIRONMENTAL CONDITIONS THEREOF, AND WILL RELY UPON SAME AND NOT UPON ANY STATEMENTS OF SELLER NOR OF ANY OFFICER, DIRECTOR, EMPLOYEE, AGENT OR ATTORNEY OF SELLER. PURCHASER ACKNOWLEDGES THAT ALL INFORMATION OBTAINED BY PURCHASER WAS OBTAINED FROM A VARIETY OF SOURCES, AND SELLER WILL NOT BE DEEMED TO HAVE REPRESENTED OR WARRANTED THE COMPLETENESS, TRUTH OR ACCURACY OF ANY OF THE DOCUMENTS OR OTHER SUCH INFORMATION HERETOFORE OR HEREAFTER FURNISHED TO PURCHASER. UPON CLOSING PURCHASER WILL ASSUME THE RISK THAT ADVERSE MATTERS, INCLUDING, BUT NOT LIMITED TO, ADVERSE PHYSICAL AND ENVIRONMENTAL CONDITIONS, MAY NOT HAVE BEEN REVEALED BY PURCHASER’S INSPECTIONS AND INVESTIGATIONS. PURCHASER ACKNOWLEDGES AND AGREES THAT UPON CLOSING, SELLER WILL SELL AND CONVEY TO PURCHASER, AND PURCHASER WILL ACCEPT THE PROPERTY, “AS IS, WHERE IS,” WITH ALL FAULTS. PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT THERE ARE NO ORAL AGREEMENTS, WARRANTIES OR REPRESENTATIONS, COLLATERAL TO OR AFFECTING THE PROPERTY, BY SELLER, ANY AGENT OF SELLER OR ANY THIRD PARTY. SELLER IS NOT LIABLE OR BOUND IN ANY MANNER BY ANY ORAL OR WRITTEN STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE PROPERTY FURNISHED BY ANY REAL ESTATE BROKER, AGENT, EMPLOYEE, SERVANT OR OTHER PERSON, UNLESS THE SAME ARE SPECIFICALLY SET FORTH OR REFERRED TO HEREIN. PURCHASER ACKNOWLEDGES THAT THE PURCHASE PRICE REFLECTS THE “AS IS, WHERE IS” NATURE OF THIS SALE AND ANY FAULTS, LIABILITIES, DEFECTS OR OTHER ADVERSE MATTERS THAT MAY BE ASSOCIATED WITH THE PROPERTY. PURCHASER, WITH PURCHASER’S COUNSEL, HAS FULLY REVIEWED THE DISCLAIMERS AND WAIVERS SET FORTH IN THIS AGREEMENT AND UNDERSTANDS THEIR SIGNIFICANCE AND AGREES THAT THE DISCLAIMERS AND OTHER AGREEMENTS SET FORTH HEREIN ARE AN INTEGRAL PART OF THIS AGREEMENT, AND THAT SELLER WOULD NOT HAVE AGREED TO SELL THE PROPERTY TO PURCHASER FOR THE PURCHASE PRICE WITHOUT THE DISCLAIMERS AND OTHER AGREEMENTS SET FORTH IN THIS AGREEMENT. THE TERMS AND CONDITIONS OF THIS SECTION 5.4 WILL EXPRESSLY SURVIVE THE CLOSING, WILL NOT MERGE WITH THE PROVISIONS OF ANY CLOSING DOCUMENTS AND ARE HEREBY DEEMED INCORPORATED INTO THE DEED AS FULLY AS IF SET FORTH AT LENGTH THEREIN.

ARTICLE VI

TITLE AND SURVEY MATTERS

Section 6.1      Title Insurance.

(a)     Purchaser will obtain and deliver to Seller prior to the expiration of the Evaluation Period a copy of a commitment for title insurance (the “Title Commitment”) from the Title Company with respect to the Property. If the Title Commitment discloses one or more exceptions to title which are unacceptable to Purchaser in Purchaser’s sole and absolute discretion (any such exception being referred to herein as an “Unpermitted Title Exception”), then Purchaser shall have the right to give Seller written notice of any such Unpermitted Title Exception on or prior to the end of the Evaluation Period (the “Title Objection Out Date”). Any matters revealed by the Title Commitment that are not objected to by Purchaser on or prior to the Title Objection Out Date shall be deemed “Permitted Title Exceptions”.

(b)     Seller shall have five (5) Business Days following the receipt of any such notice in which to give Purchaser written notice that Seller will either (a) cause such Unpermitted Title Exception(s) to be deleted as an exception from the Title Commitment or insured against by the Title Company, at Seller’s sole cost and expense, or (b) not cause such Unpermitted Title Exception(s) to be deleted as an exception from the Title Commitment or insured against by the Title Company. If Seller gives notice pursuant to clause (a) in this paragraph, then Seller will cause such Unpermitted Title Exception(s) to be deleted from the Title Commitment, or cause the Title Company to give affirmative insurance in favor of Purchaser with respect to such Unpermitted Title Exception(s) prior to the Closing Date (and Seller shall have the right to adjourn the Closing Date for up to five (5) Business Days in order to effectuate same). If Seller subsequently fails to cause such Unpermitted Title Exception(s) to be deleted from the Title Commitment or cause the Title Company to give affirmative insurance in favor of Purchaser with respect to such Unpermitted Title Exception(s) prior to the Closing Date, then Purchaser may terminate this Agreement by delivering written notice to Seller on or before the Closing Date, and upon such termination Purchaser shall be entitled to instruct Escrow Agent to return the Earnest Money Deposit to Purchaser and neither party shall have any further obligation under this Agreement, except that the obligations of the parties under the Termination Surviving Obligations shall survive.

(c)     If Seller (i) fails to give any such written notice within said five (5) Business Day period, or (ii) gives notice pursuant to clause (b) in the immediately preceding paragraph, then Purchaser will have five (5) Business Days following the earlier of the expiration of such five (5) Business Day period or the giving of such notice by Seller in which to elect to either (X) terminate this Agreement (and upon such termination, Purchaser shall be entitled to instruct Escrow Agent to return the Earnest Money Deposit to Purchaser) or (Y) waive the right to terminate this Agreement as a result of any such Unpermitted Title Exception(s). If Purchaser fails to deliver such notice terminating this Agreement pursuant to clause (X) above within said five (5) Business Day period, then Purchaser shall be deemed to have waived its right to terminate this Agreement pursuant to this Section 6.1. If Purchaser elects to waive, or is deemed to have waived, the right to terminate this Agreement as aforesaid, then any Unpermitted Title Exceptions previously objected to by Purchaser shall become Permitted Title Exceptions (with the exception of those Unpermitted Title Exceptions which Seller elects to cure pursuant to the immediately preceding paragraph). If Purchaser terminates this Agreement as aforesaid, then Purchaser shall be entitled to instruct Escrow Agent to return the Earnest Money Deposit to Purchaser, and neither party shall have any further obligation under this Agreement, except that the obligations of the parties under the Termination Surviving Obligations shall survive. Purchaser acknowledges that Seller shall be entitled to deliver its notice under clause (a) or clause (b) in the immediately preceding paragraph in its sole and absolute discretion subject to the provisions of Section 6.4 of this Agreement.

Section 6.2      Survey.

(a)     Purchaser agrees that Purchaser shall, within the Evaluation Period, obtain, and deliver to Seller a copy of, a survey of the Property certified to Purchaser and the Title Company (the “Survey”). If the Survey discloses any conditions which are unacceptable to Purchaser in Purchaser’s sole and absolute discretion (any such exception being referred to herein as an “Unpermitted Survey Condition”), then Purchaser shall have the right to give Seller written notice of any such Unpermitted Survey Condition on or prior to the end of the Evaluation Period (the “Survey Objection Out Date”). Any matters revealed by the Survey that are not objected to by Purchaser on or prior to the Survey Objection Out Date shall be deemed “Permitted Survey Conditions”.

(b)     Seller shall have five (5) Business Days following the receipt of any such notice in which to give Purchaser written notice that Seller will either (a) cause such Unpermitted Survey Conditions(s) to be removed from the Survey or insured against by the Title Company, at Seller’s sole cost and expense, or (b) not cause such Unpermitted Survey Conditions(s) to be removed from the Survey or insured against by the Title Company. If Seller gives notice pursuant to clause (a) in this paragraph, then Seller will cause such Unpermitted Survey Conditions(s) to be deleted from the Survey, or cause the Title Company to give affirmative insurance in favor of Purchaser with respect to such Unpermitted Survey Conditions(s) prior to the Closing Date (and Seller shall have the right to adjourn the Closing Date for up to five (5) Business Days in order to effectuate same). If Seller subsequently fails to cause such Unpermitted Survey Condition(s) to be deleted from the Survey or cause the Title Company to give affirmative insurance in favor of Purchaser with respect to such Unpermitted Survey Condition(s) prior to the Closing Date, then Purchaser may terminate this Agreement by delivering written notice to Seller on or before the Closing Date, and upon such termination Purchaser shall be entitled to instruct Escrow Agent to return the Earnest Money Deposit to Purchaser and neither party shall have any further obligation under this Agreement, except that the obligations of the parties under the Termination Surviving Obligations shall survive.

(c)     If Seller (i) fails to give any such written notice within said five (5) Business Day period, or (ii) gives notice under clause (b) in the immediately preceding paragraph, then Purchaser will have five (5) Business Days following the earlier of the expiration of such five (5) day period or the giving of such notice by Seller in which to elect to either (X) terminate this Agreement (and upon such termination, Purchaser shall be entitled to instruct Escrow Agent to return the Earnest Money Deposit to Purchaser), or (Y) waive the right to terminate this Agreement as a result of any such Unpermitted Survey Conditions(s). If Purchaser fails to deliver such notice terminating this Agreement pursuant to clause (X) above within said five (5) Business Day period, then Purchaser shall be deemed to have waived its right to terminate this Agreement pursuant to this Section 6.2. If Purchaser elects to waive, or is deemed to have waived, the right to terminate this Agreement as aforesaid, then any Unpermitted Survey Conditions previously objected to by Purchaser shall become Permitted Survey Conditions (with the exception of those Unpermitted Survey Conditions which Seller elects to cure pursuant to the immediately preceding paragraph). If Purchaser terminates this Agreement as aforesaid, then Purchaser shall be entitled to instruct Escrow Agent to return the Earnest Money Deposit to Purchaser, and neither party shall have any further obligation under this Agreement, except that the obligations of the parties under the Termination Surviving Obligations shall survive. Purchaser acknowledges that Seller shall be entitled to deliver its notice under clause (a) or clause (b) above in its sole and absolute discretion subject to the provisions of Section 6.4 of this Agreement.

Section 6.3      Updates.

(a)     In the event that any update of the Title Commitment or the Survey obtained after the effective date of the Title Commitment shows any new matters or conditions to which Purchaser does not desire to take subject, Purchaser shall deliver notice thereof to Seller prior to the date ten (10) Business Days after Purchaser receives such update of the Title Commitment or the Survey (and if Purchaser fails to deliver such notice within such ten (10) Business Day period, then Purchaser shall be deemed to have accepted such matters or conditions as Permitted Title Exceptions or Permitted Survey Conditions, as applicable).

(b)     Seller shall have five (5) Business Days following the receipt of any such notice in which to give Purchaser notice that Seller will either (a) cause such new matter or condition to be deleted from the Title Commitment or removed from the Survey, as the case may be, or (b) not cause such new matter or condition to be deleted from the Title Commitment or removed from the Survey, as the case may be. If Seller gives notice pursuant to clause (a), then Seller will cause same to occur prior to the Closing Date (and Seller shall have the right to adjourn the Closing Date for up to five Business Days in order to effectuate same). If Seller subsequently fails to cause such new matters or conditions to be deleted from the Title Commitment or removed from the Survey, as the case may be, prior to the Closing Date, then Purchaser may terminate this Agreement by delivering written notice to Seller on or before the Closing Date, and upon such termination Purchaser shall be entitled to instruct Escrow Agent to return the Earnest Money Deposit to Purchaser and neither party shall have any further obligation under this Agreement, except that the obligations of the parties under the Termination Surviving Obligations shall survive.

(c)     If Seller (i) fails to give any such written notice within said five (5) Business Day period, or (ii) gives notice pursuant to clause (b) in the immediately preceding paragraph, then Purchaser will have five (5) Business Days following the earlier of the expiration of such five (5) Business Day period or the giving of such notice by Seller in which to elect to either (X) terminate this Agreement (and upon such termination, Purchaser shall be entitled to instruct Escrow Agent to return the Earnest Money Deposit to Purchaser), or (Y) waive the right to terminate this Agreement as a result of any such new matter or condition. If Purchaser fails to deliver such notice terminating this Agreement pursuant to clause (X) above within said five (5) Business Day period, then Purchaser shall be deemed to have waived its right to terminate this Agreement pursuant to this Section 6.3. If Purchaser elects to waive the right, or is deemed to have elected to waive the right, to terminate this Agreement as aforesaid, then any new matter or condition previously objected to by Purchaser shall become a Permitted Survey Condition or Permitted Title Exception, as the case may be (with the exception of those new matters or conditions which Seller elects to cure pursuant to the immediately preceding paragraph). If Purchaser terminates this Agreement as aforesaid, then Purchaser shall be entitled to instruct Escrow Agent to return the Earnest Money Deposit to Purchaser, and neither party shall have any further obligation under this Agreement, except that the obligations of the parties under the Termination Surviving Obligations shall survive. Purchaser acknowledges that Seller shall be entitled to deliver its notice under clause (a) or clause (b) above in its sole and absolute discretion subject to the provisions of Section 6.4 of this Agreement.

Section 6.4.     Cure. Except as specified in this Article VI, Seller shall have no obligation to take any steps, bring any action or proceeding or incur any effort or expense whatsoever to cure any title or survey objection. Notwithstanding the foregoing, Seller shall cause to be removed as exceptions to title any mortgages, deeds of trust, mechanic’s or materialmen’s liens or any other monetary liens pertaining directly to Seller or the Property that are filed against the Property (with the exception of liens filed against the Property in connection with work performed at the Property at Purchaser’s direction in connection with Purchaser’s inspection of the Property), provided (i) Seller shall have the right to adjourn the Closing Date for up to five (5) Business Days in order to effectuate same; and (ii) such removal from title may be effectuated, at Seller’s election, by having any such mortgages or liens satisfied out of the Purchase Price at Closing.

ARTICLE VII

INTERIM OPERATING COVENANTS AND VIOLATIONS

Section 7.1     Interim Operating Covenants. Seller covenants to Purchaser that Seller will:

(a)     Operations. From the Effective Date until Closing, continue to operate, manage and maintain the Improvements in the ordinary course of Seller’s business and substantially in accordance with Seller’s present practice, subject to ordinary wear and tear and further subject to Article XI of this Agreement.

(b)     Compliance with Governmental Regulations, Etc.. From the Effective Date until Closing, not knowingly take any action that Seller knows would result in a failure to comply in all material respects with all Governmental Regulations and all agreements (including without limitation, service contracts) applicable to the Property, it being understood and agreed that prior to Closing, Seller will have the right to contest any such Governmental Regulations.

(c)     Service Contracts, Leases, Etc.. From the Effective Date until Closing, not enter into, modify or terminate any service contract, lease (including the Leases), license, easement or any other agreement with respect to the Property, unless same can be terminated prior to Closing or unless Purchaser consents thereto in writing, which approval will not be unreasonably withheld, delayed or conditioned. Purchaser acknowledges and agrees that Seller shall have a right to actively market and lease vacant leasable space in the Building through the Closing Date so that Seller may reduce its obligations under the Master Lease. Any new proposed lease contemplated by this Section 7.1(c) shall be subject to Purchaser’s review and written approval, which approval shall not be unreasonably withheld, conditioned or delayed. The parties hereto agree that a lease (i) prepared on Seller’s standard lease, in the form attached hereto as Exhibit O, without material changes, (ii) having a rental rate of at least $22.03 per rentable square foot, (iii) having an initial term of no less than three (3) years, (iv) requiring a security deposit equal to at least one (1) month’s base rental, (v) requiring turnkey delivery of premises using building standard materials, (vi) providing an abatement of base rental in an amount not to exceed three (3) months, (vii) having a use that is consistent with other uses in the Building and not otherwise in violation of any exclusives and/or prohibited uses provided for in existing Building leases and/or in the Building’s rules and regulations; (viii) with a tenant that, in Landlord’s sole discretion, is financially stable based on commercially reasonable standards, (Purchaser reserves the right but not the obligation, to the extent a tenant’s financial records reveal that such tenant is not financially stable, to request that such tenant’s proposed lease include a personal guaranteed by a principal of the tenant, if such tenant is a business entity), shall be deemed to be reasonable and shall be approved by Purchaser. Seller shall provide Purchaser with a copy of any proposed lease, together with all applicable term sheets, letters of intent and financial records for the proposed tenant, and Purchaser shall have not less than ten (10) days to review such lease and all applicable supporting documentation. If Purchaser rejects a proposed lease that meets all of the foregoing criteria, Seller’s obligations under the Master Lease shall be reduced by an amount corresponding to the rentable square feet multiplied by the rental rate charged under the Master Lease. In the event that any portion of the Building is under renovation for the completion of tenant improvements within any leased premises (the “Turnkey Work”) at the time of Closing, (A) Seller shall assign to Purchaser all architectural design plans, construction plans and construction contracts in connection with the Turnkey Work, (B) Purchaser shall assume responsibility for the completion of such Turnkey Work, and (C) the costs associated with the Turnkey Work shall be apportioned between Seller and Purchaser at Closing based on the mutually agreed percentage completion of the Turnkey Work as of the Closing Date. Except as otherwise contained herein, on the Closing Date, there will be no management agreements, maintenance agreements, or service contracts with respect to the Property, and there shall be no commissions due or owing in connection with any agreements, contracts, leases or sales, except for such management agreements, maintenance agreements, service contracts, leasing and/or sale agreements as to which Purchaser has agreed to assume pursuant to the terms of this Agreement or to which Purchaser itself is a party and has entered into in writing on its own behalf.

(d)     Notices. (i) To the extent received by Seller, from the Effective Date until Closing, promptly deliver to Purchaser copies of written default notices, notices of lawsuits and notices of violations affecting the Property, and (ii) from the Effective Date until Closing, upon the learning of any material change in any condition with respect to the Property or of any event or circumstance which makes any representation or warranty of Seller under this Agreement untrue or misleading, promptly deliver to Purchaser notice thereof.

(e)     No Liens. From the Effective Date until Closing, not create any additional encumbrances on the title to the Property.

(f)     Insurance. Adequately account for casualty losses with respect to the Improvements from the other assets of Seller pursuant to, and consistent with, its existing program of self-insurance.

(g)     No Marketing or Financing. From the Effective Date until Closing, not to solicit, market, negotiate the terms of or enter into any agreement in furtherance of the sale, leasing or financing of the Property, or any portion thereof, or any interest therein with any party other than Purchaser.

Section 7.2    Violations. Purchaser shall accept title to the Property subject to all violations of law or municipal ordinances, orders or requirements issued by the departments of buildings, fire, labor, health or other Federal, State, County, Municipal or other departments and governmental agencies having jurisdiction against or affecting the Property, and any outstanding work orders, whether any of the foregoing are outstanding as of the date hereof (each, an “Existing Violation”). Purchaser acknowledges that Seller shall have no restoration, repair, remediation or other obligation or liability of any kind or nature with respect to the Existing Violations.

ARTICLE VIII

MASTER LEASE

Section 8.1     Master Lease Requirement. Contemporaneously with the Closing, Purchaser, as landlord, and Seller, as tenant, shall enter into a master lease agreement in the form attached hereto as Exhibit L (the “Master Lease”)as more particularly described therein.

ARTICLE IX

CONDITIONS PRECEDENT TO CLOSING

Section 9.1     Conditions Precedent to Obligation of Purchaser. The obligation of Purchaser to consummate the transaction hereunder shall be subject to the fulfillment on or before the Closing Date of all of the following conditions, any or all of which may be waived by Purchaser in its sole discretion (and if any condition shall fail and shall not be waived in writing by Purchaser, Purchaser shall have the right to terminate this Agreement and receive from the Escrow Agent the Earnest Money Deposit provided that (i) Purchaser is not in default (beyond any applicable notice and cure period) of any provision of this Agreement at the time of termination of this Agreement; and (ii) Purchaser shall have provided written notice to Seller identifying Seller’s failure to satisfy a condition precedent and Seller shall have not cured such failure within five (5) Business Days of receipt of such written notice):

(a)     Seller shall have delivered to Purchaser all of the items required to be delivered to Purchaser pursuant to the terms of this Agreement, including but not limited to, those provided for in Section 10.3.

(b)     Seller shall have performed and observed, in all material respects, all covenants and agreements of this Agreement to be performed and observed by Seller as of the Closing Date.

(c)     The Property shall be in substantially the same physical condition on the Closing Date as on the Effective Date, ordinary wear and tear (and damage by casualty or condemnation together with all proceeds associated therewith if so elected by Purchaser pursuant to Article XI) excepted.

(d)     No notice of default shall have been given by Seller, and remains uncured as of the Closing Date.

(e)     Seller shall have delivered to Purchaser evidence of the termination of all service contracts, management contracts and maintenance agreements affecting the Property (other than such agreements and contracts which Purchaser has agreed in writing or is required under Section 7.1(c) to assume).

(f)      Seller shall have delivered to Purchaser an Estoppel Certificate, substantially in the form attached hereto as Exhibit F, for tenants representing seventy-five percent (75%) of the occupied premises in the Building.

Section 9.2     Conditions Precedent to Obligation to Seller. The obligation of Seller to consummate the transaction hereunder shall be subject to the fulfillment on or before the Closing Date of all of the following conditions, any or all of which may be waived by Seller in its sole discretion (and if any condition shall fail and shall not be waived by Seller, Seller shall have the right to terminate this Agreement and receive from the Escrow Agent the Earnest Money Deposit provided that (i) Seller is not in default under this Agreement at the time of termination of this Agreement and (ii) Seller shall have provided written notice to Purchaser identifying Purchaser’s failure to satisfy a condition precedent and Purchaser shall have not cured such failure within five (5) Business Days of receipt of such written notice):

(a)     Seller shall have received the Purchase Price as adjusted pursuant to, and payable in the manner provided for, in this Agreement.

(b)     Purchaser shall have delivered to Seller all of the items required to be delivered to Seller pursuant to the terms of this Agreement, including but not limited to, those provided for in Section 10.2.

(c)     Purchaser shall have performed and observed, in all material respects, all covenants and agreements of this Agreement to be performed and observed by Purchaser as of the Closing Date.

ARTICLE X

CLOSING

Section 10.1   Closing. The consummation of the transaction contemplated by this Agreement by delivery of documents and payments of money shall take place at 11:00 a.m. Eastern Time on the thirtieth (30th) day following the end of the Evaluation Period (the “Scheduled Closing Date”) through an escrow with Escrow Agent or such other place as is mutually agreed upon by Seller and Purchaser. Notwithstanding the foregoing, Seller shall have the right, by delivering notice to Purchaser on or before the Scheduled Closing Date to adjourn such closing date to a date (the “Seller Adjourned Closing Date”) not later than five (5) Business Days after the Scheduled Closing Date, such right being in addition to any other right provided for in this Agreement for Seller to extend or adjourn the Closing Date.

At Closing, the events set forth in this Article X will occur, it being understood that the performance or tender of performance of all matters set forth in this Article X are mutually concurrent conditions which may be waived by the party for whose benefit they are intended.

Section 10.2   Purchaser’s Closing Obligations. On the Closing Date, Purchaser, at its sole cost and expense, will deliver the following items to Escrow Agent at Closing as provided herein:

(a)     The Closing Funds, in accordance with the timing and other requirements of Section 3.2;

(b)     The Assignment and Assumption of Leases in the form attached hereto as Exhibit I (the “Assignment of Leases”), duly executed by Purchaser;

(c)     The Assignment and Assumption of Surviving Service Contracts in the form attached hereto as Exhibit J (the “Assignment of Contracts”), duly executed by Purchaser;

(d)     A counterpart original of a closing statement showing adjustments to the Purchase Price consistent with the terms and conditions of this Agreement (the “Closing Statement”), duly executed by Purchaser;

(e)     The Master Lease in the form attached hereto as Exhibit L (the “Master Lease”), duly executed by Purchaser; and

(f)     Such other documents as may be reasonably necessary to effect the consummation of the transaction which is the subject of this Agreement.

Section 10.3   Seller’s Closing Obligations. At the Closing, Seller will deliver, or cause to be delivered, to Escrow Agent the following documents:

(a)     A special warranty deed in the form attached hereto as Exhibit G (the “Deed”), duly executed and acknowledged by Seller, conveying to Purchaser the Real Property and the Improvements subject only to the Permitted Exceptions;

(b)     The Bill of Sale in form attached hereto as Exhibit H, duly executed by Seller, conveying to Purchaser the Personal Property;

(c)     The Assignment of Leases, duly executed by Seller;

(d)     The Assignment of Contracts, duly executed by Seller;

(e)     An Assignment of Intangible Property in the form attached hereto as Exhibit K, duly executed by Seller;

(f)     A certificate in the form attached hereto as Exhibit N (“Certificate as to Foreign Status”), duly executed by Seller;

(g)     The Master Lease, duly executed by Seller;

(h)     A title affidavit in the form attached hereto as Exhibit M, duly executed by Seller and such other conveyance documents, certificates, deeds and other instruments as Purchaser or the Title Company may reasonably require in like transactions in the county in which the Property is located;

(i)     A counterpart original of the Closing Statement, duly executed by Seller; and

(j)     Such other documents as may be reasonably necessary to effect the consummation of the transaction which is the subject of this Agreement.

Section 10.4   Costs of Title Company and Closing Costs. Costs of the Title Company and other Closing costs incurred in connection with the Closing will be allocated as follows:

(a)     Seller shall pay (i) Seller’s attorneys’ fees; (ii) Virginia state “grantor’s tax” incident to the transfer of the Property; (iii) Virginia state Regional Congestion Relief Fee; (iv) the fees for the release of monetary liens; (v) one-half (1/2) of escrow fees, if any; and (vi) such additional costs and expenses customarily paid by a seller in connection with a commercial real estate sale in the jurisdiction in which the Real Property is located.

(b)     Purchaser shall pay (i) all recordation taxes incident to the recordation of the Deed; (ii) the filing fees for recording the Deed, (iii) the costs of recording any deed of trust in connection with financing the purchase of the Property, including but not limited to all filing fees, transfer and recordation taxes; (iv) the cost of the premium for the Title Policy and all title searches and related fees; (v) all costs of any additional coverage under the Title Policy or endorsements or deletions to the Title Policy that are desired by Purchaser (except any such additional coverage, endorsements or deletions provided by Seller in connection with curing title and survey matters); (vi) all premiums and other costs for any mortgagee policy of title insurance, if any, including but not limited to any endorsements or deletions; (vii) Purchaser’s attorneys’ fees; (viii) one-half (1/2) of escrow fees, if any (ix) the costs of the Survey as provided for in Section 6.2; (x) the cost of all third party studies and reports obtained by Purchaser in connection with the Evaluation Period; and (xi) such additional costs and expenses customarily paid by a purchaser in connection with a commercial real estate acquisition in the jurisdiction in which the Real Property is located.

(c)     Any other costs and expenses of Closing not provided for in this Section 10.4 shall be allocated between Purchaser and Seller in accordance with the custom in the area in which the Property is located.

Section 10.5   Proration of Rents and Expenses; Transfer of Security Deposits. The following items in this Section 10.5 shall be adjusted and prorated between Seller and Purchaser as of 11:59 P.M. (Eastern time) on the day preceding the Closing, based upon the actual number of days in the applicable month or year:

(a)     Taxes. All general real estate taxes imposed by any governmental authority ("Taxes") shall be prorated between Purchaser and Seller as to the Taxes with respect to the Property as of the Closing. If the Closing occurs prior to the receipt by Seller of the tax bill for the Property for the calendar year or other applicable tax period in which the Closing occurs, Taxes with respect to the Property shall be prorated for such calendar year or other applicable tax period based upon the prior year's tax bill.

(b)     Re-proration of Taxes. After receipt of final Taxes and other bills, Purchaser shall prepare and present to Seller a calculation of the re-proration of the Taxes and other items with respect to the Property, based upon the actual amount of such items charged to or received by the parties for the year or other applicable fiscal period. Purchaser and Seller shall make the appropriate adjusting payment between them within thirty (30) days after presentment to Seller of Purchaser's calculation and appropriate back-up information. Purchaser shall provide Seller with appropriate backup materials related to the calculation, and Seller may inspect Purchaser's books and records related to the Property to confirm the calculation. The provisions of this Section 5.4(b) shall survive the Closing for a period of one hundred eighty (180) days following the Closing.

(c)     Rents, Income and Other Expenses. Rents and any other amounts (including Taxes) paid by tenants of the Property shall be prorated as of the Closing Date and be adjusted against the Purchase Price on the basis of a schedule which shall be prepared by Seller and delivered to Purchaser for Purchaser's review and approval prior to Closing. Purchaser shall receive at Closing a credit for Purchaser's pro rata share of the rents, additional rent, common area maintenance charges, tenant reimbursements and escalations, and all other payments paid for the month of Closing with respect to the Property and for all other rents and other amounts with respect to the Property that apply to periods from and after the Closing, but which are received by Seller prior to Closing. Purchaser agrees to pay to Seller, upon receipt, any rents or other payments by a tenant under its Lease that apply to periods prior to Closing but are received by Purchaser after Closing; provided, however, that any delinquent rents or other payments by tenants shall be applied first to any current amounts owing by such tenants from and after Closing, then to delinquent rents in the order in which such rents are most recently past due, with the balance, if any, paid over to Seller to the extent of delinquencies existing at the time of Closing to which Seller is entitled; it being understood and agreed that Purchaser shall not be legally responsible to Seller for the collection of any rents or other charges payable with respect to the Leases or any portion thereof, which are delinquent or past due as of the Closing Date; but Purchaser agrees to use reasonable efforts to collect any such delinquent rents or other charges (short of taking legal action), and that Purchaser shall send monthly notices for a period of three (3) consecutive months in an effort to collect any rents and charges not collected as of the Closing Date. Any reimbursements payable by a tenant under the terms of its Lease as of the Closing Date, which reimbursements pertain to such tenant's pro rata share of increased operating expenses or common area maintenance costs incurred at any time prior to the Closing, shall be prorated upon Purchaser's actual receipt of any such reimbursements, on the basis of the number of days of Seller's and Purchaser's respective ownership of the Property during the period in respect of which such reimbursements are payable; and Purchaser agrees to pay to Seller Seller's pro rata portion of such reimbursements within thirty (30) days after Purchaser's receipt thereof. Conversely, if a tenant under its Lease shall become entitled at any time after Closing to a refund of tenant reimbursements actually paid by such tenant prior to Closing, then, Seller shall, within thirty (30) days following Purchaser's demand therefor, pay to Purchaser an amount equal to Seller's pro rata share of such reimbursement refund obligations, said proration to be calculated on the same basis as hereinabove set forth. Seller hereby retains its right to seek to collect from any tenant under its Lease sums due to Seller for periods attributable to Seller's ownership of the Property; provided, however, that Seller shall not be permitted to commence or pursue any legal proceedings against any tenant seeking eviction of such tenant or the termination of the applicable Lease. The provisions of this Section 10.5(c) shall survive the Closing for a period of one hundred eighty (180) days following Closing.

(d)     Security Deposits. Purchaser shall receive a credit at Closing for any Security Deposits held by Seller.

(e)     Operating Expenses. Personal property taxes, installment payments of special assessment liens, vault charges, sewer charges, utility charges, and normally prorated operating expenses actually paid or payable as of the Closing Date with respect to the Property shall be prorated as of the Closing Date and adjusted against the Purchase Price, provided that within ninety (90) days after the Closing, Purchaser and Seller will make a further adjustment for such taxes, charges and expenses affecting the Property which may have accrued or been incurred prior to the Closing Date, but not collected or paid at that date. In addition, within ninety (90) days after the close of the fiscal year(s) used in calculating the pass-through to the tenant of operating expenses and/or common area maintenance costs under the Lease (where such fiscal year(s) include(s) the Closing Date), Seller and Purchaser shall, upon the request of either, re-prorate on a fair and equitable basis in order to adjust for the effect of any credits or payments due to or from the tenant for periods prior to the Closing Date. All prorations shall be made based on the number of calendar days in such year or month, as the case may be. Notwithstanding the foregoing, personal property taxes, installment payments of special assessment liens, vault charges, sewer charges, utility charges, and operating expenses shall not be prorated with respect to any Property as to which the tenant under the Lease is obligated to pay the same directly to the provider thereof. Promptly following the Closing, Seller and Purchaser shall cooperate in transferring all utility and water and sewer accounts from Seller to Purchaser; it being agreed that Seller shall be entitled to the refund of any utility deposits made by Seller and Purchaser will be responsible for the payment of any deposits or security required by any utility provider. The provisions of this Section 10.5(d) shall survive the Closing for a period of one hundred eighty (180) days following Closing.

ARTICLE XI

CONDEMNATION AND CASUALTY

Section 11.1   Casualty. If, prior to the Closing Date, all or a Significant Portion of the Real Property and Improvements is destroyed or damaged by fire or other casualty, Seller will notify Purchaser of such casualty and either party shall have the right to terminate this Agreement upon written notice to the other party given not later than fifteen (15) days after the date of Seller’s notice to Purchaser of such casualty. If this Agreement is terminated by either party pursuant to this Section 11.1 the Earnest Money Deposit will be returned to Purchaser and thereafter neither Seller nor Purchaser will have any further rights or obligations to the other hereunder except with respect to the Termination Surviving Obligations. If neither party elects to terminate this Agreement or less than a Significant Portion of the Real Property and Improvements is destroyed or damaged as aforesaid, Seller will not be obligated to repair such damage or destruction, Seller shall assign to Purchaser its interest in insurance proceeds in connection with such casualty and the parties will proceed to Closing pursuant to the terms hereof without abatement of the Purchase Price.

Section 11.2   Condemnation of Property.

In the event of (i) any condemnation or sale in lieu of condemnation of all of the Property; or (ii) any condemnation or sale in lieu of condemnation of greater than twenty-five percent (25%) of the Purchase Price of the Property prior to the Closing, Purchaser will have the option, to be exercised within fifteen (15) days after receipt of notice of such condemnation or sale, of terminating Purchaser’s obligations under this Agreement by written notice to Seller, or electing to have this Agreement remain in full force and effect. In the event that either (i) any condemnation or sale in lieu of condemnation of the Property is for less than twenty-five percent (25%) of the Purchase Price of the Property, or (ii) Purchaser does not terminate this Agreement pursuant to the preceding sentence, Seller will assign to Purchaser any and all claims for the proceeds of such condemnation or sale to the extent the same are applicable to the Property, and Purchaser will take title to the Property with the assignment of such proceeds and subject to such condemnation and without reduction of the Purchase Price. Should Purchaser elect to terminate Purchaser’s obligations under this Agreement under the provisions of this Section 11.2, the Earnest Money Deposit will be returned to Purchaser and neither Seller nor Purchaser will have any further obligation under this Agreement, except for the Termination Surviving Obligations. Notwithstanding anything to the contrary herein, if any eminent domain or condemnation proceeding is instituted (or notice of same is given) solely for the taking of any subsurface rights for utility easements or for any right-of-way easement, and the surface may, after such taking, be used in substantially the same manner as though such rights have not been taken, Purchaser will not be entitled to terminate this Agreement as to any part of the Property, but any award resulting therefrom will be assigned to Purchaser at Closing and will be the exclusive property of Purchaser upon Closing.

ARTICLE XII

CONFIDENTIALITY

Section 12.1   Confidentiality. Seller and Purchaser each expressly acknowledge and agree that the transactions contemplated by this Agreement and the terms, conditions, and negotiations concerning the same will be held in the strictest confidence by each of them until Closing and will not be disclosed by either of them except to their respective legal counsel, accountants, consultants, officers, partners, directors, shareholders and Permitted Outside Parties, and except and only to the extent that such disclosure may be necessary for their respective performances hereunder, and Purchaser and Seller further acknowledge and agree that, unless and until the Closing occurs, all information obtained by Purchaser in connection with the Property will not be disclosed by Purchaser to any third persons without the prior written consent of Seller, except as otherwise provided in this Agreement. Nothing contained in this Article XII will preclude or limit either party to this Agreement from disclosing or accessing any information otherwise deemed confidential under this Article XII in response to lawful process or subpoena or other valid or enforceable order of a court of competent jurisdiction or any filings with governmental authorities required by reason of the transactions provided for herein pursuant to an opinion of counsel. In addition, prior to or as a part of the Closing, any release to the public of information with respect to the sale contemplated herein or any matters set forth in this Agreement will be made only in the form mutually approved by Seller, Purchaser and their respective counsel, which approval shall not be unreasonably withheld or delayed. Notwithstanding anything to the contrary contained in this Article, the provisions of this Article shall not apply to information which (i) has become publicly known and made generally available through no wrongful act or omission; or (ii) has become rightfully received from a third party authorized to make such disclosure. The provisions of this Article XII will survive the Closing or any termination of this Agreement.

ARTICLE XIII

REMEDIES

Section 13.1   Default by Seller. In the event the Closing and the transactions contemplated hereby do not occur as herein provided by reason of any default of Seller, Purchaser may, as Purchaser’s sole and exclusive remedy, elect by written notice to Seller within fifteen (15) Business Days following the Scheduled Closing Date, either of the following: (a) terminate this Agreement, in which event Purchaser will receive from the Escrow Agent the Earnest Money Deposit, whereupon Seller and Purchaser will have no further rights or obligations under this Agreement, except with respect to the Termination Surviving Obligations; or (b) seek to enforce specific performance of Seller’s obligations hereunder. Purchaser expressly waives its rights to seek damages in the event of Seller’s default hereunder. Purchaser shall be deemed to have elected to terminate this Agreement and receive back the Earnest Money Deposit if Purchaser fails to file suit for specific performance against Seller in a court having jurisdiction in the county and state in which the Property is located, on or before one hundred twenty (120) days following the Scheduled Closing Date. Notwithstanding the foregoing, nothing contained herein will limit Purchaser’s remedies at law, in equity or as herein provided in the event of a breach by Seller of any of the Termination Surviving Obligations.

Section 13.2   Default by Purchaser. In the event the Closing and the consummation of the transactions contemplated herein do not occur as provided herein by reason of any default of Purchaser, Purchaser and Seller agree it would be impractical and extremely difficult to fix the damages which Seller may suffer. Purchaser and Seller hereby agree that (a) an amount equal to the Earnest Money Deposit is a reasonable estimate of the total net detriment Seller would suffer in the event Purchaser defaults and fails to complete the purchase of the Property, and (b) such amount will be the full, agreed and liquidated damages for Purchaser’s default and failure to complete the purchase of the Property, and will be Seller’s sole and exclusive remedy (whether at law or in equity) for any default of Purchaser resulting in the failure of consummation of the Closing, whereupon this Agreement will terminate and Seller and Purchaser will have no further rights or obligations hereunder, except with respect to the Termination Surviving Obligations. The payment of such amount as liquidated damages is not intended as a forfeiture or penalty but is intended to constitute liquidated damages to Seller. Notwithstanding the foregoing, nothing contained herein will limit Seller’s remedies at law, in equity or as herein provided in the event of a breach by Purchaser of any of the Termination Surviving Obligations.

Section 13.3   Cure of Default. No failure or default by Purchaser or Seller shall result in the termination of limitation of any right hereunder or the exercise of any rights or remedies with respect to such failure or default unless and until Purchaser or Seller, as applicable, shall have been notified in writing of such failure or default, and shall have failed to remedy said failure or default within five (5) Business Days after the receipt of said written notice.

ARTICLE XIV

NOTICES

Section 14.1   Notices.

(a)     All notices or other communications required or permitted hereunder shall be in writing, and shall be given by (i) any nationally recognized overnight delivery service with proof of delivery sent to the intended addressee at the address set forth below, or to such other address or to the attention of such other person as the addressee will have designated by written notice sent in accordance herewith, or (ii) electronic mail with electronic confirmation of receipt, provided that a paper copy of such notice is delivered pursuant to clause (i) above on the next Business Day. Unless changed in accordance with the preceding sentence, the addresses for notices given pursuant to this Agreement will be as follows:

If to Seller:	Virginia Healthcare Center, LLC
c/o Gyrodyne, LLC
One Flowerfield, Suite 24
St. James, NY 11780
Attention: Peter Pitsiokos
Email: ppitsiokos@gyrodyne.com

with a copy to:	Saul Ewing LLP
1919 Pennsylvania Avenue, NW
Suite 550
Washington, DC 20006-3434
Attention: Andrew F. Palmieri, Esq.
Email: apalmieri@saul.com

If to Purchaser:	JAG Associates, L.L.C.
7717 Carlton Place
McLean, VA 22102
Attention: Ambrish Gupta
Email: novatrials@gmail.com

with a copy to:	Walsh, Colucci, Lubeley & Walsh, P.C.
2200 Clarendon Boulevard
Suite 1300
Arlington, Virginia 22201
Attention: Michael R. Kieffer, Esq.
Email: mkieffer@thelandlawyers.com

If to Escrow Agent:	Walker Title, LLC
11781 Lee Jackson Memorial Highway
Suite 300
Fairfax, Virginia 22033
Attention: Thomas F. Digges, Esq.
Email: tfdigges@walkertitle.com

(b)     Notices given by (i) overnight delivery service as aforesaid shall be deemed received and effective on the first business day following such dispatch and (ii) electronic mail transmission as aforesaid shall be deemed given at the time and on the date of computer transmittal provided same is sent and confirmation of receipt is received by the sender prior to 5:00 p.m. eastern time on a Business Day (if sent later, then notice shall be deemed given on the next Business Day). Notices may be given by counsel for the parties described above, and such notices shall be deemed given by said party, for all purposes hereunder.

ARTICLE XV

ASSIGNMENT AND BINDING EFFECT

Section 15.1   Assignment; Binding Effect. The provisions hereof shall inure to the benefit of, and shall be binding upon, the heirs, executors, administrators, successors and assigns of the respective parties; provided, however, Purchaser may not assign this Agreement or any of Purchaser’s rights hereunder to any person or entity. Notwithstanding the foregoing, Purchaser may take title to the Property in the name of an affiliate entity at Closing in which Ambrish Gupta possesses operational control.

ARTICLE XVI

BROKERAGE

Section 16.1   Brokers. Purchaser and Seller represent that they have not dealt with any brokers, finders or salesmen in connection with this transaction other than Summit Commercial Real Estate on behalf of Purchaser and Trust Properties on behalf of Seller (Summit Commercial Real Estate and Trust Properties are, collectively, “Broker”). Seller agrees to pay any and all commissions due to Broker under a separate agreement and to indemnify, defend and hold Purchaser harmless from and against any and all loss, cost, damage, liability or expense, including reasonable attorneys’ fees, which Purchaser may sustain, incur or be exposed to by reason of the breach of the foregoing representation by Seller. Purchaser agrees to indemnify, defend and hold Seller harmless from and against any and all loss, cost, damage, liability or expense, including reasonable attorneys’ fees, which Seller may sustain, incur or be exposed to by reason of the breach of the foregoing representation by Purchaser. The provisions of this Article XVI will survive any Closing or termination of this Agreement.

ARTICLE XVII

ESCROW AGENT

Section 17.1   Escrow.

(a)     Escrow Agent will hold the Earnest Money Deposit in escrow in an interest bearing account of the type generally used by Escrow Agent for the holding of escrow funds until the earlier of (i) the Closing or (ii) the termination of this Agreement in accordance with any right hereunder. All interest earned on the Earnest Money Deposit shall be paid to the party entitled to the Earnest Money Deposit. In the event Purchaser elects to proceed to Closing prior to the expiration of the Evaluation Period, the Earnest Money Deposit shall be non-refundable to Purchaser (except as otherwise provided in this Agreement) and shall be credited against the Purchase Price at the Closing, and in the event that the Closing does not occur as a result of Purchaser default, the Earnest Money Deposit shall be disbursed to Seller pursuant to the terms of this Agreement. In the event this Agreement is terminated prior to the expiration of the Evaluation Period or as otherwise provided for in accordance with the terms and provisions of this Agreement, the Earnest Money Deposit will be returned by the Escrow Agent to Purchaser. In all other instances, Escrow Agent shall not release the Earnest Money Deposit to either party until Escrow Agent has been requested by Seller or Purchaser to release the Earnest Money Deposit and has given the other party five (5) Business Days from delivery of written notice to dispute, or consent to, the release of the Earnest Money Deposit. The tax identification number for the owner of Seller, for purposes of reporting the interest earnings, is 26-4468009. Purchaser represents that its tax identification number, for purposes of reporting the interest earnings, is 26-0365585. If Purchaser takes title to the Property in the name of an affiliate entity at Closing pursuant to Section 15.1, then such affiliate entity shall provide its tax identification number to Seller and Escrow Agent prior to Closing.

(b)     Escrow Agent shall not be liable to any party for any act or omission, except for bad faith, gross negligence or willful misconduct, and the parties agree to indemnify Escrow Agent and hold Escrow Agent harmless from any and all claims, damages, losses or expenses arising in connection herewith. The parties acknowledge that Escrow Agent is acting solely as stakeholder for their mutual convenience. In the event Escrow Agent receives written notice of a dispute between the parties with respect to the Earnest Money Deposit, Escrow Agent shall not be bound to release and deliver the Earnest Money Deposit to either party but may either (i) continue to hold the Earnest Money Deposit until otherwise directed in a writing signed by all parties hereto or (ii) deposit the Earnest Money Deposit with the clerk of any court of competent jurisdiction. Upon such deposit, Escrow Agent will be released from all duties and responsibilities hereunder. Escrow Agent shall have the right to consult with separate counsel of its own choosing (if it deems such consultation advisable) and shall not be liable for any action taken, suffered or omitted by it in accordance with the advice of such counsel.

(c)     Escrow Agent shall not be required to defend any legal proceeding which may be instituted against it with respect to the Earnest Money Deposit, the Property or the subject matter of this Agreement unless requested to do so by Purchaser or Seller and is indemnified to its satisfaction against the cost and expense of such defense. Escrow Agent shall not be required to institute legal proceedings of any kind and shall have no responsibility for the genuineness or validity of any document or other item deposited with it or the collectability of any check delivered in connection with this Agreement. Escrow Agent shall be fully protected in acting in accordance with any written instructions given to it hereunder and believed by it to have been signed by the proper parties.

ARTICLE XVIII

MISCELLANEOUS

Section 18.1    Waivers. No waiver of any breach of any covenant or provisions contained herein will be deemed a waiver of any preceding or succeeding breach thereof, or of any other covenant or provision contained herein. No extension of time for performance of any obligation or act will be deemed an extension of the time for performance of any other obligation or act.

Section 18.2   Recovery of Certain Fees. In the event a party hereto files any action or lawsuit against another party hereto by reason of any breach of any of the covenants, agreements or provisions contained in this Agreement, then in that event the substantially prevailing party will be entitled to have and recover certain fees from the other party including all reasonable attorneys’ fees and costs resulting therefrom. For purposes of this Agreement, the term “attorneys’ fees” or “attorneys’ fees and costs” shall mean the fees and expenses of counsel to the parties hereto, which may include printing, photocopying, duplicating and other expenses, air freight charges, and fees billed for law clerks, paralegals and other persons not admitted to the bar but performing services under the supervision of an attorney, and the costs and fees incurred in connection with the enforcement or collection of any judgment obtained in any such proceeding. The provisions of this Section 18.2 shall survive the entry of any judgment, and shall not merge, or be deemed to have merged, into any judgment.

Section 18.3   Construction. Headings at the beginning of each article and section are solely for the convenience of the parties and are not a part of this Agreement. Whenever required by the context of this Agreement, the singular will include the plural and the masculine will include the feminine and vice versa. This Agreement will not be construed as if it had been prepared by one of the parties, but rather as if both parties had prepared the same. All exhibits and schedules referred to in this Agreement are attached and incorporated by this reference, and any capitalized term used in any exhibit or schedule which is not defined in such exhibit or schedule will have the meaning attributable to such term in the body of this Agreement. In the event the date on which Purchaser or Seller is required to take any action under the terms of this Agreement is not a Business Day, the action will be taken on the next succeeding Business Day. In the event that any date that constitutes a deadline under this Agreement falls on a non-Business Day, the deadline shall be deemed to be extended to the next Business Day.

Section 18.4   Counterparts. This Agreement may be executed in multiple counterparts, each of which, when assembled to include an original signature for each party contemplated to sign this Agreement, will constitute a complete and fully executed original. All such fully executed original counterparts will collectively constitute a single agreement. Electronic, PDF and photocopied signatures shall have the same effect as original, “wet ink” signatures.

Section 18.5   Severability. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any rule of law or public policy, all of the other conditions and provisions of this Agreement will nevertheless remain in full force and effect, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any adverse manner to either party. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the parties hereto will negotiate in good faith to modify this Agreement so as to reflect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

Section 18.6   Entire Agreement. This Agreement is the final expression of, and contains the entire agreement between, the parties with respect to the subject matter hereof, and supersedes all prior understandings with respect thereto. This Agreement may not be modified, changed, supplemented or terminated, nor may any obligations hereunder be waived, except by written instrument, signed by the party to be charged or by its agent duly authorized in writing, or as otherwise expressly permitted herein.

Section 18.7  Governing Law. THIS AGREEMENT WILL BE CONSTRUED, PERFORMED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF VIRGINIA, WITHOUT GIVING EFFECT TO ITS CONFLICT OF LAWS RULES. SELLER AND PURCHASER HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN THE STATE IN WHICH THE PROPERTY IS LOCATED IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND HEREBY IRREVOCABLY AGREE THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED IN A STATE OR FEDERAL COURT SITTING IN THE STATE IN WHICH THE PROPERTY IS LOCATED.

Section 18.8   No Recording. The parties hereto agree that neither this Agreement nor any affidavit or memorandum concerning it will be recorded and any recording of this Agreement or any such affidavit or memorandum by Purchaser will be deemed a default by Purchaser hereunder.

Section 18.9   Further Actions. The parties agree to execute such instructions to the Title Company and such other instruments and to do such further acts as may be reasonably necessary to carry out the provisions of this Agreement.

Section 18.10   Exhibits. The following sets forth a list of Exhibits to the Agreement:

Exhibit A	Description of Real Property
Exhibit B	Description of Personal Property
Exhibit C	List of Leases
Exhibit D	List of Service Contracts
Exhibit E	Intentionally Omitted
Exhibit F	Form of Tenant Estoppel Certificate
Exhibit G	Form of Deed
Exhibit H	Form of Bill of Sale
Exhibit I	Form of Assignment of Leases
Exhibit J	Form of Assignment of Service Contracts
Exhibit K	Form of Assignment of Intangible Property
Exhibit L	Master Lease
Exhibit M	Form of Seller’s Title Affidavit
Exhibit N	Form of Seller’s Certificate of Foreign Status

Section 18.11     No Partnership. Notwithstanding anything to the contrary contained herein, this Agreement shall not be deemed or construed to make the parties hereto partners or joint venturers, it being the intention of the parties to merely create the relationship of Seller and Purchaser with respect to the Property to be conveyed as contemplated hereby.

Section 18.12     Limitations on Benefits. It is the explicit intention of Purchaser and Seller that no person or entity other than Purchaser and Seller and their permitted successors and assigns is or shall be entitled to bring any action to enforce any provision of this Agreement against any of the parties hereto, and the covenants, undertakings and agreements set forth in this Agreement shall be solely for the benefit of, and shall be enforceable only by, Purchaser and Seller or their respective successors and assigns as permitted hereunder. Nothing contained in this Agreement shall under any circumstances whatsoever be deemed or construed, or be interpreted, as making any third party a beneficiary of any term or provision of this Agreement or any instrument or document delivered pursuant hereto, and Purchaser and Seller expressly reject any such intent, construction or interpretation of this Agreement.

Section 18.13     Non-Liability. Notwithstanding anything to the contrary contained in this Agreement, no director, officer, employee, shareholder, member, manager, partner or agent of Seller nor any of the directors, officers, employees, shareholders, members, managers, partners or agents of any of the directors, officers, employees, shareholders, members, managers, partners or agents of Seller nor any other person, partnership, corporation or trust, as principal of Seller, whether disclosed or undisclosed (collectively, the “Seller Exculpated Parties”) shall have any personal obligation or liability hereunder, and Purchaser shall not seek to assert any claim or enforce any of its rights hereunder against any Seller Exculpated Party.

Section 18.14     Waiver of Jury Trial. PURCHASER AND SELLER EACH HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS AGREEMENT OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY PURCHASER AND SELLER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. SELLER OR PURCHASER, AS APPLICABLE, IS HEREBY AUTHORIZED TO FILE A COPY OF THIS SECTION IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY PURCHASER OR SELLER, AS APPLICABLE.

Section 18.15      Time. Time is of the essence in the performance of this Agreement.

Section 18.16      Exchange.

a.     Either party may desire to close the transaction contemplated by this Agreement as part of a like kind exchange within the meaning of Section 1031 of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder (the “Exchange”). Each of Seller and Purchaser (each an “Exchanging Party”) reserves the right to assign its rights, but not its obligations hereunder, to a qualified intermediary as provided in Treas. Reg. Section 1.1031(k)-1(g)(4) (the “Qualified Intermediary”), on or before the Closing; provided that this Agreement shall be binding upon the assignee in all respects as to the obligations to Purchaser. The other party (the “Cooperating Party”) hereby agrees to reasonably cooperate with, and take all reasonable steps requested by, the Exchanging Party on or before the Closing Date to facilitate such an exchange, provided that (a) Purchaser shall not be required to acquire any additional or substitute property or interests, (b) such exchange shall not affect the representations, warranties, liabilities and obligations of Seller or Purchaser under this Agreement, (c) the Cooperating Party shall not be required to incur any additional cost, expense or liability in connection with such exchange (other than expenses of reviewing and executing documents required in connection with such exchange) or any reduction or alteration of its rights under this Agreement, and (d) no dates in this Agreement will be extended as a result thereof, except as specifically provided herein. As part of such Exchange, Seller shall convey the Property directly to Purchaser.

b.     The Exchanging Party shall indemnify and hold the Cooperating Party harmless and defend the Cooperating Party from any and all claims, demands, causes of action, liabilities, losses, costs, damages and expenses (including reasonable attorneys' fees and expenses and court costs) of any kind and nature in connection with such Exchange or the Cooperating Party’s cooperation with the Exchanging Party to accomplish such Exchange.

c.     The terms of this Section shall survive Closing or any earlier termination of this Agreement.

[signatures appear on the next page]

IN WITNESS WHEREOF, Seller, Purchaser and Escrow Agent have respectively executed this Agreement as of the Effective Date.

Date Executed:		SELLER:

January __, 2016		VIRGINIA HEALTHCARE CENTER, LLC,
a Virginia limited liability company

	By:	Gyrodyne, LLC
its Sole Member

By: _________________________________
Peter Pitsiokos
Chief Operating Officer

PURCHASER:

February __, 2016		JAG ASSOCIATES, L.L.C.,
a Virginia limited liability company

By:
Ambrish Gupta
Member

February __, 2016		ESCROW AGENT:

WALKER TITLE, LLC,

By:
Name:
Title:

Exhibit A

Description of Real Property

All that certain lot or parcel of land together with all improvements thereon located and being in the City of Fairfax, Virginia and being more particularly described as follows:

BEGINNING at an iron pipe found on the southerly right of way line of main street, Route 236, an 85 foot wide public roadway, said pipe being a corner to Fairfax Nursing Home, Inc., and said pipe being the northeast corner of the herein described parcel thence departing said right of way line and with Fairfax Nursing Home, Inc. South 25 degrees 11 minutes 21 seconds west for 554.65 feet to an iron pipe found, a corner to the Trustees of the Presbytery of Washington City, thence with the Trustees of the Presbytery of Washington City, North 62 degrees 16 minutes 39 seconds west for 271.07 feet to an iron pipe found, a corner to a 30 foot strip of land purchased by the Trustees of the Presbytery of Washington City, this 30 foot strip of land along with a 20 foot outlet road, formerly known as Love's Outlet, combine to be a 50 foot wide private roadway; thence with the easterly line of the aforesaid 30 foot strip of land, North 24 degrees 41 minutes 21 seconds East for 538.60 feet to an iron pipe found on the aforementioned southerly right of way line of Main Street, Route 236; thence with said right of way line with a curve to the right, having a radius of 18.00 feet, a chord bearing and chord of North 71 degrees 31 minutes 57 seconds East for 26.26 feet, for an arc distance of 29.43 feet to an iron pipe found; thence South 61 degrees 37 minutes 26 seconds East for 210.53 feet to a nail set; thence with a curve to left, having a radius of 4449.87 feet, a chord and chord bearing of South 61 degrees 55 minutes 20 seconds east for 46.36 feet, for an arc distance of 46.36 feet to the point of beginning and containing 3.4857 acres, more or less.

Together with all right, title and interest to utilize for road purposes, a fifty (50) feet wide street leading from the Presbyterian Church to State Route 236, as more particularly shown on plat attached to a Deed dated May 26, 1958, and recorded in Deed Book 1656 at page 279, among the Land Records of Fairfax County, Virginia.

Exhibit B

Description of Personal Property

None.

Exhibit C

List of Leases

[see attached Rent Roll]

Exhibit D

List of Service Contracts

[see attached]

Exhibit E

Intentionally Omitted

Exhibit F

Form of Tenant Estoppel Certificate

TENANT ESTOPPEL CERTIFICATE

To:	Virginia Healthcare Center, LLC
c/o Gyrodyne, LLC
One Flowerfield, Suite 24
St. James, NY 11780
Attn: Peter Pitsiokos

JAG Associates, L.L.C.
7717 Carlton Place
McLean, VA 22102
Attn: Ambrish Gupta

[ADD NAME/ADDRESS OF PURCHASER’S LENDER]

Re: 10721 Main Street, Fairfax, Virginia (the “Property”)

The undersigned tenant (the “Tenant”) hereby certifies to you as follows:

1.

Tenant is a tenant at the Property under a lease (the “Lease”) dated ______________________, 20____, for the Premises; the Lease has not been cancelled, modified, assigned, extended or amended except as follows: ________________________________________, and there are no other agreements, written or oral, affecting or relating to Tenant’s lease of the Premises or any other space at the Property.

2.

Tenant took possession of the Premises, consisting of ____________ square feet (the “Premises”), on _____________________ and commenced to pay rent on ____________________. The Lease, subject to any rights of extension, terminates on _____________.

3.

All base rent, rent escalations and additional rent under the Lease has been paid through _______________, 20___. There is no prepaid rent, except $____________, and the amount of security deposit is $____________. Tenant currently has no right to any future rent abatement under the Lease, except: _________________.

4.	Base rent is currently payable in the amount of $___________ per month.

5.	Tenant is currently paying estimated payments of additional rent of $__________ per month on account of real estate taxes, insurance, and common area maintenance expenses.

6.	Tenant is entitled to the use of ___ parking spaces in the located at the Property for a monthly charge of $______ per space.

7.

The Tenant has full possession of the Premises, has not assigned the Lease or sublet any part of the Premises and does not hold the Premises under an assignment or sublease, except______________________________________.

8.

All work to be performed for Tenant under the Lease has been performed as required under the Lease and has been accepted by Tenant, except ____________________, and all allowances to be paid to Tenant, including allowances for tenant improvements, moving expenses or other items, have been paid, except _________________.

9.

The Lease is in full force and effect, free from default and free from any event which could become a default under the Lease and Tenant has no claims against the landlord or offsets or defenses against rent, and there are no disputes with the landlord.

10.	Tenant has received no notice of prior sale, transfer or assignment, hypothecation or pledge of the Lease or of the rents payable thereunder, except ______________.

11.	Tenant has the following expansion rights or options for the Property: ______________________________________.

12.	The Tenant has no rights or options to purchase the Property.

13.	To Tenant’s knowledge, no hazardous wastes have been generated, treated, stored, or disposed of by or on behalf of Tenant on the Premises in violation of any environmental laws.

The undersigned has executed this Estoppel Certificate with the knowledge and understanding that _________________________, or its assignee, is acquiring the Property in reliance on this Estoppel Certificate and that the undersigned will be bound by this Estoppel Certificate. The statements contained herein may be relied upon by ________________, _________________, and any mortgagee of the Property and their respective successors and assigns.

Dated this ___ day of __________, ____.

_______________________________ By: __________________________ Name: ____________________ Title: ____________________

Exhibit G

Form of Deed

SPECIAL WARRANTY DEED

Prepared by:

Saul Ewing LLP

1919 Pennsylvania Avenue, N.W.

Suite 550

Washington, D.C. 20006

Attn: Andrew P. Palmieri (VSB No. 28375)

Tax Map No.:	57-1-02-124
Consideration:	$14.315,000.00
Assessed Value:	$____________

Property Address:

10721 Main Street

Fairfax, VA 22030

Grantee Address:

JAG Associates, L.L.C.

7717 Carlton Place

McLean, VA 22102

Attn: Ambrish Gupta

After Recording Return to:

_______________

_______________

_______________

_______________

SPECIAL WARRANTY DEED

THIS SPECIAL WARRANTY DEED is made as of the ___ day of _______, 2016, by and between VIRGINIA HEALTHCARE CENTER, LLC, a Virginia limited liability company (“Grantor”), and JAG ASSOCIATES, L.L.C., a Virginia limited liability company (“Grantee”).

Witnesseth, that for and in consideration of the promises herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantor does hereby GRANT, BARGAIN, SELL, CONVEY and ASSIGN unto Grantee, its successors and assigns, in fee simple, with Special Warranty of Title, all that lot or parcel of ground, situate, lying and being in the City of Fairfax, Virginia, and more particularly described in Exhibit “A” attached hereto and incorporated herein (the “Property”).

Together with the buildings thereupon, and the rights, alleys, ways, waters, privileges, appurtenances, easements and advantages belonging or appertaining thereto and all right, title and interest of Grantor in and to any land lying in the bed of any existing or proposed highway, street, road, avenue or alley abutting or adjoining the real property described above and all right, title and interests of Grantor in and to any strips or gores of land adjoining such real property, and all tenements, hereditaments, appurtenances, rights, easements, rights-of-way, covenants, and other rights incident thereto, including, without limitation, any right or option to acquire or benefit from any future easement or right-of-way to the extent that such rights and interests may benefit such real property.

SUBJECT TO all easements, encumbrances and restrictions of record insofar as they may legally affect the Property (the “Permitted Exceptions”).

To Have and To Hold the Property hereby conveyed unto Grantee, its successors and assigns, in fee simple.

IN WITNESS WHEREOF, Grantor has executed and delivered this Special Warranty Deed as of the date first hereinabove set forth as the free act and deed of Grantor for the uses and purposes herein set forth, with the specific intention that this Special Warranty Deed constitute an instrument under seal.

GRANTOR:

VIRGINIA HEALTHCARE CENTER, LLC,
a Virginia limited liability company

By:	Gyrodyne, LLC
its Sole Member

By: _____________________
Peter Pitsiokos
Chief Operating Officer

STATE/COMMONWEALTH OF __________________	)
) to wit:
COUNTY OF _______________	)

I, ___________________________, a Notary Public in and for the jurisdiction aforesaid, do hereby certify that Peter Pitsiokos, who is personally well known to me as the Chief Operating Officer of Gyrodyne, LLC, which is the sole member of Virginia Healthcare Center, LLC, the party of the foregoing instrument, personally appeared before me in such jurisdiction, and acknowledged such instrument to be his act and deed in his capacity as such.

Witness my hand and official seal this ___of __________, 2016.

[Notarial Seal]

________________________

Notary Public

My Commission Expires: ____________

My Registration Number: ____________

EXHIBIT A TO SPECIAL WARRANTY DEED

LEGAL DESCRIPTION OF PROPERTY

BEGINNING at an iron pipe found on the southerly right of way line of main street, Route 236, an 85 foot wide public roadway, said pipe being a corner to Fairfax Nursing Home, Inc., and said pipe being the northeast corner of the herein described parcel thence departing said right of way line and with Fairfax Nursing Home, Inc. South 25 degrees 11 minutes 21 seconds west for 554.65 feet to an iron pipe found, a corner to the Trustees of the Presbytery of Washington City, thence with the Trustees of the Presbytery of Washington City, North 62 degrees 16 minutes 39 seconds west for 271.07 feet to an iron pipe found, a corner to a 30 foot strip of land purchased by the Trustees of the Presbytery of Washington City, this 30 foot strip of land along with a 20 foot outlet road, formerly known as Love's Outlet, combine to be a 50 foot wide private roadway; thence with the easterly line of the aforesaid 30 foot strip of land, North 24 degrees 41 minutes 21 seconds East for 538.60 feet to an iron pipe found on the aforementioned southerly right of way line of Main Street, Route 236; thence with said right of way line with a curve to the right, having a radius of 18.00 feet, a chord bearing and chord of North 71 degrees 31 minutes 57 seconds East for 26.26 feet, for an arc distance of 29.43 feet to an iron pipe found; thence South 61 degrees 37 minutes 26 seconds East for 210.53 feet to a nail set; thence with a curve to left, having a radius of 4449.87 feet, a chord and chord bearing of South 61 degrees 55 minutes 20 seconds east for 46.36 feet, for an arc distance of 46.36 feet to the point of beginning and containing 3.4857 acres, more or less.

Exhibit H

Form of Bill of Sale

BILL OF SALE

THIS BILL OF SALE ("Bill of Sale") is made and entered into as of the ___ day of ____________, 2016, by VIRGINIA HEALTHCARE CENTER, LLC, a Virginia limited liability company ("Seller"), for the benefit of JAG ASSOCIATES, L.L.C., a Virginia limited liability company ("Purchaser").

W I T N E S S E T H:

WHEREAS, contemporaneously with the execution hereof, Seller has conveyed to Purchaser certain improved real property commonly known as Fairfax Medical Center, located in the City of Fairfax, Virginia, and more particularly described on Exhibit "A" attached hereto (hereinafter, together with all buildings, structures and improvements now situated on such land, including without limitation, all parking areas and facilities, improvements and fixtures located on such land, referred to as the "Property"); and

WHEREAS, in connection with said conveyance, Seller desires to transfer and convey to Purchaser all of Seller's right, title and interest in and to certain tangible personal property, inventory and fixtures located in and used exclusively in connection with the ownership, maintenance or operation of the Property;

NOW, THEREFORE, for and in consideration of the sum of Ten and No/100 Dollars ($10.00) in hand paid to Seller by Purchaser, the premises and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged by Seller and Purchaser, it is hereby agreed as follows:

1.     All capitalized terms not defined herein shall have the meanings ascribed to such terms as set forth in that certain Purchase and Sale Agreement dated as of November ___, 2015, between Seller and Purchaser (the "Contract").

2.     Seller hereby unconditionally and absolutely transfers, conveys and sets over to Purchaser, without warranty or representation of any kind, express or implied, all right, title and interest of Seller in any and all furniture (including common area furnishings and interior landscaping items), carpeting, draperies, appliances, personal property (excluding the computer software which either is licensed to Seller or Seller deems proprietary), machinery, apparatus and equipment owned by Seller and currently used exclusively in the operation, repair and maintenance of the Property, including, without limitation, all of Seller's right, title and interest in and to those items of tangible personal property set forth on Exhibit "B" attached hereto relating to the Property (the "Personal Property"). The Personal Property does not include any property owned by tenants, contractors or licensees.

3.     This Bill of Sale shall inure to the benefit of Purchaser, and be binding upon Seller, and their respective legal representatives, transfers, successors and assigns.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, Seller has caused this Bill of Sale to be executed under seal as of this day and year first above written.

SELLER:

VIRGINIA HEALTHCARE CENTER, LLC,
a Virginia limited liability company

By:	Gyrodyne, LLC
its Sole Member

By: _____________________
Peter Pitsiokos
Chief Operating Officer

EXHIBIT "A" TO BILL OF SALE

LEGAL DESCRIPTION

BEGINNING at an iron pipe found on the southerly right of way line of main street, Route 236, an 85 foot wide public roadway, said pipe being a corner to Fairfax Nursing Home, Inc., and said pipe being the northeast corner of the herein described parcel thence departing said right of way line and with Fairfax Nursing Home, Inc. South 25 degrees 11 minutes 21 seconds west for 554.65 feet to an iron pipe found, a corner to the Trustees of the Presbytery of Washington City, thence with the Trustees of the Presbytery of Washington City, North 62 degrees 16 minutes 39 seconds west for 271.07 feet to an iron pipe found, a corner to a 30 foot strip of land purchased by the Trustees of the Presbytery of Washington City, this 30 foot strip of land along with a 20 foot outlet road, formerly known as Love's Outlet, combine to be a 50 foot wide private roadway; thence with the easterly line of the aforesaid 30 foot strip of land, North 24 degrees 41 minutes 21 seconds East for 538.60 feet to an iron pipe found on the aforementioned southerly right of way line of Main Street, Route 236; thence with said right of way line with a curve to the right, having a radius of 18.00 feet, a chord bearing and chord of North 71 degrees 31 minutes 57 seconds East for 26.26 feet, for an arc distance of 29.43 feet to an iron pipe found; thence South 61 degrees 37 minutes 26 seconds East for 210.53 feet to a nail set; thence with a curve to left, having a radius of 4449.87 feet, a chord and chord bearing of South 61 degrees 55 minutes 20 seconds east for 46.36 feet, for an arc distance of 46.36 feet to the point of beginning and containing 3.4857 acres, more or less.

EXHIBIT "B" TO BILL OF SALE

LIST OF PERSONAL PROPERTY

None

Exhibit I

Form of Assignment of Leases

ASSIGNMENT AND ASSUMPTION OF LEASES

THIS ASSIGNMENT AND ASSUMPTION OF LEASES ("Assignment") is made and entered into as of the _____ day of ____________, 2016, by and between VIRGINIA HEALTHCARE CENTER, LLC, a Virginia limited liability company ("Assignor"), and JAG ASSOCIATES, L.L.C., a Virginia limited liability company ("Assignee").

W I T N E S S E T H:

WHEREAS, contemporaneously with the execution hereof, Assignor has conveyed to Assignee certain real property located in the City of Fairfax, Virginia, and more particularly described on Exhibit "A" attached hereto (the "Property"); and

WHEREAS, in connection with said conveyance, Assignor desires to transfer and assign to Assignee all of Assignor's right, title and interest in and to certain leases affecting the Property, together with the security deposits and any future leasing commission obligations associated therewith, and, subject to the terms and conditions hereof, Assignee desires to assume Assignor's right, title, interest and obligations in respect of said leases security deposits and any such future leasing commission obligations;

NOW, THEREFORE, for and in consideration of the sum of Ten and No/100 Dollars ($10.00) in hand paid to Assignor by Assignee, Assignee's purchase of the Property and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged by Assignor and Assignee, Assignor and Assignee hereby covenant and agree as follows:

1.     Assignor hereby unconditionally and absolutely assigns, transfers, sets over and conveys to Assignee, without warranty or representation of any kind, express or implied, except as set forth below and except for any warranty or representation contained in that certain Purchase and Sale Agreement dated November __, 2015, between Assignor, as "Seller", and Assignee, as "Purchaser" (the "Contract"), applicable to the property assigned herein, all of Assignor's right, title and interest in, to and under (a) those certain leases set forth on Exhibit "B" attached hereto and by this reference made a part hereof affecting or relating to the Property or the improvements thereon (the "Leases"), and (b) any future leasing commissions that may become payable in connection with the Leases in respect of any lease extension, renewal, expansion or new lease entered into after the date hereof.

2.     Assignee, by acceptance hereof, hereby assumes and agrees to perform all of Assignor's duties and obligations under the Leases arising from and after the date hereof. Assignee, by acceptance hereof, also hereby assumes and agrees to perform Assignor's obligations to pay leasing commissions due and payable in respect of any renewal or expansion of the existing Leases, or any new lease with any tenant under a Lease, after the date hereof.

3.     This Assignment shall inure to the benefit of and be binding upon Assignor and Assignee, their respective legal representatives, successors and assigns. This Assignment may be executed in counterparts, each of which shall be deemed an original and all of such counterparts together shall constitute one and the same Assignment.

IN WITNESS WHEREOF, the duly authorized representatives of Assignor and Assignee have caused this Assignment to be properly executed under seal as of this day and year first above written.

ASSIGNOR:

VIRGINIA HEALTHCARE CENTER, LLC,
a Virginia limited liability company

By:	Gyrodyne, LLC
its Sole Member

By: _____________________
Peter Pitsiokos
Chief Operating Officer

ASSIGNEE:

JAG ASSOCIATES, L.L.C.,
a Virginia limited liability company

By:
Ambrish Gupta
Member

EXHIBIT A TO ASSIGNMENT AND ASSUMPTION OF LEASES

LEGAL DESCRIPTION

BEGINNING at an iron pipe found on the southerly right of way line of main street, Route 236, an 85 foot wide public roadway, said pipe being a corner to Fairfax Nursing Home, Inc., and said pipe being the northeast corner of the herein described parcel thence departing said right of way line and with Fairfax Nursing Home, Inc. South 25 degrees 11 minutes 21 seconds west for 554.65 feet to an iron pipe found, a corner to the Trustees of the Presbytery of Washington City, thence with the Trustees of the Presbytery of Washington City, North 62 degrees 16 minutes 39 seconds west for 271.07 feet to an iron pipe found, a corner to a 30 foot strip of land purchased by the Trustees of the Presbytery of Washington City, this 30 foot strip of land along with a 20 foot outlet road, formerly known as Love's Outlet, combine to be a 50 foot wide private roadway; thence with the easterly line of the aforesaid 30 foot strip of land, North 24 degrees 41 minutes 21 seconds East for 538.60 feet to an iron pipe found on the aforementioned southerly right of way line of Main Street, Route 236; thence with said right of way line with a curve to the right, having a radius of 18.00 feet, a chord bearing and chord of North 71 degrees 31 minutes 57 seconds East for 26.26 feet, for an arc distance of 29.43 feet to an iron pipe found; thence South 61 degrees 37 minutes 26 seconds East for 210.53 feet to a nail set; thence with a curve to left, having a radius of 4449.87 feet, a chord and chord bearing of South 61 degrees 55 minutes 20 seconds east for 46.36 feet, for an arc distance of 46.36 feet to the point of beginning and containing 3.4857 acres, more or less.

EXHIBIT B TO ASSIGNMENT AND ASSUMPTION OF LEASES

LEASES

[see attached Rent Roll]

Exhibit J

Form of Assignment of Service Contracts

ASSIGNMENT AND ASSUMPTION OF SERVICE CONTRACTS

THIS ASSIGNMENT AND ASSUMPTION OF CONTRACTS ("Assignment") is made and entered into as of the _____ day of ________, 2016, by and between VIRGINIA HEALTHCARE CENTER, LLC, a Virginia limited liability company ("Assignor"), and JAG ASSOCIATES, L.L.C., a Virginia limited liability company ("Assignee").

W I T N E S S E T H:

WHEREAS, contemporaneously with the execution hereof, Assignor has conveyed to Assignee certain improved real property commonly known as Fairfax Medical Center, located in the City of Fairfax, Virginia, and more particularly described on Exhibit "A" attached hereto (the "Property"); and

WHEREAS, in connection with said conveyance, Assignor desires to transfer and assign to Assignee, to the extent assignable, all of Assignor's right, title and interest in and to certain service contracts related to the Property, and Assignee desires to assume Assignor's obligations under said service contracts;

NOW, THEREFORE, for and in consideration of the sum of Ten and No/100 Dollars ($10.00) in hand paid to Assignor by Assignee, the Premises and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged by Assignor and Assignee, Assignor and Assignee hereby covenant and agree as follows:

1.     Assignor hereby unconditionally and absolutely assigns, transfers, sets over and conveys to Assignee, to the extent assignable, and without warranty or representation of any kind, express or implied, except as set forth below and except for any warranty or representation contained in that certain Purchase and Sale Agreement dated November __, 2015, between Assignor, as "Seller", and Assignee, as "purchaser" (the "Contract") applicable to the property assigned herein, all of Assignor's right, title and interest in, to and under those certain contracts set forth on Exhibit "B" attached hereto and by this reference made a part hereof (the "Service Contracts").

2.     Assignee, by acceptance hereof, hereby assumes and agrees to perform all of Assignor's duties and obligations under the Service Contracts arising from and after the date hereof.

3.     This Assignment shall inure to the benefit and be binding upon Assignor and Assignee and their respective legal representatives, successors and assigns.

IN WITNESS WHEREOF, the duly authorized representatives of Assignor and Assignee have caused this Assignment to be properly executed under seal as of this day and year first above written.

ASSIGNOR:

VIRGINIA HEALTHCARE CENTER, LLC,
a Virginia limited liability company

By:	Gyrodyne, LLC
its Sole Member

By: _____________________
Peter Pitsiokos
Chief Operating Officer

ASSIGNEE:

JAG ASSOCIATES, L.L.C.,
a Virginia limited liability company

By:
Ambrish Gupta
Member

EXHIBIT A TO ASSIGNMENT OF SERVICE CONTRACTS

LEGAL DESCRIPTION

BEGINNING at an iron pipe found on the southerly right of way line of main street, Route 236, an 85 foot wide public roadway, said pipe being a corner to Fairfax Nursing Home, Inc., and said pipe being the northeast corner of the herein described parcel thence departing said right of way line and with Fairfax Nursing Home, Inc. South 25 degrees 11 minutes 21 seconds west for 554.65 feet to an iron pipe found, a corner to the Trustees of the Presbytery of Washington City, thence with the Trustees of the Presbytery of Washington City, North 62 degrees 16 minutes 39 seconds west for 271.07 feet to an iron pipe found, a corner to a 30 foot strip of land purchased by the Trustees of the Presbytery of Washington City, this 30 foot strip of land along with a 20 foot outlet road, formerly known as Love's Outlet, combine to be a 50 foot wide private roadway; thence with the easterly line of the aforesaid 30 foot strip of land, North 24 degrees 41 minutes 21 seconds East for 538.60 feet to an iron pipe found on the aforementioned southerly right of way line of Main Street, Route 236; thence with said right of way line with a curve to the right, having a radius of 18.00 feet, a chord bearing and chord of North 71 degrees 31 minutes 57 seconds East for 26.26 feet, for an arc distance of 29.43 feet to an iron pipe found; thence South 61 degrees 37 minutes 26 seconds East for 210.53 feet to a nail set; thence with a curve to left, having a radius of 4449.87 feet, a chord and chord bearing of South 61 degrees 55 minutes 20 seconds east for 46.36 feet, for an arc distance of 46.36 feet to the point of beginning and containing 3.4857 acres, more or less.

EXHIBIT B

LIST OF ASSIGNED CONTRACTS

[see attached]

Exhibit K

Form of Assignment of Intangible Property

ASSIGNMENT OF INTANGIBLE PROPERTY

THIS ASSIGNMENT OF INTANGIBLE PROPERTY ("Assignment") is made and entered into as of the _____ day of _________, 2016, by and between VIRGINIA HEALTHCARE CENTER, LLC, a Virginia limited liability company ("Assignor"), and JAG ASSOCIATES, LLC, a Virginia limited liability company ("Assignee").

W I T N E S S E T H:

WHEREAS, contemporaneously with the execution hereof, Assignor has conveyed to Assignee certain real property located at 10721 Main Street, in the City of Fairfax, Virginia, and more particularly described on Exhibit "A" attached hereto and made a part hereof (the "Property"); and

WHEREAS, in connection with said conveyance, Assignor desires to transfer and assign to Assignee all of Assignor's right, title and interest (if any) in and to all assignable plans and specifications, warranties and guaranties given or made with respect to improvements on the Property, entitlements and other intangible property used and owned by Assignor (if any) in connection with the Property;

NOW, THEREFORE, for and in consideration of the sum of Ten and No/100 Dollars ($10.00) in hand paid to Assignor by Assignee, the premises and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged by Assignor and Assignee, Assignor and Assignee hereby covenant and agree as follows:

1.     Assignor hereby unconditionally and absolutely assigns, transfers, sets over and conveys to Assignee, to the extent assignable, and without warranty or representation of any kind, express or implied, except as set forth below and except for any warranty or representation contained in that certain Purchase and Sale Agreement dated as of November ___, 2015, between Assignor, as seller, and Assignee as purchaser (the "Contract") applicable to the property assigned herein, all of Assignor's right, title and interest (if any) in and to all intangible property, if any, owned by Assignor related to the real property and improvements constituting the Property (excluding any computer software which either is licensed to Assignor or Assignor deems proprietary), including, without limitation, Assignor's rights and interests in and to the following (i) all assignable plans and specifications and other architectural and engineering drawings for the Improvements (as defined in the Contract); (ii) all assignable warranties or guaranties given or made in respect of the Improvements or Personal Property (as defined in the Contract); and (iii) all transferable consents, authorizations, variances or waivers, licenses, permits and approvals from any governmental or quasi-governmental agency, department, board, commission, bureau or other entity or instrumentality solely in respect of the Land or Improvements.

2.     This Assignment shall inure to the benefit and be binding upon Assignor and Assignee and their respective legal representatives, successors and assigns.

IN WITNESS WHEREOF, the duly authorized representative of Assignor has caused this Assignment to be properly executed under seal as of this day and year first above written.

ASSIGNOR:

VIRGINIA HEALTHCARE CENTER, LLC,
a Virginia limited liability company

By:	Gyrodyne, LLC
its Sole Member

By: _____________________
Peter Pitsiokos
Chief Operating Officer

EXHIBIT "A" TO ASSIGNMENT OF INTANGIBLE PROPERTY

LEGAL DESCRIPTION

BEGINNING at an iron pipe found on the southerly right of way line of main street, Route 236, an 85 foot wide public roadway, said pipe being a corner to Fairfax Nursing Home, Inc., and said pipe being the northeast corner of the herein described parcel thence departing said right of way line and with Fairfax Nursing Home, Inc. South 25 degrees 11 minutes 21 seconds west for 554.65 feet to an iron pipe found, a corner to the Trustees of the Presbytery of Washington City, thence with the Trustees of the Presbytery of Washington City, North 62 degrees 16 minutes 39 seconds west for 271.07 feet to an iron pipe found, a corner to a 30 foot strip of land purchased by the Trustees of the Presbytery of Washington City, this 30 foot strip of land along with a 20 foot outlet road, formerly known as Love's Outlet, combine to be a 50 foot wide private roadway; thence with the easterly line of the aforesaid 30 foot strip of land, North 24 degrees 41 minutes 21 seconds East for 538.60 feet to an iron pipe found on the aforementioned southerly right of way line of Main Street, Route 236; thence with said right of way line with a curve to the right, having a radius of 18.00 feet, a chord bearing and chord of North 71 degrees 31 minutes 57 seconds East for 26.26 feet, for an arc distance of 29.43 feet to an iron pipe found; thence South 61 degrees 37 minutes 26 seconds East for 210.53 feet to a nail set; thence with a curve to left, having a radius of 4449.87 feet, a chord and chord bearing of South 61 degrees 55 minutes 20 seconds east for 46.36 feet, for an arc distance of 46.36 feet to the point of beginning and containing 3.4857 acres, more or less.

Exhibit L

Form of Master Lease

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MASTER LEASE

Between

JAG Associates, L.L.C.,

as Landlord,

and

Virginia Healthcare Center, LLC,

as Tenant,

for

Space in the Complex Located at

10721 Main Street

Fairfax, Virginia 22030

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ii

Basic Lease Provisions

of the

Master Lease

Between

JAG Associates, L.L.C., as Landlord

And Virginia Healthcare Center, LLC, as Tenant

The following basic terms of the Lease (herein called the "Basic Lease Provisions") between Landlord and Tenant are an integral part of and are incorporated by reference into this Lease:

A.	“Complex:” The Complex consists of two (2) buildings (each a “Building”), containing a total of 58,109 square feet of rentable space and related improvements known as:

10721 Main Street

Fairfax, Virginia 22030

B.

"Premises:" The Premises shall consist of the amount of vacant rentable square feet as of the Effective Date located in the Complex as of the Effective Date that is required to bring the pro forma occupancy level of the Complex to 55,204 rentable square feet, which is ninety five percent (95%). The parties stipulate that the agreed rentable square feet of the Premises as of the Effective Date is 6,674 rentable square feet, and there shall be no right to re-measure the initial calculation of the rentable area comprising the Premises.

The Premises shall be subject to reduction in size during the Lease Term, pursuant to Section 1.3(b)(ii).

C.	“Lease Term:” The Lease Term shall be two (2) years.

Renewal Term(s): There shall be no renewal term.

D.	“Lease Commencement Date:” The Lease Commencement Date shall be __________ __, 2016.

E.	"Rent Commencement Date:" The Rent Commencement Date shall be the Lease Commencement Date.

F.	"Expiration Date:" The Expiration Date shall be ________ __, 2018, unless sooner terminated pursuant to Section 1.3(b)(2).

G.

“Rent:” For the entire Lease Term, Rent shall be calculated at a rate of Twenty-Two and 03/100 Dollars ($22.03) per rentable square foot comprising the Premises, as adjusted pursuant to Section 1.3(b)(2). There shall be no escalation in Rent during the Lease Term.

H.	"Tenant's Proportionate Share:" The Tenant’s Proportionate Share shall be zero percent (0.00%). Tenant shall not be required to pay a proportionate share of operating expenses or real estate taxes.

1

I.	“Security Deposit:” There shall be no security deposit.

J.	Addresses for Notices and Payments:

Tenant     :              Virginia Healthcare Center, LLC

49 Conklin Avenue

Cortlandt Manor, NY 10567

Attn: Pat Lara

Landlord:               JAG Associates, L.L.C.

7717 Carlton Place

McLean, Virginia 22102

Attn: Ambrish Gupta

K.	“Guarantor(s):” Gyrodyne, LLC, a New York limited liability company.

L.

“Broker:” Each of Landlord and Tenant represent to the other that it has not been represented by a broker in connection with this Lease and that there are no broker commissions due in connection with this Lease.

M.	“Use:” General office, including medical office, use.

2

LEASE

This Lease is entered into and made to be effective as of ___________, 2016 (the “Effective Date”), by and between the following parties: (1) JAG Associates, L.L.C., a Virginia limited liability company (hereinafter called the "Landlord"), and (2) Virginia Healthcare Center, LLC, a Virginia limited liability company (hereinafter called the "Tenant").

W I T N E S S E T H:

ARTICLE 1 -- LEASE OF THE PREMISES AND APPURTENANT RIGHTS

Section 1.1 -- Lease of the Premises. Landlord does hereby lease to Tenant, and Tenant does hereby lease from Landlord, the Premises, to have and to hold the same on the terms, conditions, covenants and provisions set forth in this Lease, and the non-exclusive right to use the Common Areas (as hereinafter defined), in common with other occupants and users of the Complex (as hereinafter defined), subject to the terms and conditions of this Lease. This Lease and Tenant’s rights hereunder are subject and subordinate to any laws, recorded restrictions, easements and agreements affecting the Complex.

Section 1.2 -- Basic Lease Provisions. The basic terms of this Lease (the "Basic Lease Provisions") are set forth on the schedule entitled "Basic Lease Provisions,” which appears at the beginning of this instrument. The Basic Lease Provisions is an integral part of and is incorporated by reference into this Lease.

Section 1.3 -- Description of the Complex, the Premises and the Common Areas.

Section 1.3(a). The Complex. The “Complex” in which the Premises is located, including the land, buildings and all other improvements thereon, is identified in Item A of the Basic Lease Provisions. Landlord reserves the right at any time, and from time to time, to make alterations to, and to build additional stories on, the building in which the Premises is located, to construct other buildings and improvements in the Complex, to enlarge or reduce the Complex, to add decks or elevated parking facilities, and to sell or lease any part of the land comprising the Complex for the construction thereon of building(s) or improvements which may or may not be part of the Complex.

Section 1.3(b). The Premises.

(i)     The initial Premises consists of office suites listed on the "Exhibit A" hereto, which is incorporated herein by this reference, and as more particularly described in Item B of the Basic Lease Provisions.

(ii)     Notwithstanding the foregoing, Landlord shall during the Lease Term have a continuing obligation to make commercially reasonable efforts to lease all or a portion of the Premises at then-current market rates, as a priority over leasing occupied space in the Building, except in the instance of renewals of existing leases, and any presently occupied space that becomes available during the Lease Term. As portions of the Premises become leased during the Lease Term, Tenant’s obligation to pay Rent shall be reduced proportionately by the amount of newly leased space. Within thirty (30) days of rent commencement on any portion of the Premises under a new, third party lease, (1) Landlord and Tenant shall execute an amendment to this Lease, reducing the amount of rentable square feet of the Premises; (2) Tenant’s future obligation to pay Rent during the Lease Term shall be reduced proportionately; and (3) Landlord shall refund to Tenant any prepaid Rent applicable to such portion of the initial Premises which is thereafter subject to the new, third party lease, less any amounts due and payable by Tenant pursuant to the terms of this Lease. If after the Effective Date Landlord shall enter into a new lease with respect to other portions of the Building in lieu of leasing all or a portion of the Premises in violation of this Section 1.3(b)(ii), the Premises and all Rent due hereunder for the Premises shall be ratably reduced in the manner provided in the immediately preceding sentence.

(iii)     In the event that all of the Premises becomes leased to one or more third party tenants pursuant to Section 1.3(b)(ii), (1) this Lease shall terminate; (ii) Tenant shall have no further obligation to pay Rent, other than Rent which is otherwise due and payable prior to the Expiration Date; and (iii) Landlord and Tenant shall have no further obligations under this Lease except for those obligations contained herein that are expressly stated to survive the expiration or earlier termination of this Lease.

Section 1.3(c). The Common Areas. The term "Common Areas" means the areas which are designed for use in common by tenants in the Complex and includes entrances, exits and doors, lobbies, hallways, corridors and stairwells, elevators, public restrooms, sidewalks, landscaped areas, driveways, parking areas, and such other areas as may be designated by Landlord as part of the Common Areas. With respect to the Common Areas, Landlord shall have the right to:

(i)     Close off any of the Common Areas to whatever extent required in the reasonable opinion of Landlord to prevent a dedication of any of the Common Areas or the accrual of any rights by any person or the public to the Common Areas;

(ii)     Temporarily close any of the Common Areas for maintenance, alteration or improvement purposes, or as necessary in the exercise of Landlord’s reasonable judgment;

(iii)     Select, appoint or contract with any person or entity for the purpose of servicing, operating, maintaining or repairing the Common Areas;

(iv)     Change the location, size, use, appearance, shape or nature of the Common Areas; and/or

(v)     Institute one or more systems, including without limitation gates and the designation of parking areas, for the control of parking at the Complex.

Landlord shall incur no liability as a consequence of the exercise of any of Landlord’s rights set forth in Subsection 1.3(a) or this Subsection 1.3(c) or the construction of any other alterations or additions to the Complex and the improvements thereon, nor shall Tenant be entitled to any abatement or diminution of Rent (as hereinafter defined) on account thereof. Any such action shall not constitute an actual or constructive eviction, in whole or in part, or relieve Tenant from any of its obligations under the Lease; provided however, that, except as required by applicable law, Landlord shall exercise such rights in such manner as will (i) not deprive Tenant of reasonable means of ingress and egress to and from the Premises, in light of Tenant’s permitted use thereof, (ii) reduce the usable square footage of the Premises, or (iii) materially interfere with Tenant’s ability to utilize and enjoy the Premises for the uses permitted hereby.

ARTICLE 2 -- TERM AND POSSESSION

Section 2.1 – Term. The term of this Lease shall be for the period of years specified in Item C of the Basic Lease Provisions (the "Term"); it shall begin on the Lease Commencement Date and shall end at 11:59 p.m. on the Expiration Date, unless this Lease is terminated earlier.

Section 2.2 -- Delivery of Possession. Tenant shall accept the Premises in its AS-IS, WHERE-IS condition, with all faults and without representation or warranty as to condition or fitness for Tenant’s use. Landlord shall use commercially reasonable efforts to deliver possession of the Premises to Tenant on the Lease Commencement Date.

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Section 2.3 -- Surrender of the Premises. Upon the expiration or termination of this Lease, Tenant shall vacate and surrender to Landlord the Premises, together with all improvements and other property of Landlord, in broom-clean condition and in good order, condition and repair, except for ordinary wear and tear and fire or other damage that Tenant is not required to repair pursuant to Article 9 of this Lease. Tenant shall have no obligation to remove any personal property or improvements within the Premises or to undertake any repair or demolition thereof.

Section 2.4 -- Early Termination Option. Provided that there is no existing or pending default by Tenant at the time of the exercise of the option herein contained or on the effective date of the option provided below, Tenant may terminate this Lease at the conclusion of the first (1st) lease year upon providing not less than two (2) months’ prior written notice to Landlord; provided, however, that Tenant shall be required to pre-pay all Rent due for the second (2nd) lease year, and satisfy any other outstanding Rent and other charges due to Landlord which have accrued pursuant to the terms of this Lease but have not yet been paid.

ARTICLE 3 –RENT

Section 3.1 -- Rent. Tenant shall pay to Landlord, as Rent for the Premises from and after the Rent Commencement Date, the amount of money per year specified in Item G of the Basic Lease Provisions (the " Rent"), which amount (which shall be subject to adjustment pursuant to Section 1.3(b)(2)) shall be due and payable, without deduction or offset, in quarterly installments comprising three (3) months’ Rent for each such installment on or before the anniversary of the Rent Commencement Date. Specifically, Rent payments shall be due on ___________, ___________, ___________, ___________, ___________, ___________, ___________ and ___________, unless escalated in accordance with Section 2.4 of this Lease.

Section 3.2 -- Late Payment; Service Charge; Interest. In the event any Rent is not received on or before the fifth (5th) day after the same is due, for each and every such payment, Tenant shall pay a service charge equal to ten percent (10%) of the amount not timely paid and shall bear interest from the date due, at a per annum rate equal to (the “Default Rate”) four (4) percentage points, plus the prime rate of JP Morgan Chase Bank (the "Prime Rate"), floating daily, until paid. If any check is returned for insufficient funds, or any other reason, Tenant shall pay to Landlord a processing fee of $100.00 plus any bank charges, in addition to any late payment fee and interest charges.

ARTICLE 4 -- SECURITY DEPOSIT

Section 4.1 – Security Deposit. There shall be no security deposit requirement in connection with this Lease.

If Tenant fully and faithfully complies with all the covenants, conditions, and agreements of this Lease on Tenant's part to be performed, the amount of the deposit, less any amounts withheld and itemized in writing by Landlord for damage to the Premises beyond reasonable wear and tear, shall be returned by Landlord to Tenant, within thirty (30) days after the time fixed for the expiration of this Lease.

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ARTICLE 5 – INTENTIONALLY OMITTED

ARTICLE 6 -- UTILITIES AND OTHER BUILDING SERVICES

Section 6.1 -- Basic Services. Landlord shall furnish to and within the Premises and the Common Areas, without any cost to Tenant, the following utilities and perform the following building services to the extent reasonably necessary for Tenant's comfortable occupancy and use of the Premises for general office purposes in accordance with the standards of an office building in Fairfax, Virginia (except as may otherwise be required by law or directed by any governmental authority or utility company), except as otherwise specified in this Article 6: heat, ventilation and air conditioning between the hours of 7:00 a.m. to 6:00 p.m. on Monday through Friday and 7:00 a.m. to 1:00 p.m. on Saturday of each week, except on the "holidays" (hereinafter specified); electric current for lights and light office machines; water for drinking and lavatory purposes; elevator service; cleaning and janitorial service (Monday through Friday); replacement of components for lights to the extent necessary as a result of normal usage; and maintenance and repairs to the extent specified in Article 8 of this Lease. Landlord shall furnish and replace the light bulbs, starters, ballasts, and other component parts of the building’s standard fluorescent light fixtures. As used in this Section 6.1, the term "holidays" means the following holidays or the days on which the holidays are designated for observance: New Year's Day, Memorial Day, July the Fourth, Labor Day, Thanksgiving Day, and Christmas Day.

Section 6.2 -- Interruption of Services. Any one or more of the utilities or building services specified in Section 6.1 may be interrupted or diminished temporarily by Landlord or other persons until certain repairs, alterations, or other improvements to the Premises or other parts of the Complex can be made or by any event or cause which is beyond Landlord's reasonable control, including any rationing or curtailment of utility services; that Landlord does not represent, warrant or guarantee to Tenant the continuous availability of such utilities or building services; and that any such interruption shall not be deemed or construed to be an interference with Tenant's right of possession, occupancy and use of the Premises nor a constructive eviction of Tenant, shall not render Landlord liable to Tenant for damages or entitle Tenant to any reduction of Rent, and shall not relieve Tenant from its obligation to pay Rent and to perform its other obligations under this Lease.

Section 6.3 -- Payment for Services. Tenant shall be responsible for all charges for telephone and telecommunications services ordered by it. The cost of all utilities and building services specified in Section 6.1 shall be borne fully by Landlord.

ARTICLE 7 -- USE OF THE PREMISES

Section 7.1 -- Covenants Regarding Use. Tenant shall do all of the following:

Section 7.1(a). Specific Use. Tenant does not intend to occupy the Premises. Should Tenant desire to physically occupy the Premises during the Lease Term, Tenant shall provide Landlord with written notice ten (10) days prior to Tenant’s occupation of the Premises.

Section 7.1(b). Waste. Tenant shall not intentionally commit in or on the Premises or the Complex any act of waste, including any act which might deface, damage or destroy the Premises or the Complex or any part thereof.

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Section 7.2 -- Entry Into and Inspection of the Premises Landlord, its employees and agents, and any existing or prospective mortgagee, purchaser or tenant of the Complex, shall have the right to enter into the Premises or any part thereof, for the purposes of examining or inspecting the same, showing the same to existing or prospective purchasers, mortgagees or tenants, performing cleaning and janitorial services, and making such repairs, alterations or other improvements to the Premises or other parts of the Complex as Landlord considers to be necessary or desirable, or to exercise any right or remedy. Any such entry may be made (i) at any time without notice in the event of any emergency, or (ii) otherwise upon reasonable notice to Tenant (. Such entry may be made after normal business hours. If Tenant or its employees are not present to open an access door and permit such entry into the Premises at any such time, Landlord and its employees and agents may enter the Premises by means of a master or pass key, or otherwise. Landlord shall not be liable to Tenant for any such entry, nor shall any such entry be deemed or construed to constitute an interference with Tenant's right of possession or entitle Tenant to any reduction of Rent; provided that Landlord shall use commercially reasonable efforts to minimize interference with Tenant's business operations.

ARTICLE 8 – MAINTENANCE AND IMPROVEMENTS

Section 8.1 -- Maintenance and Repair by Landlord. Landlord shall, at Landlord’s sole cost and expense, maintain in good order and condition the entirety of the Complex, except for those obligations required of other tenants within the Complex pursuant to their respective leases. Tenant shall have no maintenance or repair obligations in connection with the Complex, the Building or the Premises.

Section 8.2 -- Alterations and Other Improvements. Tenant shall not make any alterations or other improvements to the Premises.

ARTICLE 9 -- DESTRUCTION OR DAMAGE

Section 9.1 -- Destruction or Damage. If the Complex or the Premises should be destroyed or damaged by fire or other casualty, then Landlord may, within sixty (60) days after the date of such casualty, terminate this Lease by giving written notice to Tenant of such termination. If Landlord does not terminate this Lease, then Landlord shall restore the Complex and the Premises, and this Lease shall continue in full force and effect for the remainder of the Term. Anything contained in this Article 9 to the contrary notwithstanding, in the event (a) the damage is not covered by Landlord's insurance, or (b) the holder of any mortgage on the Complex requires that the insurance proceeds be applied to the indebtedness secured by such mortgage, then Landlord shall have the right to terminate this Lease by giving written notice thereof to Tenant within thirty (30) days after Landlord learns that such damage is not covered by its insurance, or thirty (30) days after Landlord learns of such requirement from said mortgage holder, as the case may be.

Section 9.2 – Restoration. If the Complex or the Premises have been destroyed or damaged by fire or other casualty, but this Lease has not been terminated as provided in Section 9.1, then Landlord shall, at its expense, repair, reconstruct, and otherwise restore (i) the Complex to its condition immediately preceding such destruction or damage; and (ii) the Premises to a warm shell condition, plus such part of the Common Areas as may be necessary to provide access to the Premises, and Tenant shall have no obligation to restore, or incur any cost for the restoration or reconstruction of, any portion of the Premises. Unless the Lease is terminated by Landlord pursuant to Section 9.1, there shall be no abatement of Rent.

ARTICLE 10 -- LIABILITY AND INDEMNIFICATION

Section 10.1 -- Tenant's Indemnity. Subject to Section 11.3, Tenant agrees to indemnify, defend and hold Landlord harmless from claims for personal injury, death or property damage arising from incidents occurring in, on or about the Complex which are caused by the gross negligence, willful misconduct, acts or omissions of Tenant or anyone for whom Tenant is legally responsible, including, without limitation, its employees, agents, contractors and invitees and all costs, liabilities, claims and expenses (including attorneys' fees and costs) arising therefrom.

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Section 10.2 -- Landlord's Indemnity. Subject to Sections 10.3 and 11.3, Landlord agrees to indemnify, defend and hold Tenant harmless from claims for personal injury, death or property damage arising from incidents occurring in or about the Premises or the Complex which are caused by the negligence, willful misconduct, acts or omissions of Landlord or anyone for whom Landlord is legally responsible, including, without limitation, its employees, agents, contractors and invitees and all costs, liabilities, claims and expenses (including attorneys' fees and costs) arising therefrom.

Section 10.3 -- Waiver of Landlord’s Liability. Landlord shall not be responsible or liable to Tenant for any interruption of business or any loss or damage that may be occasioned by or through the acts or omissions of persons or entities occupying adjoining premises or any part of the Complex.

ARTICLE 11 -- INSURANCE

Section 11.1 -- Landlord's Insurance. Landlord shall keep in force a property insurance policy on the Complex, including the Premises, including rent loss coverage. Landlord shall obtain, carry and keep in force a policy of comprehensive or commercial general liability insurance which shall insure Landlord against any liability or claim for personal injury, wrongful death or property damage for which it is responsible under this Lease or by law with a policy limit of at least $2,000,000.00. The cost of Landlord's insurance and any deductibles shall be fully borne by Landlord.

Section 11.2 -- Tenant's Insurance. Tenant may, at its expense, obtain, carry and keep in force a policy of comprehensive or commercial general liability insurance which shall be issued by an insurance carrier authorized to transact business in the State where the Premises is located and acceptable to Landlord, which would insure both Tenant, Landlord, and, if requested, Landlord's lessor and mortgagor as their interests may appear, in the following minimum amounts, respectively:

(i)	Comprehensive or commercial general liability insurance	Not less than $2,000,000

Such insurance policy shall be on an occurrence basis, name Landlord as an additional insured and provide that it may not be amended or canceled upon less than thirty (30) days' prior written notice to Landlord. Upon request of Landlord, Tenant shall furnish to Landlord a certificate of insurance evidencing such coverages.

Section 11.3 -- Waiver of Subrogation. Subject to Section 11.1, each party hereby waives claims arising in any manner in its ("Injured Party's") favor and against the other party for loss or damage to the Injured Party's property located at or within or constituting a part or all of the Premises or the Complex regardless of the negligence of the parties. This waiver applies to the extent the loss or damage is covered by the Injured Party's insurance or the insurance the Injured Party is required to carry under this Article 11, whichever is greater. This waiver also applies to each party's directors, members, officers, employees, shareholders, members, partners and agents. Since this mutual waiver will preclude the assignment of any such claim by subrogation or otherwise to an insurance company, each party shall give to its insurance carrier written notice of the waiver of subrogation contained in this Section 11.3, and shall have its insurance policy properly endorsed, if necessary, to prevent the invalidation of such policy by reason of such waiver of subrogation. For purposes of the foregoing waiver, the amount of any deductible applicable to any loss or damage shall be deemed covered by, and recoverable by the insured under, the applicable insurance policy.

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ARTICLE 12 -- ASSIGNMENT AND SUBLETTING

Section 12.1 – Assignment and Subletting. Tenant shall not assign this Lease, sublet the Premises, or otherwise transfer any interest in this Lease or the Premises, or any part thereof, or permit the occupancy of all or any part of the Premises by any third party, whether by operation of law or in connection with a merger or consolidation or otherwise (individually and collectively, a “Transfer”), without in each case securing Landlord’s prior written consent. Any transfer of a 10% or greater ownership or voting interest in Tenant shall be deemed a Transfer and require Landlord's consent as set forth herein. Landlord's consent to any Transfer shall not be deemed a consent to any further Transfer, each of which shall require Landlord's consent as set forth herein. In no event shall any Transfer release Tenant from the faithful performance of its obligations under this Lease. Simultaneously with requesting Landlord’s consent to any Transfer, Tenant shall deliver to Landlord (i) all relevant information concerning the transferee, including, without limitation, financial information, names, addresses, business experience, transaction summary and consideration to be paid; and (ii) Five Hundred Dollars ($500.00) to defray Landlord’s administrative expense. In addition, upon request by Landlord, Tenant shall promptly send to Landlord any additional information requested by Landlord, plus the full amount of any reasonable legal fees or other costs incurred by Landlord in connection with Tenant’s request. Any attempted Transfer in violation of this Article shall be null and void ab initio and of no force or effect, provided that Landlord may in all events, at its option, collect rent and other amounts from any actual or purported Transferee.

ARTICLE 13 -- DEFAULTS AND REMEDIES

Section 13.1 -- Default by Tenant. If (i) Tenant fails to pay any portion of Rent within five (5) days after the same is due shall constitute a default under this Lease, or (ii) Tenant shall, after having been given not less than thirty (30) days prior written notice of any other violation or breach of this Lease, violate or fail or neglect to keep and perform any of the covenants, conditions and agreements herein contained on the part of the Tenant to be kept and performed, then Tenant shall be in default under this Lease. Notwithstanding the foregoing, Landlord shall provide to Tenant not more than twice in any Lease year, written notice of any such monetary default, and Tenant shall have the right to cure such default within ten (10) days of Tenant’s receipt of such notice.

Section 13.2 -- Remedies of Landlord. If a default by Tenant has occurred beyond any applicable cure period as provided in Section 13.1, then Landlord may terminate this Lease, including Tenant's right of possession of the Premises and any other right afforded to Tenant under this Lease, at any time after the occurrence of Tenant's default, by giving to Tenant written notice of such termination, provided that Tenant shall remain liable for the amounts set forth herein notwithstanding such termination. If Landlord should so terminate this Lease, then Tenant shall pay to Landlord the sum of (i) Rent due up to the date of such termination, and (ii) the total Rent due for the remainder of the Lease Term, and (iii) any other charges due and payable to Landlord in accordance with the terms of this Lease.

Section 13.3 -- Limitations on Landlord's Liability. If Tenant provides Landlord with a written notice that Landlord is in default under this Lease, and Landlord does not cure such default within ten (10) days, and if Tenant should, as a consequence thereof, recover a money judgment against Landlord, then Tenant shall look solely to Landlord's right, title and interest in and to the Complex for the collection of such judgment, it being agreed that no other property of Landlord or its partners, members and shareholders shall be subject to levy under any attachment, execution, or other legal process for the satisfaction of Tenant's judgment, and that Landlord or its partners, members and shareholders shall not be personally liable for any deficiency.

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Section 13.4 -- Non-Waiver of Defaults and Remedies. The failure or delay by either party, at any time after a default has occurred, to exercise or enforce any of the rights, remedies and obligations shall not be deemed or construed to be a waiver of any such default, right, remedy or obligation or to affect the right of a party thereafter to exercise or enforce each and every such right, remedy and obligation. No waiver of any default shall be deemed or construed to be a waiver of any other default, and no such waiver shall be valid or binding upon a party unless it is set forth in a written instrument signed by such party. The receipt by Landlord of less than the full Rent due at the time shall not be deemed or construed to be other than the receipt of a payment on account of the Rent then due, nor shall any statement on or in any letter accompanying Tenant's check be deemed or construed to be an accord and satisfaction; and Landlord may accept such payment without prejudice to Landlord's right to recover the remaining balance of the Rent then due or to pursue any of its other rights and remedies. No act or failure to act by Landlord or its employees or agents shall be deemed or construed to be an acceptance of a surrender of the Premises, and no agreement to accept such a surrender shall be valid or binding upon Landlord unless it is set forth in a written instrument signed by Landlord.

Section 13.5 -- Attorneys' Fees. If either party should default in the performance of any of its obligations under this Lease (beyond any applicable notice and cure period) and the other party should employ one or more attorneys to assist it in enforcing its rights and remedies, the defaulting party shall reimburse the other party (provided such party is not also in default beyond any applicable notice and cure period) for the attorneys' fees paid or incurred by it in connection therewith, regardless of whether suit is filed or whether this Lease shall have been terminated, it being agreed that this obligation shall survive such termination.

Section 13.6 -- Waiver of Trial by Jury. Landlord and Tenant waive their right to trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other (except for personal injury or property damage) on any matters whatsoever arising out of or in any way connected with this Lease.

ARTICLE 14 -- EMINENT DOMAIN

Section 14.1 – Taking. The terms "eminent domain," "condemnation," "taken," and the like in this Article 14 include takings for public or quasi-public use and private purchases in place of condemnation by any authority authorized to exercise the power of eminent domain. If the entire Premises or the portions of the Complex required for reasonable use of the Premises are taken by eminent domain, this Lease shall automatically terminate on the earlier of: (a) the date title vests in the condemning authority, or (b) the date Tenant is dispossessed by the condemning authority. If there is a partial taking and this Lease continues, then this Lease shall terminate as to the part taken and the Rent shall be equitably reduced.

Section 14.2 -- Termination by Landlord. If title to a part of the Complex other than the Premises is condemned, and, in Landlord's reasonable opinion, the Complex should be restored in a manner that materially alters the Premises, Landlord may terminate this Lease by giving notice to Tenant.

Section 14.3 -- Awards and Damages. Landlord reserves all rights to damages paid because of any partial or entire taking of the Premises. Tenant assigns to Landlord any right Tenant may have to the damages or award. Further, Tenant shall not make claims against Landlord or the condemning authority for damages.

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Section 14.4 -- Temporary Condemnation. If part or all of the Premises are condemned for a period of time ("Temporary Condemnation"), this Lease shall remain in effect and Rent shall not be abated. Landlord shall receive the entire award for any Temporary Condemnation.

ARTICLE 15 -- GENERAL AND MISCELLANEOUS PROVISIONS

Section 15.1 -- Notice; Time of the Essence. Any notice or other communication required or permitted to be given to a party under this Lease or by law shall be in writing, unless otherwise specified herein, and may be delivered in person or by overnight courier which provides evidence of receipt to such party at the address specified in Item J of the Basic Lease Provisions. Any such notice shall be deemed to have been given as follows: (i) when sent by overnight courier, as of the earlier of receipt or the first (1st) business day after deposit with the overnight courier, and (ii) when delivered by any other means, upon receipt. Either party may change its address for notice by giving written notice thereof to the other party. Time is of the essence with respect to each and every obligation under this Lease.

Section 15.2 -- Subordination and Attornment. Tenant agrees that this Lease is and shall be subordinate to any mortgages, deeds of trust, superior leases and ground leases that are now, or may hereafter be placed, upon the Premises or to which the Premises are subject and to any and all advances to be made thereunder, and to the interest thereon, and all renewals, replacements, modifications, amendments and extensions thereof. Tenant also agrees that any mortgagee or beneficiary may elect to have this Lease constitute a prior lien to its mortgage or deed of trust, and in the event of such election and upon notification by such mortgagee or beneficiary to Tenant to that effect, this Lease shall be deemed prior in lien to such mortgage or deed of trust, whether this Lease is dated prior to or subsequent to the date of said mortgage or deed of trust. Tenant agrees that upon the request of Landlord, or any mortgagee, lessor or beneficiary, Tenant shall execute whatever instruments may be reasonably required by Landlord or by any mortgagee, lessor or beneficiary to carry out the intent of this Section. In the event of the cancellation or termination of any superior lease, (1) this Lease and all of the rights of Tenant pursuant to this Lease shall remain in full force and effect, except that the lessor under any applicable superior lease shall be deemed to be 'Landlord', or at the request of such lessor or Tenant, such lessor and Tenant shall enter into a direct lease upon the same terms and conditions set forth in this Lease, (2) Tenant agrees to be bound to such lessor under all provisions of this Lease for the balance of the Term with the same force and effect as if such lessor was the original 'Landlord' under this Lease, and (3) Tenant shall perform and observe its obligations under this Lease, and Tenant shall attorn to and recognize such lessor as its 'Landlord' under this Lease. In the event of foreclosure, or conveyance by deed in lieu of foreclosure, or exercise of the power of sale under any mortgage and/or deed of trust, or in the event Landlord sells, conveys or otherwise transfers its interest in the Land or any portion thereof containing the Premises or in the event that any superior lease is terminated, this Lease shall remain in full force and effect and Tenant hereby attorns to, and covenants and agrees to execute an instrument in writing reasonably satisfactory to the new owner or lessor whereby Tenant attorns to such successor in interest and recognizes such successor as the 'Landlord' under this Lease, provided, however, that such successor shall not be bound by any payment of Rent for more than three (3) months in advance, any security deposit, or any prior default by Landlord. Upon request by Tenant, Landlord shall use good faith efforts to secure from the holder of any mortgage affecting the Land a written agreement wherein the holder agrees that so long as Tenant is not in default of its obligations under this Lease beyond any applicable notice and cure period the holder shall recognize Tenant's rights under this Lease. Rent due under this Lease shall not be paid more than three (3) months in advance, and shall, upon receipt of written notification from the holder of the mortgage, deed of trust or superior lease, be paid by the Tenant directly to such holder until the Tenant receives other written instructions from such holder.

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Section 15.3 -- Tenant Estoppel Certificate. If requested by Landlord, Tenant shall, within fifteen (15) days thereafter, execute and deliver to Landlord, or to any person or entity named by Landlord, a tenant estoppel certificate which states that this Lease is in full force and effect and unmodified (or, if modified, stating the nature of such modification), the amount of Rent, and the date to which Rent has been paid, that there are not, to Tenant's knowledge, any existing defaults (or specifying such defaults if any are so claimed), and such other matters as are typically covered by such a certificate or as may be reasonably requested by Landlord.

Section 15.4 -- Choice of Law; Jurisdiction. This Lease shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia without regard to its conflicts of law rules. Landlord and Tenant hereby agree that the exclusive jurisdiction and venue for any dispute arising out of this Lease are the State Courts of the Commonwealth of Virginia located in Fairfax, Virginia and the United States District Court for the Eastern District of Virginia, Alexandria Division.

Section 15.5 -- Complete Agreement; Amendment; Severability. This Lease, including all exhibits, addenda, and other documents attached or referred to herein, all of which are incorporated by reference into this Lease, constitutes the complete agreement between the parties with respect to the subject matter hereof; it supersedes all previous understandings, if any, between the parties; no oral or implied understandings, representations or warranties shall vary its terms; and it may not be amended, other than by a written instrument executed and delivered by both parties. The invalidity or unenforceability of any provision of this Lease, in any particular respect, shall not affect the validity and enforceability of any other provision of this Lease or of the same provision in any other respect.

Section 15.6 -- Successors and Assigns; Assignment; Sale of the Complex. This Lease shall, subject to the provisions of Article 12, inure to the benefit of and be binding upon the parties hereto and their respective heirs, legal representatives, successors and permitted assigns. Landlord may sell and convey the Complex and assign its interest in this Lease at any time; and if Landlord should do so, then Landlord shall be automatically released from liability for the performance of its obligations under this Lease after the date of such conveyance; and Tenant shall thereafter look for such performance solely to such purchaser, who shall be deemed to have assumed all of such obligations, it being agreed that such obligations shall be binding upon Landlord or its successors and assigns only during and in respect of their respective periods of ownership of the Land. The covenants, undertakings and agreements of Landlord hereunder are not the personal obligations of Landlord and this Lease is entered into on the express condition that any judgment obtained against Landlord in connection with this Lease, the Premises, the Land and the Complex shall be satisfied only from Landlord’s interest in the Land and any proceeds received from the sale thereof.

Section 15.7 -- Captions; Pronouns; Gender; Definition of Person; Joint and Several Obligations. All captions used in this Lease are for convenience only; they do not form a substantive part of this Lease; and they shall not enlarge or restrict any substantive provision of this Lease. A pronoun or any variation thereof used in this Lease is deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person may require. The term "person," as used in this Lease, includes a corporation, partnership, limited liability company, association, trust, estate, government, governmental agency or other entity, as well as an individual or natural person. If two or more persons should sign this Lease as Tenant, their obligations under it shall be joint and several.

Section 15.8 – Recording. Neither this Lease nor any memorandum of this Lease shall be recorded (other than in connection with the enforcement of a default hereunder).

Section 15.9 -- Quiet Enjoyment. Landlord covenants with Tenant that if and so long as Tenant pays the Rent, and is not otherwise in default hereunder, then Tenant shall have the peaceful and quiet enjoyment, possession, occupancy and use of the Premises without any interference from Landlord, its employees or agents, or persons claiming a right of possession or tenancy granted to it by Landlord, except to the extent otherwise provided in this Lease or by law.

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Section 15.10 -- Broker's Commission. Tenant represents and warrants to Landlord that there are no claims for brokerage commissions or finder's fees in connection with this Lease, and Tenant agrees to indemnify Landlord and hold it harmless from all liabilities arising from any such claim, including, without limitation, the cost of attorneys' fees in connection therewith from any other broker claiming through Tenant. The provisions of this Section shall survive the expiration or termination of this Lease.

Section 15.11 -- Patriot Act. As an inducement to Landlord to enter into this Lease, Tenant hereby represents and warrants that: (i) the Tenant is not, nor is it owned or controlled directly or indirectly by, any person, group, entity or nation named on any list issued by the Office of Foreign Assets Control of the United States Department of the Treasury pursuant to Executive Order 13224 or any similar list or any law, order, rule or regulation or any Executive Order of the President of the United States as a terrorist, “Specially Designated National and Blocked Person” or other banned or blocked person (any such person, group, entity or nation being hereinafter referred to as a “Prohibited Person”); (ii) Tenant is not (nor is it owned, controlled, directly or indirectly, by any person, group, entity or nation which is) acting directly or indirectly for or on behalf of any Prohibited Person; and (iii) neither Tenant (nor any person, group, entity or nation which owns or controls Tenant, directly or indirectly) has conducted or will conduct business or has engaged or will engage in any transaction or dealing with any Prohibited Person, including without limitation, any assignment of this Lease or any subletting or all or any portion of the Premises or the making or receiving of any contribution or funds, goods or services to or for the benefit of a Prohibited Person. In connection with the foregoing, it is expressly understood and agreed that (x) any breach by Tenant of the foregoing representations and warranties shall be deemed a default by the Tenant under this Lease, and (y) the representations and warranties contained in this Section shall be continuing in nature and shall survive the expiration or termination of this Lease.

Section 15.12 -- Parking. Parking is available in the parking facility of the Complex (the “Parking Facility”) on an unreserved, non-exclusive basis. Landlord reserves the right to institute restrictions on access to and the number of parking spaces permitted for each tenant of the Complex, including Tenant, and to assign the operation of the Parking Facility to a third-party operator. Landlord may, in its sole discretion, implement a parking validation system for patients or visitors of each tenant of the Complex, including Tenant.

Section 15.13 -- Guaranty of Lease. Gyrodyne, LLC, a New York limited liability company, shall execute the Guaranty of Master Lease attached hereto as Exhibit B.

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IN WITNESS WHEREOF, the parties have executed and delivered this instrument and made it effective as of the date first written above, regardless of the actual date of execution or delivery by either party.

TENANT:

Virginia Healthcare Center, LLC,
a Virginia limited liability company

By:	Gyrodyne, LLC
Its sole member

By: _________________________
Name: Peter Pitsiokos
Title: Chief Operating Officer

LANDLORD:

JAG Associates, L.L.C.,
a Virginia limited liability company

By:
Name:	Ambrish Gupta
Title:	Member

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EXHIBIT A TO MASTER LEASE

LIST OF SUITES COMPRISING THE INITIAL PREMISES

[DRAFTING NOTE: TO BE PROVIDED.]

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EXHIBIT B TO MASTER LEASE

MASTER LEASE GUARANTY

THIS MASTER LEASE GUARANTY is made this _____ day of ________, 2016, by Gyrodyne, LLC, a New York limited liability company (“Guarantor”), in favor of JAG Associates, L.L.C., a Virginia limited liability company, its successors and assigns (“Landlord”).

WITNESSETH:

A.     Landlord and Virginia Healthcare Center, LLC ("Tenant"), have entered into a lease agreement dated this date (the “Lease”) wherein Tenant has leased space located at 10721 Main Street, Fairfax, Virginia 22030 from Landlord and as more fully described in the Lease.

B.     As partial consideration for the Lease, Landlord requires that Guarantor guarantees the full performance of the Lease by Tenant, including the payment of all rentals and other amounts to accrue thereunder.

NOW, THEREFORE, Guarantor covenants as follows:

1.     Guaranty. Guarantor, for itself and its successors and assigns, unconditionally and irrevocably guarantees the prompt payment when due, or whenever payment may become due under the terms of the Lease, all payments of rent, additional rent, impositions, and all other charges, expenses and costs of every kind and nature, which are or may be due now or in the future under the terms of the Lease; and the complete and timely performance, satisfaction and observation of the terms, covenants and conditions, rules and regulations and related obligations arising by reason of the Lease, required to be performed, satisfied or observed by Tenant.

Guarantor acknowledges that it will derive material economic benefit from and in connection with the Lease, and that the execution and delivery of this Guaranty is a condition precedent to Landlord’s approval, execution and delivery of the Lease.

2.     Coverage of Guaranty. This Guaranty is a guaranty of payment and performance and not merely collection and extends to any and all liability that Tenant has or may have to Landlord pursuant to the terms of the Lease; provided, however, that this Guaranty shall not expire until such time as all obligations of Tenant to Landlord are paid and performed in full pursuant to the terms of the Lease.

3.     Performance Guaranty. In the event that Tenant fails to perform, satisfy or observe the terms and conditions of the Lease required to be performed, satisfied or observed by Tenant, Guarantor will promptly and fully perform, satisfy and observe the obligation or obligations in the place of Tenant. Guarantor shall pay, reimburse and indemnify Landlord for any and all damages, costs, expenses, losses and other liabilities, including reasonable attorney’s fees and costs of suit, arising or resulting from the failure of Tenant to perform, satisfy or observe any of the terms and conditions of the Lease; provided, however, that Guarantor’s obligations under this Agreement shall be limited to two (2) years of Base Rent and the costs associated with the recovery of the same, including reasonable attorney’s fees not to exceed twenty-five percent (25%) of the recovered Base Rent (“Guarantor’s Maximum Liability”). Notwithstanding the foregoing, Guarantor’s Maximum Liability shall be reduced in an amount equal to each installment of Rent that is timely paid under the Lease.

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4.     Waiver of Notices. Without notice to or consent from Guarantor, with the mutual agreement of the parties to the Lease Landlord may amend, waive or modify any of the terms or conditions of the Lease, any rules and regulations or related Tenant obligations; or compromise, settle or extend the time of payment of any amount due from the Tenant or the time of performance of any obligation of Tenant. These actions may be taken by Landlord without discharging or otherwise affecting the obligations of Guarantor.

5.     Unconditional Obligations. The liability of Guarantor is direct, immediate, absolute, continuing, unconditional and unlimited except as otherwise specified herein. The liability of Guarantor is coextensive with that of Tenant and also joint and several with Tenant. Guarantor agrees that Landlord may enforce this Guaranty without first exercising any right or remedy provided for under the Lease or applicable law and legal action may be brought against Guarantor and carried to final judgment either with or without making Tenant a party thereto. Landlord may alternatively enforce this Guaranty concurrently with, or at any time subsequent to, the exercise of any right or remedy under the Lease or applicable law, and in furtherance of the foregoing, it is expressly understood and agreed that Landlord’s exercise of any right or remedy under the Lease or applicable law shall not discharge Guarantor from its obligations under this Guaranty, such obligations being absolute and unconditional, and Guarantor hereby specifically waives the benefits of any statute or rule of law inconsistent with the terms hereof. Guarantor hereby waives any and all rights which Guarantor has under Section 49-25 and 49-26 of the Code of Virginia, as amended. Landlord shall not be required to pursue any remedies it may have against Tenant or against any collateral as a condition to enforcement of this Guaranty. Guarantor shall not be discharged or released by reason of the discharge or release of Tenant for any reason, including a discharge in Bankruptcy, receivership or other proceedings, a disaffirmation or rejection of the Lease by a trustee, custodian, or other representative in Bankruptcy, a stay or other enforcement restriction, or any other reduction, modification, impairment or limitations of the liability of Tenant or any remedy of Landlord. In the event that, pursuant to any insolvency, bankruptcy, reorganization, receivership or other debtor relief law, or any judgment, order or decision thereunder, Landlord must rescind or restore any payment, or any part thereof, received by Landlord, any prior release or discharge from the terms of this Guaranty given to Guarantor by Landlord shall be without effect, and this Guaranty shall remain in full force and effect. It is the intention of Tenant and Guarantor that Guarantor’s obligations hereunder shall not be discharged except by Guarantor’s performance of such obligations and then only to the extent of such performance. Notwithstanding anything to the contrary contained in this Guaranty, Guarantor hereby unconditionally and irrevocably waives, releases and abrogates any and all rights it may now or hereafter have under any agreement, at law or in equity (including, without limitation, any law subrogating the Guarantor to the rights of Landlord), to assert any claim against or seek contribution, indemnification or any other form of reimbursement from Tenant or any other party liable for payment of any or all amounts due under the Lease for any payment made by Guarantor under or in connection with this Guaranty or otherwise.

6.     Certificate of Existence. On ten (10) days’ written notice from Landlord, Guarantor shall execute a certificate acknowledging and reaffirming this Guaranty, its continued existence and that it remains binding and in full force and effect.

7.     Binding Effect. This Guaranty is binding upon Guarantor and its successors and assigns, and is binding upon and shall inure to the benefit of Landlord, its successors and assigns. No assignment or delegation by Guarantor shall release the Guarantor of its obligations under this Guaranty. This Guaranty shall bind the successors, assigns and legal representatives of Guarantor. The term “Tenant” used in this Guaranty includes also the first and any successive assignee or sublessee of Tenant.

8.     Modifications. This Guaranty contains the entire agreement between Landlord and Guarantor with respect to the subject matter hereof and supersedes all prior writings and oral agreements. This Guaranty may not be modified orally, but only by a writing signed by both Guarantor and Landlord. Modifications include any waiver, change, discharge, modification or termination.

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9.     Choice of Law; Jurisdiction. This Guaranty shall be governed by and construed in accordance with the laws of Virginia applicable to agreements made and to be wholly performed within Virginia. Landlord and Guarantor hereby agree that the exclusive jurisdiction and venue for any dispute arising out of this Guaranty or the Lease are the State Courts of the Commonwealth of Virginia located in Fairfax County, Virginia and the Federal District Court located in Fairfax County, Virginia.

10.     Waiver of Jury Trial. Guarantor hereby waives trial by jury in any action brought on or with respect to this Guaranty or the Lease.

11.     Authority. Guarantor represents and warrants that this Guaranty has been duly authorized by all necessary corporate action, if necessary, and has been duly executed and delivered by a duly authorized officer, and constitutes Guarantor’s valid and legally binding agreement.

12.     Invalidity. If any provision of this Guaranty or the application thereof to any person, entity or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Guaranty shall not be affected thereby and each remaining provision of the Lease shall be valid and enforceable to the full extent permitted by the law.

13.     Notice. All notices or other communications required or permitted hereunder shall be in writing, and shall be given by (i) any nationally recognized overnight delivery service with proof of delivery sent to the intended addressee at the address set forth below, or to such other address or to the attention of such other person as the addressee will have designated by written notice sent in accordance herewith, or (ii) electronic mail with electronic confirmation of receipt, provided that a paper copy of such notice is delivered pursuant to clause (i) above on the next Business Day. Unless changed in accordance with the preceding sentence, the addresses for notices given pursuant to this Agreement will be as follows:

If to Guarantor:	Virginia Healthcare Center, LLC
c/o Gyrodyne, LLC
One Flowerfield, Suite 24
St. James, NY 11780
Attention: Pat Lara

If to Purchaser:	JAG Associates, L.L.C.
7717 Carlton Place
McLean, VA 22102
Attention: Ambrish Gupta

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IN WITNESS WHEREOF, Guarantor has duly signed this Guaranty as of the date stated above.

GUARANTOR

GYRODYNE, LLC
a New York limited liability company

By:
Peter Pitsiokos, Chief Operating Officer

5

Exhibit M

Form of Seller’s Title Affidavit

SELLER'S TITLE AFFIDAVIT

STATE/COMMONWEALTH OF _____________

CITY/COUNTY OF ______________

Personally appeared before me, the undersigned deponent Peter Pitsiokos, the Chief Operating Officer of Gyrodyne, LLC, the sole member of Virginia Healthcare Center, LLC, who being duly sworn, deposes and says on oath in such capacity the following to the best of his knowledge and belief:

1.     That the undersigned is the Chief Operating Officer of Gyrodyne, LLC, the sole member of Virginia Healthcare Center, LLC, (hereinafter referred to as "Owner") and in such capacity, the undersigned has personal knowledge of the facts sworn to in this Affidavit.

2.     That Owner is the owner of certain real property located at 10721 Main Street, located in the City of Fairfax, Virginia, being described on EXHIBIT A, attached hereto and made a part hereof (hereinafter referred to as the "Property").

3.     That Owner is in possession of the Property, and to the best knowledge and belief of the undersigned, no other parties have any claim to possession of the Property, except as set forth on EXHIBIT B hereto.

4.     That the undersigned is not aware of and has received no notice of any pending suits, proceedings, judgments, bankruptcies, liens or executions against the Owner which affect title to the Property except for any matters set forth on EXHIBIT C hereto.

5.     That except as may be set forth on EXHIBIT D hereto, there are no unpaid or unsatisfied security deeds, mortgages, deeds of trust, claims of lien, special assessments for sewer or streets, or ad valorem taxes which constitute a lien against the Property or any part thereof.

6.     That, except as may be set forth on EXHIBIT E attached hereto and made a part hereof, no improvements or repairs have been made upon the Property at the instance of Owner within the ninety (90) days immediately preceding the date hereof for which the cost has not been paid; and, except as may be set forth on Exhibit C hereto, there are no outstanding bills for labor or materials used in making improvements or repairs on the Property at the instance of Owner or for services of architects, surveyors, or engineers incurred in connection therewith at the instance of Owner.

7.     That to Owner's knowledge, there are no boundary disputes affecting the Property.

8.     That this Affidavit is made to induce First American Title Insurance Company to insure title to the Property, without exception other than as set forth on EXHIBIT D hereto, relying on information in this document.

Sworn to and subscribed before me,

this _____ day of ____________, 2016.

(SEAL)
Peter Pitsiokos, Chief Operating Officer

Notary Public

My Commission Expires:
My Registration Number is:

     (NOTARIAL SEAL)

EXHIBIT A TO SELLER’S TITLE AFFIDAVIT

Legal Description

BEGINNING at an iron pipe found on the southerly right of way line of main street, Route 236, an 85 foot wide public roadway, said pipe being a corner to Fairfax Nursing Home, Inc., and said pipe being the northeast corner of the herein described parcel thence departing said right of way line and with Fairfax Nursing Home, Inc. South 25 degrees 11 minutes 21 seconds west for 554.65 feet to an iron pipe found, a corner to the Trustees of the Presbytery of Washington City, thence with the Trustees of the Presbytery of Washington City, North 62 degrees 16 minutes 39 seconds west for 271.07 feet to an iron pipe found, a corner to a 30 foot strip of land purchased by the Trustees of the Presbytery of Washington City, this 30 foot strip of land along with a 20 foot outlet road, formerly known as Love's Outlet, combine to be a 50 foot wide private roadway; thence with the easterly line of the aforesaid 30 foot strip of land, North 24 degrees 41 minutes 21 seconds East for 538.60 feet to an iron pipe found on the aforementioned southerly right of way line of Main Street, Route 236; thence with said right of way line with a curve to the right, having a radius of 18.00 feet, a chord bearing and chord of North 71 degrees 31 minutes 57 seconds East for 26.26 feet, for an arc distance of 29.43 feet to an iron pipe found; thence South 61 degrees 37 minutes 26 seconds East for 210.53 feet to a nail set; thence with a curve to left, having a radius of 4449.87 feet, a chord and chord bearing of South 61 degrees 55 minutes 20 seconds east for 46.36 feet, for an arc distance of 46.36 feet to the point of beginning and containing 3.4857 acres, more or less.

EXHIBIT B TO SELLER’S TITLE AFFIDAVIT

Parties in Possession

[see attached Rent Roll]

EXHIBIT C TO SELLER’S TITLE AFFIDAVIT

Pending Suits, Proceedings, Judgments or Liens

[TBD]

v

EXHIBIT D TO SELLER’S TITLE AFFIDAVIT

Liens

None.

EXHIBIT E TO SELLER’S TITLE AFFIDAVIT

Recent Improvements

[TBD]

EXHIBIT F TO SELLER’S TITLE AFFIDAVIT

GAP Indemnity

[see attached]

Exhibit N

Form of Seller’s Certificate of Non-Foreign Status

CERTIFICATION OF NON-FOREIGN STATUS

Section 1445 of the Internal Revenue Code provides that a transferee of U.S. real property must withhold tax if the transferor is a foreign person. For U.S. tax purposes (including Section 1445), the owner of a disregarded entity (which has legal title to a U.S. real property interest under local law) will be the transferor of the property and not the disregarded entity. Virginia Healthcare Center, LLC is a wholly-owned subsidiary of Gyrodyne, LLC, and is, therefore, a disregarded entity for federal income tax purposes. To inform the transferee that withholding of tax is not required upon the disposition of a U.S. real property interest by Virginia Healthcare Center, LLC, the undersigned hereby certifies the following on behalf of Gyrodyne, LLC:

1.            Gyrodyne, LLC is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations;

2.            Gyrodyne, LLC is not a disregarded entity as defined in §1.1445-2(b)(2)(iii);

3.            Gyrodyne, LLC’s United States taxpayer identification number for the transferor is 26-4468009; and

4.            Gyrodyne, LLC’s office address is One Flowerfield, Suite 24, St. James, NY 11780.

Gyrodyne, LLC understands that this certification may be disclosed to the Internal Revenue Service by transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalties of perjury, I declare that I have examined this certification and to the best of my knowledge and belief, it is true, correct, and complete, and I further declare that I have authority to sign this document on behalf of Gyrodyne, LLC.

VIRGINIA HEALTHCARE CENTER, LLC, a Virginia limited liability company

By:	Gyrodyne, LLC
its Sole Member

By:
Peter Pitsiokos Chief Operating Officer

THIS CERTIFICATION MUST BE RETAINED UNTIL THE END OF THE FIFTH TAXABLE YEAR FOLLOWING THE TAXABLE YEAR IN WHICH THE TRANSFER TAKES PLACE.

Exhibit O

Seller’s Standard Lease Form

x

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LEASE

Between

Virginia Healthcare Center, LLC

as Landlord,

and

__________________________________

as Tenant,

for

Space in the Complex Located at

10721 Main Street

Fairfax, Virginia 22030

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Basic Lease Provisions

of the

Lease

Between

Virginia Healthcare Center, LLC, as Landlord,

and ________________________, as Tenant

The following basic terms of the Lease (herein called the "Basic Lease Provisions") between Landlord and Tenant are an integral part of and are incorporated by reference into this Lease:

A.            The Complex consists of 2 buildings containing a total of 58,109 square feet of rentable space and related improvements known as:

10721 Main Street

Fairfax, Virginia 22030

B.             The "Premises":

The Premises is known as Suite ___ in the [North] [South] building of the Complex and is depicted on the floor plan attached hereto as Exhibit A, and contains approximately ________ square feet of rentable space, subject to adjustment as set forth in Section 1.3(b) of this Lease.

C.	The initial Term: approximately ____ years and ____ months.

Renewal Term(s): _____ Renewal Term(s) of ______ years each.

D.	The "Anticipated Delivery Date": ___________________________.

E.	The "Rent Commencement Date": _________ days after the Delivery Date (as defined in Section 2.2).

F.	The "Expiration Date": The last day of the month containing the _________ anniversary of the Rent Commencement Date, unless the Term is renewed or earlier terminated as set forth herein.

G.

Base Rent: For the year commencing on the Rent Commencement Date and ending on the day prior to the first anniversary of the Rent Commencement Date, Annual Base Rent shall be $_______ per year per rentable square foot in the Premises, being a total of $_______ per year, payable in monthly installments of $_____ each.

On the first anniversary of the Rent Commencement Date, and on each anniversary thereafter throughout the initial Term (except as provided in the following sentence), Base Rent shall be increased by three percent (3.0%) over the amount of Base Rent payable in the immediately preceding year. In addition, at the beginning of the sixth (6th) year of the Term, and in lieu of an annual increase as set forth in the immediately preceding sentence, the Base Rent shall increase over the amount payable in the fifth (5th) year of the Term by the greater of (i) Two and No/100 Dollars ($2.00) per rentable square foot in the Premises; or (ii) the increase in the ‘CPI-U’ (November 1996 = 100) for Washington-Baltimore prepared by the Bureau of Labor Statistics (or if not available, another index reasonably selected by Landlord) from the eleventh (11th) month of the fourth year of the Term to the eleventh (11th) month of the fifth year of the Term.

Base Rent during the Renewal Term(s) shall be computed in accordance with Subsection 3.1(b) of this Lease, and on each anniversary date of the commencement of the Renewal Term, Base Rent shall be increased by three percent (3.0%) over the amount of Base Rent payable in the immediately preceding year.

H.	"Tenant's Proportionate Share" is hereby agreed to be ______%, subject to adjustment as set forth in Section 1.3(b) of the Lease, calculated by dividing the rentable square footage of the Premises by the total rentable square footage of leasable space in the Complex, and expressing the fraction as a percentage.

“Base Year” shall be the calendar year prior to the year containing the Rent Commencement Date.

I.	Security Deposit: $__________

J.	Addresses for Notices and Payments:

	Landlord:	Virginia Healthcare Center, LLC attn: Pat Lara 49 Conklin Avenue Cortlandt Manor, NY 10567

Tenant:
Suite ___________ 10721 Main Street Fairfax, Virginia 22030

K.	Guarantor(s):

L.	Broker:	A. Landlord’s Broker - Trust Properties, Inc.

B. Tenant’s Broker - _______________

M.	Use:	The operation of a _________ medical office [_______________________].

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i

Exhibit A – Depiction of Premises

Exhibit B – Rules and Regulations

Exhibit C – Tenant Improvements

Exhibit D – Guaranty

Exhibit E – Office License Agreement

ii

LEASE

This Lease is entered into and made to be effective as of ___________, 20___ (the “Effective Date”), by and between the following two parties: (1) Virginia Healthcare Center, LLC, a Virginia limited liability company (hereinafter called the "Landlord"), and (2) __________________, a ____________________, (hereinafter called the "Tenant").

W I T N E S S E T H:

ARTICLE 1 -- LEASE OF THE PREMISES AND APPURTENANT RIGHTS

Section 1.1 -- Lease of the Premises. Landlord does hereby lease to Tenant, and Tenant does hereby lease from Landlord, the Premises, to have and to hold the same on the terms, conditions, covenants and provisions set forth in this Lease, and the non-exclusive right to use the Common Areas (as hereinafter defined), in common with other occupants and users of the Complex (as hereinafter defined), subject to the terms and conditions of this Lease. This Lease and Tenant’s rights hereunder are subject and subordinate to any laws, recorded restrictions, easements and agreements affecting the Complex.

Section 1.2 -- Basic Lease Provisions. The basic terms of this Lease (the "Basic Lease Provisions") are set forth on the schedule entitled "Basic Lease Provisions,” which appears at the beginning of this instrument. The Basic Lease Provisions is an integral part of and is incorporated by reference into this Lease.

Section 1.3 -- Description of the Complex, the Premises and the Common Areas.

Section 1.3(a). The Complex. The “Complex” in which the Premises is located, including the land, buildings and all other improvements thereon, is identified in Item A of the Basic Lease Provisions. Landlord reserves the right at any time, and from time to time, to make alterations to, and to build additional stories on, the building in which the Premises is located, to construct other buildings and improvements in the Complex, to enlarge or reduce the Complex, to add decks or elevated parking facilities, and to sell or lease any part of the land comprising the Complex for the construction thereon of building(s) or improvements which may or may not be part of the Complex.

Section 1.3(b). The Premises. The Premises consist of space which is shown on the diagram attached to this Lease as "Exhibit A." The approximate number of square feet contained in the area which comprises such space is specified in Item B of the Basic Lease Provisions. Landlord may, at its option, remeasure the Premises and deliver to Tenant a statement setting forth the number of square feet of rentable space contained in the Premises (using the Complex’s standard add-on common area factor). If the final number of square feet of rentable space in the Premises differs from the number set forth in Item B of the Basic Lease Provisions, Landlord and Tenant shall execute an amendment to this Lease adjusting the amounts set forth in Items B, G, H and I of the Basic Lease Provisions.

Section 1.3(c). The Common Areas. The term "Common Areas" means the areas which are designed for use in common by tenants in the Complex and includes entrances, exits and doors, lobbies, hallways, corridors and stairwells, elevators, public restrooms, sidewalks, landscaped areas, driveways, parking areas, and such other areas as may be designated by Landlord as part of the Common Areas. With respect to the Common Areas, Landlord shall have the right to:

(i)     Close off any of the Common Areas to whatever extent required in the reasonable opinion of Landlord to prevent a dedication of any of the Common Areas or the accrual of any rights by any person or the public to the Common Areas;

(ii)     Temporarily close any of the Common Areas for maintenance, alteration or improvement purposes, or as necessary in the exercise of Landlord’s reasonable judgment;

(iii)     Select, appoint or contract with any person or entity for the purpose of servicing, operating, maintaining or repairing the Common Areas;

(iv)     Change the location, size, use, appearance, shape or nature of the Common Areas; and/or

(v)     Institute one or more systems, including without limitation gates and the designation of parking areas, for the control of parking at the Complex.

Landlord shall incur no liability as a consequence of the exercise of any of Landlord’s rights set forth in Subsection 1.3(a) or this Subsection 1.3(c) or the construction of any other alterations or additions to the Complex and the improvements thereon, nor shall Tenant be entitled to any abatement or diminution of Rent (as hereinafter defined) on account thereof. Any such action shall not constitute an actual or constructive eviction, in whole or in part, or relieve Tenant from any of its obligations under the Lease; provided however, that, except as required by applicable law, Landlord shall exercise such rights in such manner as will (i) not deprive Tenant of reasonable means of ingress and egress to and from the Premises, in light of Tenant’s permitted use thereof, (ii) reduce the usable square footage of the Premises, or (iii) materially interfere with Tenant’s ability to utilize and enjoy the Premises for the uses permitted hereby.

ARTICLE 2 -- TERM AND POSSESSION

Section 2.1 -- Term. The term of this Lease shall be for the period of years and months specified in Item C of the Basic Lease Provisions (the "Term"); it shall begin on the Delivery Date and shall end at 11:59 p.m. on the Expiration Date, unless this Lease is terminated earlier. Notwithstanding the foregoing, the terms of this Lease shall be in full force and effect as of the Effective Date.

Section 2.1(a) -- Renewal Term(s). Provided that Tenant is not in default of its obligations under this Lease, Tenant may, at its option, extend the Term for the period(s) set forth in Item C of the Basic Lease Provisions (each a “Renewal Term”), each under the terms and conditions of this Lease. Tenant shall exercise its option(s) to extend the Term by written notice to Landlord given at least nine (9) months, but no more than twelve (12) months, prior to the expiration of the Term, time being of the essence with respect to such notice. “Term” shall mean the initial Term plus any properly exercised Renewal Term(s). In no event shall Landlord pay, or become liable to pay, any commissions or other compensation to Tenant’s broker or finder, including, without limitation, the Tenant broker listed in Item L of the Basic Lease Provisions, with respect to Tenant’s exercise of any Renewal Term, except to the extent that Landlord enters into a separate written agreement for the payment of such commissions or fees.

Section 2.2 -- Delivery of Possession. Tenant shall accept the Premises in its AS-IS, WHERE-IS condition, with all faults and without representation or warranty as to condition or fitness for Tenant’s use. Landlord shall use commercially reasonable efforts to deliver possession of the Premises to Tenant by the Anticipated Delivery Date specified in Item D of the Basic Lease Provisions. Landlord shall notify Tenant, in writing, of the date Landlord is delivering possession of the Premises to Tenant. The "Delivery Date" shall be the date that Landlord delivers possession of the Premises to Tenant pursuant to the terms of this Lease. Upon request by Landlord, Tenant shall execute and deliver to Tenant a commencement date agreement setting forth the Delivery Date, Rent Commencement Date and such other factual information as may be reasonably requested by Landlord.

Section 2.3 -- Delayed Delivery. If Landlord will not have the Premises ready for delivery to Tenant by the Anticipated Delivery Date, then Landlord shall give to Tenant written notice of such delay; and Landlord shall not be liable to Tenant for any loss or damage resulting from such delay. Notwithstanding the foregoing provisions (i) if there is any delay in the Delivery Date due to the action or inaction of Tenant (“Tenant Delay”), then the Delivery Date shall be deemed to be the date that Landlord would have delivered possession of the Premises to Tenant if such Tenant Delay had not occurred; and (ii) if Landlord is unable to deliver to Tenant possession of the Premises within one (1) year after the Anticipated Delivery Date, then either party may terminate this Lease by giving to the other party written notice of such termination not later than thirty (30) days following the expiration of said one (1) year period.

Section 2.4 -- Tenant's Acceptance of the Premises. Within ten (10) days after the Delivery Date, Tenant shall give to Landlord a written certificate which states: (i) that Tenant has accepted the Premises for occupancy; and (ii) that the condition of the Premises was, at the time, satisfactory and in conformity with this Lease, except for any defects identified in such certificate. If any such defects are so identified, Landlord shall promptly thereafter examine them, and, if found to be actual defects, shall promptly correct them. In the event of a dispute between the parties with respect to any such defects, a letter or other document mutually signed by Landlord's and Tenant's architect stating that the reported defects were not such, or were corrected, shall be conclusive and binding upon Tenant and Landlord. If Tenant should occupy the Premises for more than ten (10) days and should fail to give to Landlord such certificate within such ten (10) day period, then Tenant shall be deemed to have accepted the Premises without qualification as described in this Section 2.4.

Section 2.5 -- Holding Over. If Tenant continues occupying the Premises after the Term ends (herein called a "Holdover"), it shall be a ‘month-to-month’ tenancy, terminable on thirty (30) days' advance notice by either party. Tenant shall pay at the beginning of each month Base Rent and Additional Rent that is 200% of the amount due in the last full month immediately preceding the Holdover period.

Section 2.6 -- Surrender of the Premises. Upon the expiration or termination of this Lease, Tenant shall vacate and surrender to Landlord the Premises, together with all improvements and other property of Landlord, in broom-clean condition and in good order, condition and repair, except for ordinary wear and tear and fire or other damage which Tenant is not obligated to repair, and shall remove Tenant's Property (as that term is described in Section 11.2) and repair any damage caused by such removal. If the Premises are not in such condition, then Tenant shall be liable to Landlord for the cost of any repairs which may be necessary to restore the Premises to such condition, any items of Tenant's Property not removed by Tenant shall be considered abandoned and Landlord may dispose of abandoned items as Landlord chooses and bill Tenant for the cost of disposal, with Tenant's liability therefor surviving the expiration or termination of this Lease.

Section 2.7 – Early Termination Option. Provided that there is no pending default by Tenant at the time of the exercise of the option herein contained or on the effective date of the option provided below, Tenant may terminate this Lease during the fifth (5th) lease year, to become effective at the expiration of the fifth (5th) lease year upon providing not less than nine (9) months’ prior written notice to Landlord; provided, however, that Tenant shall be required, as a condition precedent to such early termination, to pay a termination fee equal to (i) two (2) months Rent; (ii) the Rent Abatement; (iii) the unamortized balance of the tenant improvements associated with the construction of the Premises; and (iv) the unamortized balance of leasing commissions paid by Landlord to Brokers in connection with this Lease.

ARTICLE 3 -- RENT

Section 3.1 -- Base Rent.

Section 3.1(a) -- Base Rent During the Initial Term. Tenant shall pay to Landlord, as base rent for the Premises from and after the Rent Commencement Date, the amount of money per year specified in Item G of the Basic Lease Provisions (the "Base Rent"), which amount shall be due and payable in equal consecutive monthly installments on or before the first day of each and every calendar month, without deduction or offset; provided that if the Rent Commencement Date should be a day other than the first day of a calendar month or if the Expiration Date or date of termination of this Lease should be a day other than the last day of a calendar month, then the installment of Base Rent for such partial month shall be prorated. Base Rent for any partial year at the beginning or end of the Term shall be prorated based on a 365 day year.

Section 3.1(b) -- Base Rent During the Renewal Term(s). The rent payable by Tenant during each Renewal Term shall be equal to the “Fair Market Rent.” “Fair Market Rent” shall mean the applicable Base Rent and Additional Rent for which tenants, as of the commencement of the applicable Renewal Term, are leasing properties comparable in size, location, quality and use to the Premises in locations comparable to the location of the Premises, with adjustments for the type of lease and taking into consideration all factors relevant to a fair and equitable determination of Fair Market Rent. Notwithstanding the foregoing, in no event shall the Rent payable during any Renewal Term be less than the Rent payable by Tenant as of the date immediately preceding the commencement of such Renewal Term. Fair Market Rent shall be determined as follows:

A. Within twenty (20) days after Landlord’s receipt of Tenant’s written notice of the exercise of a Renewal Term, Landlord shall deliver notice (“Renewal Rent Notice”) to Tenant setting forth Landlord’s initial determination of the Fair Market Rent. Tenant shall provide Landlord written notice within twenty (20) days after receipt of the Renewal Rent Notice of Tenant’s acceptance or rejection of the Landlord’s stated Fair Market Rent (“Tenant’s Notice”). Tenant’s failure to send to Landlord Tenant’s Notice within such twenty (20) day period shall be deemed Tenant’s acceptance of the Fair Market Rent set forth in the Renewal Rent Notice.

B. If Tenant’s Notice timely and appropriately objects to the rent set forth in the Renewal Rent Notice, Landlord and Tenant shall attempt to agree upon the Fair Market Rent using their best good-faith efforts. If Landlord and Tenant fail to reach agreement within fifteen (15) days following the earlier of (i) the expiration of twenty (20) day period for Tenant’s Notice; or (ii) Landlord’s receipt of Tenant’s Notice rejecting the rent set forth in the Renewal Rent Notice (“Outside Agreement Date”), then each party shall make a separate determination of the Fair Market Rent which shall be submitted to each other within five (5) days after the Outside Agreement Date. Landlord’s submission to Tenant may be referred to herein as “Landlord’s Final Determination” and Tenant’s determination may be referred to as “Tenant’s Final Determination.” If Tenant fails to submit Tenant’s Final Determination of Fair Market Rent within such five (5) day period, the rent set forth in Landlord’s Final Determination shall be the Fair Market Rent. If Tenant timely submits Tenant’s Final Determination, Landlord’s Final Determination and Tenant’s Final Determination shall be submitted to arbitration in accordance with the following:

(i)     Landlord and Tenant shall each appoint, within ten (10) days after the Outside Agreement Date, one arbitrator who shall by profession be a current real estate broker or appraiser of commercial properties comparable to the Complex in the vicinity of the Premises, and who has been active in such field over the last ten (10) years. The determination of the arbitrators shall be limited solely to the issue of whether Landlord’s Final Determination or Tenant’s Final Determination is the closest to the actual Fair Market Rent as determined by the arbitrators, taking into account the requirements set forth herein (i.e., the arbitrators may only select Landlord’s Final Determination or Tenant’s Final Determination and may not select a compromise position).

(ii)     The two (2) arbitrators so appointed shall, within five (5) days after the date of the appointment of the last appointed arbitrator, agree upon and appoint a third arbitrator who shall be qualified under the same criteria set forth hereinabove for qualification of the initial two (2) arbitrators.

(iii)     The three (3) arbitrators shall within ten (10) days after the appointment of the third arbitrator reach a decision as to whether the parties shall use Landlord’s Final Determination or Tenant’s Final Determination as the actual Fair Market Rent, and shall notify Landlord and Tenant thereof.

(iv)     The decision of the majority of the three (3) arbitrators shall be binding upon Landlord and Tenant.

(v)     If either Landlord or Tenant fails to appoint an arbitrator within ten (10) days after the Outside Agreement Date or if one of the arbitrators so appointed shall fail to make a timely decision as set forth herein, the arbitrator appointed by one of them shall reach a decision, notify Landlord and Tenant thereof, and such arbitrator’s decision shall be binding upon Landlord and Tenant.

(vi)     If the two (2) arbitrators fail to agree upon and appoint a third arbitrator within the time frame set forth in subparagraph (ii) above, or both parties fail to appoint an arbitrator, then the appointment of the third arbitrator or any arbitrator shall be dismissed and the matter to be decided shall be forthwith submitted to arbitration under the provisions of the American Arbitration Association (or its successor if the American Arbitration Association is no longer in existence).

(vii)     The cost of arbitration shall be paid by Landlord and Tenant equally.

Section 3.2 -- Additional Rent.

Section 3.2(a). Definitions. The following defined terms shall, unless the context otherwise requires, have the meanings specified in this Section 3.2(a) for all purposes of this Lease:

(i)     "Operating Expenses" shall mean all costs and expenses paid or incurred in connection with operating, maintaining, repairing, replacing, insuring (including deductibles), managing, securing, increasing the efficiency and sustainability and owning the Complex and the improvements thereon as reasonably allocated to the Complex and portions thereof by Landlord, including, without limitation, a 15% administrative fee on such expenses. Landlord may, at its option, amortize any component of Operating Expenses over the useful life thereof, and include in Operating Expenses in each year only that amortized portion thereof.

Notwithstanding the foregoing, Operating Expenses shall not include the following:

(1)	Depreciation, interest and principal and interest payments on mortgage and other debts of Landlord.

(2)	Costs incurred in renovating or otherwise improving or decorating, painting or redecorating space for specific tenants, other than ordinary repairs and maintenance provided to all tenants.

(3)	Any charge for Landlord's income taxes, excess profit taxes, franchise taxes, or similar taxes on Landlord's business.

(4)	All costs relating to activities for the solicitation and execution of leases of space in the Complex, including, without limitation, brokerage fees, legal fees and tenant improvements or allowances.

(5)

The cost of any repair made by Landlord because of damage to the Complex which is covered by insurance (other than Landlord's insurance deductible cost which shall be included) or the condemnation of a portion of the Complex.

(6)	The cost of utilities that are separately metered and paid directly by other tenants in the Complex.

(ii)     "Real Estate Taxes" means the total amount, as reasonably allocated to the Complex, of all general real estate taxes, special assessments, service payments in lieu of taxes or other payments made under a tax increment financing program and voluntary payments and other charges under any other financial or incentive program to the extent such payments do not increase the amount of Real Estate Taxes over the amount which would be payable if there were no such program and the complex was fully taxable, and similar charges assessed, levied or imposed by a governmental authority upon the Complex (other than penalties for late payment); and all costs and expenses paid or incurred by Landlord in contesting or determining the validity or amount thereof. Real Estate Taxes shall include, without limitation: (i) any fee, license fee, license tax, business license fee, commercial rental tax, levy, charge, assessment and/or tax imposed by any taxing authority against the land and buildings comprising the Premises (including, without limitation, any fees, taxes and/or assessments resulting from this Lease or the tenant improvements installed in the Premises by or for the benefit of Tenant or resulting from a change in valuation of the Premises); (ii) any tax on the receipt of rent or income from the Project; (iii) any tax or charge for fire protection, streets, sidewalks, road maintenance, refuse or other services provided to the Project by any governmental agency; (iv) any commercial real estate add-on tax associated with transportation maintenance, improvements or capital infrastructure projects; (v) any recording or transfer tax imposed upon this Lease or the recordation of the memorandum of lease recorded in connection with the Lease (which may, at Landlord’s option, be billed directly to Tenant in full); and (vi) any charge or fee replacing any tax previously included within the definition of Real Estate Taxes. Real Estate Taxes shall not include capital, stock, succession, transfer of fee interest, gift, estate, inheritance or net income taxes.

Section 3.2(b). Adjustments.

(i)     Gross-Up. If occupancy of the Complex is less than 95% during any calendar year, then Operating Expenses for that calendar year shall be "grossed up" to that amount of Operating Expenses that, using reasonable projections, would normally be expected to be incurred during such year if the Complex were 95% occupied during such year. Only those component expenses that are affected by variations in occupancy levels shall be grossed up.

(ii)     Tax Refunds. If Landlord receives a refund of any portion of Real Estate Taxes that were included in Real Estate Taxes paid by Tenant, then Landlord shall reimburse Tenant its pro rata share of the refunded taxes, less any expenses incurred by Landlord to obtain the refund.

Section 3.2(c). Payment by Tenant. Commencing on the Rent Commencement Date, during each calendar year or portion thereof, Tenant shall pay to Landlord, as additional rent hereunder ("Additional Rent"), Tenant's Proportionate Share of the excess for any calendar year during the Term of Real Estate Taxes and Operating Expenses over the amounts for the Base Year as set forth in Item H of the Basic Lease Provisions, prorated for any partial calendar year. The Additional Rent shall be due and payable within ten (10) days after Tenant’s receipt of an invoice from Landlord. Landlord may, at its option, estimate the amount of Additional Rent to be paid by Tenant and Tenant shall pay to Landlord such estimate in twelve (12) monthly installments simultaneously with the monthly installments of Base Rent. Notwithstanding any provision of this Lease to the contrary, in no event shall Tenant receive a refund if Real Estate Taxes or Operating Expenses are less that the amounts due for the Base Year. The obligations of Tenant to pay the Additional Rent set forth in this Section shall survive the termination or expiration of this Lease. If Landlord fails to send Tenant a statement for any component of Operating Expenses within one (1) year after the end of the calendar year that the expense was incurred, Tenant shall be released from all obligations to pay such component of Operating Expenses.

Section 3.2(d). Reconciliation. Following the end of each calendar year during the Term, Landlord shall furnish to Tenant a statement of Landlord's actual Operating Expenses and Real Estate Taxes for the previous calendar year. If for any calendar year the estimated amount of Additional Rent collected for the prior year, if any, is in excess of Tenant's actual Proportionate Share of the increases in Operating Expenses and Real Estate Taxes for such prior year, then Landlord shall refund to Tenant any overpayment (or, at Tenant's option, apply such amount against Additional Rent due or to become due hereunder). Likewise, Tenant shall pay to Landlord, within fifteen (15) days after demand, any underpayment with respect to the prior year, whether or not this Lease has expired or terminated prior to receipt by Tenant of a statement for such underpayment, it being understood that this obligation shall survive the expiration or termination of this Lease.

Section 3.3 -- Late Payment; Service Charge; Interest. Base Rent, Additional Rent and any other amount due from Tenant to Landlord under this Lease is sometimes hereinafter referred to as “Rent.” In the event any Rent is not received on or before the fifth (5th) day after the same is due, for each and every such payment, Tenant shall pay a service charge equal to ten percent (10%) of the amount not timely paid and shall bear interest from the date due, at a per annum rate equal to (the “Default Rate”) four (4) percentage points, plus the prime rate of JP Morgan Chase Bank (the "Prime Rate"), floating daily, until paid. If any check is returned for insufficient funds, or any other reason, Tenant shall pay to Landlord a processing fee of $100.00 plus any bank charges, in addition to any late payment fee and interest charges.

Section 3.4 – Rent Abatement. Subject to Tenant’s full and timely performance of its obligations under this Lease during the Lease Term, Tenant shall be entitled to receive a three (3) month abatement of Base Rent and Additional Rent (the “Rent Abatement”), which shall be applied to the period beginning on the Delivery Date and ending on the Rent Commencement Date. If the Delivery Date does not occur on the first (1st) day of a calendar month, Tenant shall pay the prorated rent for the partial month in which the Delivery Date occurs. The Rent Abatement granted herein shall be voidable in Landlord’s sole and absolute discretion at any time after a default by Tenant that remains uncured after the expiration of the applicable cure period. In such instance, Tenant shall be liable to Landlord for the full repayment of the Rent Abatement.

ARTICLE 4 -- SECURITY DEPOSIT

Tenant shall, simultaneously with its execution and delivery of this Lease, deposit with Landlord the amount set forth in Item I of the Basic Lease Provisions hereof which Landlord shall retain as security for the performance of all of the covenants of Tenant under this Lease (the "Security Deposit"). Landlord may apply the Security Deposit against the Rent due from Tenant hereunder or against damages caused by Tenant's failure to perform all of its obligations under this Lease. If so applied by Landlord, Tenant shall immediately deposit additional funds with Landlord so that the Security Deposit shall again equal the amount set forth in Item B of the Basic Lease Provisions. Any remaining portion of the Security Deposit which is not applied against the amounts due or to be due hereunder shall be returned to Tenant without interest when this Lease is terminated and Tenant has vacated and delivered the Premises to Landlord in accordance with the terms of this Lease. Landlord shall not be obligated to keep the Security Deposit as a separate fund but may commingle the Security Deposit with any other funds.

ARTICLE 5 -- PREPARATION OF THE PREMISES FOR OCCUPANCY

The terms and provisions of this Lease governing the preparation of the Premises by Landlord are set forth in "Exhibit C" attached hereto and incorporated herein by this reference.

ARTICLE 6 -- UTILITIES AND OTHER BUILDING SERVICES

Section 6.1 -- Basic Services. Landlord shall furnish to the Premises and the Common Areas the following utilities and perform the following building services to the extent reasonably necessary for Tenant's comfortable occupancy and use of the Premises for general office purposes in accordance with the standards of an office building in Fairfax, Virginia (except as may otherwise be required by law or directed by any governmental authority or utility company), except as otherwise specified in this Article 6: heat, ventilation and air conditioning between the hours of 7:00 a.m. to 6:00 p.m. on Monday through Friday and 7:00 a.m. to 1:00 p.m. on Saturday of each week, except on the "holidays" (hereinafter specified); electric current for lights and light office machines; water for drinking and lavatory purposes; elevator service; cleaning and janitorial service (Monday through Friday); replacement of components for lights to the extent necessary as a result of normal usage; and maintenance and repairs to the extent specified in Article 8 of this Lease. Landlord shall furnish and replace the light bulbs, starters, ballasts, and other component parts of the building’s standard fluorescent light fixtures. If Tenant should have so-called "can" or other lamps, then Landlord shall furnish the labor for the replacement of the light bulbs and other component parts of such lamps, but Tenant, at its expense, shall purchase and furnish to Landlord the light bulbs and other component parts for such lamps. As used in this Section 6.1, the term "holidays" means the following holidays or the days on which the holidays are designated for observance: New Year's Day, Memorial Day, July the Fourth, Labor Day, Thanksgiving Day, and Christmas Day. Notwithstanding the foregoing to the contrary, Tenant shall be responsible for full payment of electrical consumption in the Premises, which may be allocable to Tenant by Landlord based on Landlord’s equitable calculations. Alternatively, Landlord (i) may require that Tenant install separate utility meters or submeters in the Premises (or if any utilities are already sub or direct metered), then in any such event, Tenant shall pay the cost of all such separately metered or submetered utilities furnished to the Premises, by either paying to Landlord or paying directly to the utility provider, as directed by Landlord; (ii) may direct that Tenant secure and provide its own services and utilities for the Premises, at Tenant’s sole cost and expense; and (iii) set requirements, rules and procedures for the disposition, recycling, sorting, and segregation of waste from the Premises and Tenant shall comply with, and pay for, the same.[ALTERNATE FOR SOUTH BUILDING: Notwithstanding the foregoing to the contrary Landlord (i) shall install an electric utility meter for the Premises and Tenant shall be directly liable to the utility provider for payment of all electrical costs utilized within the Premises; (ii) may require that Tenant install additional utility meters or submeters in the Premises in the event that Landlord demonstrates that Tenant’s usage of such utilities exceeds normal usage associated with comparable medical practices, and in any such event, Tenant shall pay the cost of all such separately metered or submetered utilities furnished to the Premises, by either paying for same to Landlord or paying for same directly to the utility provider, as directed by Landlord; and (iii) reserves the right to set requirements, rules and procedures for the disposition, recycling, sorting, and segregation of waste from the Premises and Tenant shall comply with, and pay for, the same.]

Section 6.2 -- Additional Services. If Tenant should request or use any utilities or building services in addition to those provided by Landlord, or use any Landlord provided utilities or building services in frequency, scope, quality or quantities substantially greater than those which, in Landlord's reasonable judgment, are typically required for general office use, then Landlord may furnish the same; and if Landlord should do so, then the actual cost thereof shall be borne by Tenant, who shall be separately billed and shall reimburse Landlord therefor as provided in Section 6.4. Tenant agrees that should it need any of such additional utilities or building services, it shall give Landlord not less than twenty-four (24) hours prior notice of such need. Additional HVAC services for hours outside of those listed in Section 6.1 shall be charged to Tenant at Landlord’s then applicable rate, which rate is currently $120.00 per hour, and is subject to adjustment from time to time by Landlord. Tenant shall not install or connect (i) any lights or any mainframe computer, electronic data processing or other electrical equipment which exceeds the electrical connected load capacity of the Premises and the Complex or use electrical current in excess of normal office usage, or (ii) natural gas consuming equipment in the Premises.

Section 6.3 -- Interruption of Services. Any one or more of the utilities or building services specified in Section 6.1 and Section 6.2 may be interrupted or diminished temporarily by Landlord or other persons until certain repairs, alterations, or other improvements to the Premises or other parts of the Complex can be made or by any event or cause which is beyond Landlord's reasonable control, including any rationing or curtailment of utility services; that Landlord does not represent, warrant or guarantee to Tenant the continuous availability of such utilities or building services; and that any such interruption shall not be deemed or construed to be an interference with Tenant's right of possession, occupancy and use of the Premises nor a constructive eviction of Tenant, shall not render Landlord liable to Tenant for damages or entitle Tenant to any reduction of Rent, and shall not relieve Tenant from its obligation to pay Rent and to perform its other obligations under this Lease.

Section 6.4 -- Payment for Services. Tenant shall be responsible for all charges for telephone, telecommunications and other services ordered by it. In addition, the cost of all additional utilities furnished to or building services performed by Landlord for Tenant at the Premises, as provided in this Article, shall be borne by Tenant, who shall be separately billed, and shall reimburse Landlord therefor. To the extent provided by Landlord the cost of all utilities and building services specified in Section 6.1 shall be part of Operating Expenses.

ARTICLE 7 -- USE OF THE PREMISES

Section 7.1 -- Covenants Regarding Use. Tenant shall do all of the following:

Section 7.1(a). Specific Use. Tenant shall occupy and use the Premises exclusively for the use specified in Item M of the Basic Lease Provisions and shall not use the Premises for any other purpose, including any activity which is unlawful. There shall be no cooking in the Premises other than household-type microwave ovens.

Section 7.1(b). Waste. Tenant shall not commit, nor allow to be committed, in or on the Premises or the Complex any act of waste, including any act which might deface, damage or destroy the Premises or the Complex or any part thereof.

Section 7.1(c). Safety; Conduct. Tenant shall use the Premises in a safe and careful manner so as to preclude or minimize accidents and injuries to person or property. Tenant shall not use or permit to be used in or on the Premises or the Complex any hazardous equipment, substance, or other material (other than routine cleaning and office supplies which are used and stored in a prudent manner and in compliance with all applicable laws and regulations), or allow any condition to exist which is likely to cause injury to person or property or increase the danger of fire or other casualty; shall not permit any objectionable or offensive noise or odors to be emitted from the Premises; and shall not do, or permit to be done, anything which would disturb or interfere with other tenants or persons in the Complex or which might otherwise constitute a nuisance.

In no event shall Tenant permit any firearms to be on the Premises or the Complex, including Tenant's owners, officers, employees, invitees, clients, customers or others. Tenant shall, at the request of Landlord, post any and all notices on the Premises required under applicable law stating that firearms are prohibited on the Premises.

Section 7.1(d). Overloading Floors. Tenant shall not overload the floors of the Premises beyond their designed weight-bearing capacity. Landlord reserves the right to direct the positioning of all heavy equipment, furniture and trade fixtures which Tenant desires to place in the Premises so as to distribute properly the weight thereof, and to require the removal of any equipment, furniture or trade fixtures if the weight thereof exceeds the designed weight-bearing limit of the floors.

Section 7.1(e). Use for Insurance Purposes. Tenant shall not use the Premises or allow the Premises to be used for any purpose or in any manner which would, in Landlord's reasonable judgment, invalidate any policy of hazard or liability insurance now or hereafter carried on the Complex or increase the rate of premiums payable on any such insurance policy. If Tenant should fail to perform this obligation, Landlord may direct Tenant to stop engaging in such activity or to reimburse Landlord for any increase in insurance premiums charged to Landlord as a result of such use.

Section 7.1(f). Signs, Exterior Windows. Tenant shall not inscribe, paint, affix or display any signs, advertisements or notices on the Complex. Tenant shall not place any signs, placards or other items on or adjacent to the exterior windows of the Premises which are visible from the exterior of the Premises or the Complex. Tenant shall install interior blinds on all exterior windows of the Premises which are approved by Landlord and present a uniform, finished appearance on the exterior of the Complex. Landlord shall, at Tenant’s expense, install building standard signage on the Complex directory and at the entrance to the Premises, and Tenant shall reimburse Landlord for the cost thereof.

Section 7.1(g). Compliance With Laws. Tenant shall comply with all laws, statutes, ordinances, rules, regulations and orders of any governmental authority having jurisdiction over and relating to Tenant's occupancy and use of the Premises.

Section 7.1(h). Compliance With Rules and Regulations. Rules and regulations governing the occupancy and use of the Premises, Common Areas and the Complex have been adopted by Landlord for the mutual benefit and protection of all of the tenants at the Complex. Tenant shall comply with the rules and regulations currently in effect, which are set forth on a schedule attached to this Lease as "Exhibit B." Landlord shall have the right to amend such rules and regulations or to make new rules and regulations from time to time. Any such amendments shall be set forth in a written instrument and shall be given to Tenant, who shall thereafter comply with the same. In the event of any conflict between any such rules and regulations and the provisions of this Lease, the provisions of this Lease are paramount and shall control. In no event shall Landlord be liable to Tenant for the failure of any other tenant, or its employees, contractors or invitees to comply with any such rules and regulations.

Section 7.2 -- Entry Into and Inspection of the Premises. Landlord, its employees and agents, and any existing or prospective mortgagee, purchaser or tenant of the Complex, shall have the right to enter into the Premises or any part thereof, for the purposes of examining or inspecting the same, showing the same to existing or prospective purchasers, mortgagees or tenants, performing cleaning and janitorial services, and making such repairs, alterations or other improvements to the Premises or other parts of the Complex as Landlord considers to be necessary or desirable, or to exercise any right or remedy. Any such entry may be made (i) at any time without notice in the event of any emergency, or (ii) otherwise upon reasonable notice to Tenant. Such entry may be made after normal business hours. If Tenant or its employees are not present to open an access door and permit such entry into the Premises at any such time, Landlord and its employees and agents may enter the Premises by means of a master or pass key, or otherwise. Landlord shall not be liable to Tenant for any such entry, nor shall any such entry be deemed or construed to constitute an interference with Tenant's right of possession or entitle Tenant to any reduction of Rent; provided that Landlord shall use commercially reasonable efforts to minimize interference with Tenant's business operations.

ARTICLE 8 – MAINTENANCE AND IMPROVEMENTS

Section 8.1 -- Maintenance and Repair by Landlord. Landlord shall maintain in good order and condition the foundation, basement, floors, ceilings, roof, structural walls and plate glass windows which are a part thereof, and the electrical, plumbing, heating, ventilation and air conditioning equipment and systems of the Complex. The cost of maintaining the Complex as reasonably allocated by Landlord, including all repair, replacement and compliance costs, shall be part of the Operating Expenses, except for those repairs or replacements made necessary by reason of the negligence or intentional misconduct of Tenant or any person for whom Tenant is legally responsible, in which event the cost of such repairs or replacements shall be borne and paid by Tenant.

Section 8.2 -- Maintenance and Repair by Tenant. Except for Landlord's obligations under Section 8.1, Tenant shall maintain the interior of the Premises and all fixtures and equipment therein in good order and in the same condition as existed immediately after completion of the later of Landlord’s Work or Tenant’s Work.

Section 8.3 -- Alterations and Other Improvements. Tenant shall not make or permit to be made any alterations or other improvements to the Premises, including any painting, decorating or remodeling or the installation of any window coverings, carpeting, or any trade or other fixtures (collectively, “Tenant’s Work”), without Landlord's prior written consent and approval of all plans and specifications to the extent applicable, which consent and approval shall not be unreasonably withheld to minor cosmetic items. If Landlord should so consent to any Tenant’s Work, then Tenant shall make the same in accordance with all applicable building codes and other laws, rules and regulations, in a good and workmanlike manner and in quality equal to or better than the original construction. Tenant shall pay all costs incurred in connection with Tenant’s Work. All Tenant’s Work, except those that Landlord advises Tenant must be removed at the time Landlord initially approves the same, shall become a part of the Complex and the property of Landlord, and shall not be removed by Tenant at any time, whether prior to, upon or after the expiration or termination of this Lease.

Section 8.4 -- Trade and Other Fixtures. With Landlord's consent, Tenant may install trade fixtures within the Premises. Any such trade fixtures shall be deemed to be a part of Tenant's Property (as defined in Section 11.2) and may or, if so directed by Landlord, shall be removed by Tenant, at its expense, upon the expiration or termination of this Lease. Tenant shall repair any damage to the Premises resulting from such removal.

ARTICLE 9 -- DESTRUCTION OR DAMAGE

Section 9.1 -- Destruction or Damage. If the Complex or the Premises should be destroyed or damaged by fire or other casualty, then Landlord may, within sixty (60) days after the date of such casualty, terminate this Lease by giving written notice to Tenant of such termination. If Landlord does not terminate this Lease, then Landlord shall restore the Premises, and this Lease shall continue in full force and effect for the remainder of the Term. Anything contained in this Article 9 to the contrary notwithstanding, in the event (a) the damage is not covered by Landlord's insurance, or (b) the holder of any mortgage on the Complex requires that the insurance proceeds be applied to the indebtedness secured by such mortgage, then Landlord shall have the right to terminate this Lease by giving written notice thereof to Tenant within thirty (30) days after Landlord learns that such damage is not covered by its insurance, or thirty (30) days after Landlord learns of such requirement from said mortgage holder, as the case may be.

Section 9.2 -- Restoration. If the Premises have been destroyed or damaged by fire or other casualty, but this Lease has not been terminated as provided in Section 9.1, then Landlord shall, at its expense, repair, reconstruct, and otherwise restore the damaged part of Landlord’s Work in the Premises to substantially the same condition as existed on the Delivery Date, plus such part of the Common Areas as may be necessary to provide access to the Premises. Landlord's obligations under this Section 9.2 shall be limited to the restoration of the original Landlord's Work, and not Tenant's Property or other improvements. Tenant shall, within thirty (30) days after the date that Landlord completes the reconstruction of Landlord's Work, restore the Premises to the condition which existed prior to such casualty and reopen for business in the Premises. During the period of restoration provided for in this Section 9.2: (i) if the Premises were destroyed or substantially damaged and neither Tenant nor anyone for whom Tenant is legally responsible caused the damage, then no Rent shall be due and payable from the date of the casualty until Landlord's restoration has been substantially completed or this Lease is terminated, (ii) if the Premises were partially damaged and neither Tenant nor anyone for whom Tenant is legally responsible caused the damage, then the Rent shall abate in proportion to that part of the Premises that is unfit for use in Tenant's business until Landlord’s restoration has been substantially completed. The abatement of Rent shall consider the nature and extent of interference with Tenant's ability to conduct business in the Premises.

ARTICLE 10 -- LIABILITY AND INDEMNIFICATION

Section 10.1 -- Tenant's Indemnity. Subject to Section 11.3, Tenant agrees to indemnify, defend and hold Landlord harmless from claims for personal injury, death or property damage arising from (i) incidents occurring in or about the Premises, and (ii) incidents occurring in, on or about the Complex which are caused by the negligence, willful misconduct, acts or omissions of Tenant or anyone for whom Tenant is legally responsible, including, without limitation, its employees, agents, contractors and invitees and all costs, liabilities, claims and expenses (including attorneys' fees and costs) arising therefrom.

Section 10.2 -- Landlord's Indemnity. Subject to Sections 10.3 and 11.3, Landlord agrees to indemnify, defend and hold Tenant harmless from claims for personal injury, death or property damage arising from incidents occurring in or about the Premises or the Complex which are caused by the negligence, willful misconduct, acts or omissions of Landlord or anyone for whom Landlord is legally responsible, including, without limitation, its employees, agents, contractors and invitees and all costs, liabilities, claims and expenses (including attorneys' fees and costs) arising therefrom.

Section 10.3 -- Waiver of Landlord’s Liability. Landlord shall not be responsible or liable to Tenant for any interruption of business or any loss or damage that may be occasioned by or through the acts or omissions of persons or entities occupying adjoining premises or any part of the Complex, or for any loss or damage resulting to Tenant, Tenant’s business operations or Tenant’s Property from bursting, stoppage or leaking of water, gas, sewer or steam pipes, or (without limiting the foregoing) for any damages or loss of property within the Premises from any cause whatsoever. Tenant shall give immediate notice to Landlord in case of any damage to or destruction of all or any part of, or accidents in, the Premises or of defects therein or in alterations, decorations, additions or improvements, including, without limitation, any fixtures or equipment.

ARTICLE 11 -- INSURANCE

Section 11.1 -- Landlord's Insurance. Landlord shall keep in force a property insurance policy on the Complex, including the Premises, including rent loss coverage. Landlord shall not be required to insure against any loss of or damage to Tenant's Work, Tenant’s Property or any additional improvements or alterations other than Landlord's Work. Landlord shall obtain, carry and keep in force a policy of comprehensive or commercial general liability insurance which shall insure Landlord against any liability or claim for personal injury, wrongful death or property damage for which it is responsible under this Lease or by law with a policy limit of at least $2,000,000.00. The cost of Landlord's insurance and any deductibles shall be included in Operating Expenses, as reasonably allocated to the Complex; provided that if any activity carried on by Tenant in the Premises shall result in an increase in such insurance premiums, then the cost of such increase shall be borne by Tenant, who shall be separately billed and shall reimburse Landlord therefor.

Section 11.2 -- Tenant's Insurance. Tenant shall, at its expense, obtain, carry and keep in force a policy of comprehensive or commercial general liability insurance and special form property insurance which shall be issued by an insurance carrier authorized to transact business in the State where the Premises is located and acceptable to Landlord, which shall insure both Tenant, Landlord, and, if requested, Landlord's lessor and mortgagor as their interests may appear, in the following minimum amounts, respectively:

(i)	Worker's Compensation	Minimum statutory amount

(ii)	Comprehensive or commercial general liability insurance, including, if requested by Landlord, pollution legal liability insurance	Not less than $2,000,000

(iii)	Special form property insurance on Tenant's Property, Tenant's Work and any other alterations or improvements by Tenant	Replacement cost

As used herein, the term "Tenant's Property" means any property owned or leased by Tenant and located within the Premises or any other part of the Complex, including any furniture, equipment, vehicles, supplies, goods, or other items of personal property, any of Tenant's trade fixtures and any securities or tangible property owned or held by Tenant.

Each such insurance policy shall be on an occurrence basis, name Landlord as an additional insured and provide that it may not be amended or canceled upon less than thirty (30) days' prior written notice to Landlord. Tenant shall furnish to Landlord a certificate of insurance evidencing such coverages. If Tenant should fail to obtain, carry, or keep in force such insurance or to furnish to Landlord any such certificate of insurance, then Tenant shall be in default under this Lease, and Landlord may remedy such default by obtaining such insurance for the account of Tenant and by being reimbursed therefor as provided in Section 13.2.

Section 11.3 -- Waiver of Subrogation. Subject to Section 11.1, each party hereby waives claims arising in any manner in its ("Injured Party's") favor and against the other party for loss or damage to the Injured Party's property located at or within or constituting a part or all of the Premises or the Complex regardless of the negligence of the parties. This waiver applies to the extent the loss or damage is covered by the Injured Party's insurance or the insurance the Injured Party is required to carry under this Article 11, whichever is greater. This waiver also applies to each party's directors, members, officers, employees, shareholders, members, partners and agents. Since this mutual waiver will preclude the assignment of any such claim by subrogation or otherwise to an insurance company, each party shall give to its insurance carrier written notice of the waiver of subrogation contained in this Section 11.3, and shall have its insurance policy properly endorsed, if necessary, to prevent the invalidation of such policy by reason of such waiver of subrogation. For purposes of the foregoing waiver, the amount of any deductible applicable to any loss or damage shall be deemed covered by, and recoverable by the insured under, the applicable insurance policy.

ARTICLE 12 -- ASSIGNMENT AND SUBLETTING

Tenant shall not assign this Lease, sublet the Premises, or otherwise transfer any interest in this Lease or the Premises, or any part thereof, or permit the occupancy of all or any part of the Premises by any third party, whether by operation of law or in connection with a merger or consolidation or otherwise (individually and collectively, a “Transfer”), without in each case securing Landlord’s prior written consent. Any transfer of a 10% or greater ownership or voting interest in Tenant shall be deemed a Transfer and require Landlord's consent as set forth herein. Landlord's consent to any Transfer shall not be deemed a consent to any further Transfer, each of which shall require Landlord's consent as set forth herein. In no event shall any Transfer release Tenant from the faithful performance of its obligations under this Lease. Landlord shall be entitled to receive all amounts payable by the transferee in excess of the amounts payable by Tenant under this Lease, whether payable in one or more lump sums or in periodic amounts. Simultaneously with requesting Landlord’s consent to any Transfer, Tenant shall deliver to Landlord (i) all relevant information concerning the transferee, including, without limitation, financial information, names, addresses, business experience, transaction summary and consideration to be paid; and (ii) Five Hundred Dollars ($500.00) to defray Landlord’s administrative expense. In addition, upon request by Landlord, Tenant shall promptly send to Landlord any additional information requested by Landlord, plus the full amount of any legal fees or other costs incurred by Landlord in connection with Tenant’s request. Any attempted Transfer in violation of this Article shall be null and void ab initio and of no force or effect, provided that Landlord may in all events, at its option, collect rent and other amounts from any actual or purported Transferee.

ARTICLE 13 -- DEFAULTS AND REMEDIES

Section 13.1 -- Default by Tenant. The occurrence of any one or more of the following events shall constitute a default by Tenant under this Lease: (1) Tenant fails to pay any portion of any Rent within five (5) days after the same is due, or (ii) Tenant fails to perform any of the other obligations undertaken by it in this Lease within a period of twenty (20) days after Landlord has given to Tenant written notice thereof; provided that if the obligation is of such a nature that the same cannot, with due diligence, be reasonably performed within such twenty (20) day period, then such default shall be deemed to have been remedied if Tenant commences such performance within such twenty (20) day period and thereafter undertakes and proceeds, with due diligence, to complete the same and does complete the same within a reasonable time; provided that in no event shall Landlord be required to send more than two notices of default in any calendar year with any subsequent default under this Lease after two such notices in any calendar year constituting an immediate default by Tenant without the right to cure by Tenant.

Section 13.2 -- Remedies of Landlord. If a default by Tenant has occurred as provided in Section 13.1, then Landlord shall have all of the rights and remedies afforded to it by law and also all of the following rights and remedies, any one or more of which may be exercised and enforced independently or concurrently at any time after such default without further notice to Tenant, without waiving any of Landlord's other rights and remedies, without terminating this Lease, and all of which rights and remedies shall, to the extent applicable, survive the termination of this Lease.

Section 13.2(a). Cure. Landlord may remedy or cure Tenant's default; and if Landlord should do so in whole or in part, then Tenant shall reimburse Landlord for all costs and expenses paid or incurred by it in connection therewith, together with interest thereon at the Default Rate until the same is paid in full.

Section 13.2(b). Eviction. Landlord may, with or without terminating this Lease, direct Tenant and any other occupant of the Premises to vacate and surrender to Landlord the Premises by giving to Tenant five (5) days' prior notice to do so, and if Tenant should fail to do so within such five (5) day period, then Landlord may dispossess and evict Tenant and any other occupant of the Premises, and may remove any property by any means permitted by law.

Section 13.2(c). Re-Letting. Landlord may after repossessing the Premises re-let the Premises for a term, rent and other terms and conditions as Landlord may reasonably determine. If Landlord should so repossess the Premises, Tenant shall continue to be obligated to pay the Rent and to perform all of its other obligations under this Lease until such time as the Premises have been so re-let; whereupon Tenant shall immediately be obligated to pay to Landlord from time to time, the difference between the Rent provided for herein and the rent provided for in any subsequent re-letting for the period of time which would otherwise have constituted the remaining balance of the Term of this Lease, together with all costs and expenses paid or incurred by Landlord in connection with such re-letting, including those paid or incurred for repairs, tenant finish improvements, brokers' and attorneys' fees, and any other loss or damage sustained by Landlord as a result of Tenant's default. Landlord may bring suit to collect such damages as they become due and any suit for damages accrued to the date of such suit shall not prejudice Landlord's right to bring additional suits for future damages in accordance with this Section.

Section 13.2(d). Termination. Landlord may terminate this Lease, including Tenant's right of possession of the Premises and any other right afforded to Tenant under this Lease, at any time after the occurrence of Tenant's default, by giving to Tenant written notice of such termination, provided that Tenant shall remain liable for the amounts set forth herein notwithstanding such termination. If Landlord should so terminate this Lease, then Tenant shall pay to Landlord the sum of (i) Rent due up to the date of such termination, (ii) the difference between the (1) total Rent and other charges due for the remainder of Term under this Lease, and (2) the fair market value of the Premises for the remainder of the Term, taking into consideration brokerage fees and commissions, tenant inducements, free rent periods and other costs of reletting, such difference to be discounted to present value at the discount rate published by the Federal Reserve Bank on the date of termination; (iii) any loss or damage sustained by Landlord in connection with Tenant's default and the termination of this Lease; and (iv) any other amount which Landlord may be entitled, by law, to recover from Tenant as a result of its default and the termination of this Lease.

Section 13.2(e). Civil Action. Landlord may sue Tenant for specific performance of any of the obligations undertaken by it in this Lease or for any injunctive or other equitable relief, or for the recovery of possession of the Premises or any loss or damage sustained by Landlord as a result of Tenant's result.

Section 13.2(f). Lien for Rent. Tenant hereby grants to Landlord a lien and security interest on all property of Tenant now or hereafter placed in or upon the Premises and all proceeds therefrom, and also upon all proceeds of any insurance which may accrue to Tenant due to damage or destruction of any such property. Such property shall be and remain subject to such lien and security interest of Landlord for payment of all Rent. The provisions hereof relating to this lien and security interest shall constitute a security agreement under the Uniform Commercial Code (the "UCC") so that Landlord shall have and may enforce a security interest on all property of Tenant now or hereafter placed in or on the Premises, including but not limited to all fixtures, machinery, equipment, furnishings and other articles of personal property. Tenant (i) agrees to execute, as debtor, such financing statements as Landlord may now or hereafter reasonably request in order that such security interest may be continuously perfected pursuant to the UCC; and (ii) hereby specifically authorizes Landlord to prepare and file all financing statements and other necessary documents, and all amendments thereto, and agrees to reimburse Landlord for all costs and expenses incurred in connection with the preparation and filing of the same. Landlord, as secured party, shall be entitled to all of the rights and remedies afforded a secured party under the UCC in addition to and cumulative of Landlord's liens and rights provided by law or by the other terms and provisions of this Lease. Notwithstanding the foregoing, Landlord hereby agrees to subordinate its lien to any lien securing bona fide financing of Tenant's movable personal property placed in the Premises, such subordination to be on Landlord’s standard form and Tenant shall be responsible for all costs incurred by Landlord in connection with such requested subordination, including, without limitation, any attorneys’ fees and expenses incurred by Landlord.

Section 13.3 -- Limitations on Landlord's Liability. If Landlord should default under this Lease and if Tenant should, as a consequence thereof, recover a money judgment against Landlord, then Tenant shall look solely to Landlord's right, title and interest in and to the Complex for the collection of such judgment, it being agreed that no other property of Landlord or its partners, members and shareholders shall be subject to levy under any attachment, execution, or other legal process for the satisfaction of Tenant's judgment, and that Landlord or its partners, members and shareholders shall not be personally liable for any deficiency.

Section 13.4 -- Non-Waiver of Defaults and Remedies. The failure or delay by either party, at any time after a default has occurred, to exercise or enforce any of the rights, remedies and obligations shall not be deemed or construed to be a waiver of any such default, right, remedy or obligation or to affect the right of a party thereafter to exercise or enforce each and every such right, remedy and obligation. No waiver of any default shall be deemed or construed to be a waiver of any other default, and no such waiver shall be valid or binding upon a party unless it is set forth in a written instrument signed by such party. The receipt by Landlord of less than the full Rent due at the time shall not be deemed or construed to be other than the receipt of a payment on account of the Rent then due, nor shall any statement on or in any letter accompanying Tenant's check be deemed or construed to be an accord and satisfaction; and Landlord may accept such payment without prejudice to Landlord's right to recover the remaining balance of the Rent then due or to pursue any of its other rights and remedies. No act or failure to act by Landlord or its employees or agents shall be deemed or construed to be an acceptance of a surrender of the Premises, and no agreement to accept such a surrender shall be valid or binding upon Landlord unless it is set forth in a written instrument signed by Landlord.

Section 13.5 -- Attorneys' Fees. If either party should default in the performance of any of its obligations under this Lease and the other party should employ one or more attorneys to assist it in enforcing its rights and remedies, the defaulting party shall reimburse the other party for the attorneys' fees paid or incurred by it in connection therewith, regardless of whether suit is filed or whether this Lease shall have been terminated, it being agreed that this obligation shall survive such termination.

Section 13.6 -- Waiver of Counterclaims, Trial by Jury and Right of Redemption. Landlord and Tenant waive their right to trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other (except for personal injury or property damage) on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant’s use of or occupancy of the Premises. Tenant shall not interpose any non-compulsory counterclaim or counterclaims or claims for set-off, recoupment or deduction of Rent in a summary proceeding for nonpayment of rent or other action or summary proceeding based on termination, holdover or other default in which Landlord seeks repossession of the Premises from Tenant, unless the failure to raise the same would constitute a waiver thereof. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause.

ARTICLE 14 -- EMINENT DOMAIN

Section 14.1 -- Taking. The terms "eminent domain," "condemnation," "taken," and the like in this Article 14 include takings for public or quasi-public use and private purchases in place of condemnation by any authority authorized to exercise the power of eminent domain. If the entire Premises or the portions of the Complex required for reasonable use of the Premises are taken by eminent domain, this Lease shall automatically terminate on the earlier of: (a) the date title vests in the condemning authority, or (b) the date Tenant is dispossessed by the condemning authority. If the taking of a part of the Premises materially interferes with Tenant's ability to continue its business operations in substantially the same manner and space, then Tenant may terminate this Lease on the earliest of: (i) the date when title vests in the condemning authority; (ii) the date Tenant is dispossessed by the condemning authority; or (iii) sixty (60) days following notice to Tenant of the date when vesting or dispossession is to occur. If there is a partial taking and this Lease continues, then this Lease shall terminate as to the part taken and the Rent and Additional Rent shall abate in proportion to the part of the Premises taken, and Tenant's Proportionate Share of Operating Expenses and Real Estate Taxes shall be equitably reduced.

Section 14.2 -- Termination by Landlord. If title to a part of the Complex other than the Premises is condemned, and, in Landlord's reasonable opinion, the Complex should be restored in a manner that materially alters the Premises, Landlord may terminate this Lease by giving notice to Tenant.

Section 14.3 -- Awards and Damages. Landlord reserves all rights to damages paid because of any partial or entire taking of the Premises. Tenant assigns to Landlord any right Tenant may have to the damages or award. Further, Tenant shall not make claims against Landlord or the condemning authority for damages; provided that Tenant may claim and recover from the condemning authority a separate award for Tenant's moving expenses.

Section 14.4 -- Temporary Condemnation. If part or all of the Premises are condemned for a period of time ("Temporary Condemnation"), this Lease shall remain in effect and Rent and Tenant's obligations for the part of the Premises taken, shall abate during the Temporary Condemnation, in proportion to the part of the Premises that Tenant is unable to use in its business operations. Landlord shall receive the entire award for any Temporary Condemnation.

ARTICLE 15 -- GENERAL AND MISCELLANEOUS PROVISIONS

Section 15.1 -- Notice; Time of the Essence. Any notice or other communication required or permitted to be given to a party under this Lease or by law shall be in writing, unless otherwise specified herein, and may be delivered in person or by overnight courier which provides evidence of receipt to such party at the address specified in Item J of the Basic Lease Provisions. Any such notice shall be deemed to have been given as follows: (i) when sent by overnight courier, as of the earlier of receipt or the first (1st) business day after deposit with the overnight courier, and (ii) when delivered by any other means, upon receipt. Either party may change its address for notice by giving written notice thereof to the other party. Time is of the essence with respect to each and every obligation under this Lease.

Section 15.2 -- Subordination and Attornment. Tenant agrees that this Lease is and shall be subordinate to any mortgages, deeds of trust, superior leases and ground leases that are now, or may hereafter be placed, upon the Premises or to which the Premises are subject and to any and all advances to be made thereunder, and to the interest thereon, and all renewals, replacements, modifications, amendments and extensions thereof. Tenant also agrees that any mortgagee or beneficiary may elect to have this Lease constitute a prior lien to its mortgage or deed of trust, and in the event of such election and upon notification by such mortgagee or beneficiary to Tenant to that effect, this Lease shall be deemed prior in lien to such mortgage or deed of trust, whether this Lease is dated prior to or subsequent to the date of said mortgage or deed of trust. Tenant agrees that upon the request of Landlord, or any mortgagee, lessor or beneficiary, Tenant shall execute whatever instruments may be reasonably required by Landlord or by any mortgagee, lessor or beneficiary to carry out the intent of this Section. In the event of the cancellation or termination of any superior lease, (1) this Lease and all of the rights of Tenant pursuant to this Lease shall remain in full force and effect, except that the lessor under any applicable superior lease shall be deemed to be 'Landlord', or at the request of such lessor or Tenant, such lessor and Tenant shall enter into a direct lease upon the same terms and conditions set forth in this Lease, (2) Tenant agrees to be bound to such lessor under all provisions of this Lease for the balance of the Term with the same force and effect as if such lessor was the original 'Landlord' under this Lease, and (3) Tenant shall perform and observe its obligations under this Lease, and Tenant shall attorn to and recognize such lessor as its 'Landlord' under this Lease. In the event of foreclosure, or conveyance by deed in lieu of foreclosure, or exercise of the power of sale under any mortgage and/or deed of trust, or in the event Landlord sells, conveys or otherwise transfers its interest in the Land or any portion thereof containing the Premises or in the event that any superior lease is terminated, this Lease shall remain in full force and effect and Tenant hereby attorns to, and covenants and agrees to execute an instrument in writing reasonably satisfactory to the new owner or lessor whereby Tenant attorns to such successor in interest and recognizes such successor as the 'Landlord' under this Lease, provided, however, that such successor shall not be bound by any payment of Rent for more than one (1) month in advance, any security deposit, or any prior default by Landlord. Upon request by Tenant, Landlord shall use good faith efforts to secure from the holder of any mortgage affecting the Land a written agreement wherein the holder agrees that so long as Tenant is not in default of its obligations under this Lease beyond any applicable notice and cure period the holder shall recognize Tenant's rights under this Lease. Rent due under this Lease shall not be paid more than one (1) month in advance, and shall, upon receipt of written notification from the holder of the mortgage, deed of trust or superior lease, be paid by the Tenant directly to such holder until the Tenant receives other written instructions from such holder.

Section 15.3 -- Tenant Estoppel Certificate. If requested by Landlord, Tenant shall, within fifteen (15) days thereafter, execute and deliver to Landlord, or to any person or entity named by Landlord, a tenant estoppel certificate which states that this Lease is in full force and effect and unmodified (or, if modified, stating the nature of such modification), the amount of Rent, and the date to which Rent has been paid, that there are not, to Tenant's knowledge, any existing defaults (or specifying such defaults if any are so claimed), and such other matters as are typically covered by such a certificate or as may be reasonably requested by Landlord.

Section 15.4 -- Liens. If, because of any work or materials furnished to the Premises by Tenant, any mechanic's lien or other lien is filed against the Premises or this Lease, regardless of whether such lien is valid or enforceable as such, then Tenant shall, at its own expense, cause such lien to be discharged of record within thirty (30) days after the date of filing thereof, either by paying the claim on which such lien is based, or posting an appropriate surety bond, or taking any other action which by law has the effect of discharging such lien of record. In addition, Tenant shall indemnify and hold harmless Landlord from any liability, settlement, judgment, loss, damage, claim, or other cost and expense, including attorneys' fees, resulting from such lien. Landlord shall have the right, but not the obligation, after thirty (30) days’ written notice to Tenant to discharge any such lien by paying any such claim or posting such bond; and if Landlord should do so, then Tenant shall pay to Landlord the amount of such claim or bond, together with all other costs and expenses paid or incurred by Landlord in connection therewith, plus interest thereon at the Default Rate until the same is paid.

Section 15.5 -- Reimbursement for Certain Taxes. If any tax imposed upon Tenant, its property, or its business, should be charged to or imposed upon Landlord or its property, then Tenant shall reimburse Landlord for such tax. If any alterations or other tenant improvements, trade fixtures, or Tenant's Property located within the Premises are assessed for Real Estate Taxes purposes is assessed, then Tenant shall reimburse Landlord for such amount.

Section 15.6 -- Choice of Law; Jurisdiction. This Lease shall be governed by and construed in accordance with the laws of Virginia applicable to agreements made and to be wholly performed within Virginia. Landlord and Tenant hereby agree that the exclusive jurisdiction and venue for any dispute arising out of this Lease are the State Courts of the Commonwealth of Virginia located in Fairfax, Virginia and the United States District Court for the Eastern District of Virginia, Alexandria Division.

Section 15.7 -- Complete Agreement; Amendment; Severability. This Lease, including all exhibits, addenda, and other documents attached or referred to herein, all of which are incorporated by reference into this Lease, constitutes the complete agreement between the parties with respect to the subject matter hereof; it supersedes all previous understandings, if any, between the parties; no oral or implied understandings, representations or warranties shall vary its terms; and it may not be amended, other than by a written instrument executed and delivered by both parties. The invalidity or unenforceability of any provision of this Lease, in any particular respect, shall not affect the validity and enforceability of any other provision of this Lease or of the same provision in any other respect.

Section 15.8 -- Successors and Assigns; Assignment; Sale of the Complex. This Lease shall, subject to the provisions of Article 12, inure to the benefit of and be binding upon the parties hereto and their respective heirs, legal representatives, successors and permitted assigns. Landlord may sell and convey the Complex and assign its interest in this Lease at any time; and if Landlord should do so, then Landlord shall be automatically released from liability for the performance of its obligations under this Lease after the date of such conveyance; and Tenant shall thereafter look for such performance solely to such purchaser, who shall be deemed to have assumed all of such obligations, it being agreed that such obligations shall be binding upon Landlord or its successors and assigns only during and in respect of their respective periods of ownership of the Land. The covenants, undertakings and agreements of Landlord hereunder are not the personal obligations of Landlord and this Lease is entered into on the express condition that any judgment obtained against Landlord in connection with this Lease, the Premises, the Land and the Complex shall be satisfied only from Landlord’s interest in the Land and any proceeds received from the sale thereof.

Section 15.9 -- Captions; Pronouns; Gender; Definition of Person; Joint and Several Obligations. All captions used in this Lease are for convenience only; they do not form a substantive part of this Lease; and they shall not enlarge or restrict any substantive provision of this Lease. A pronoun or any variation thereof used in this Lease is deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person may require. The term "person," as used in this Lease, includes a corporation, partnership, limited liability company, association, trust, estate, government, governmental agency or other entity, as well as an individual or natural person. If two or more persons should sign this Lease as Tenant, their obligations under it shall be joint and several.

Section 15.10 -- Recording. Neither this Lease nor any memorandum of this Lease shall be recorded (other than in connection with the enforcement of a default hereunder).

Section 15.11 -- Quiet Enjoyment. Landlord covenants with Tenant that if and so long as Tenant pays the Rent and performs all of its other obligations under this Lease, then Tenant shall have the peaceful and quiet enjoyment, possession, occupancy and use of the Premises without any interference from Landlord, its employees or agents, or persons claiming a right of possession or tenancy granted to it by Landlord, except to the extent otherwise provided in this Lease or by law.

Section 15.12 -- Broker's Commission. Tenant represents and warrants to Landlord that there are no claims for brokerage commissions or finder's fees in connection with this Lease except as set forth in Item L of the Basic Lease Provisions, and Tenant agrees to indemnify Landlord and hold it harmless from all liabilities arising from any such claim, including, without limitation, the cost of attorneys' fees in connection therewith from any other broker claiming through Tenant. Tenant acknowledges that Landlord’s Broker set forth in Item L (A) of the Basic Lease Provisions represents Landlord in this transaction and discloses the same to Tenant in accordance with the laws of the Commonwealth of Virginia. Landlord’s Broker shall be paid by Landlord pursuant to a separate agreement. In no event shall Landlord be liable to pay any commission to Tenant’s broker with respect to any Renewal Term. The provisions of this Section shall survive the expiration or termination of this Lease.

Section 15.13 -- Furnishing of Financial Statements. Upon Landlord's written request, Tenant shall promptly furnish Landlord, from time to time, with financial statements (including, without limitation, operating statements including an annual profit and loss statement individually for the Premises) reflecting Tenant's current financial condition, and written evidence of ownership of managing and controlling interests in Tenant and in any entities which directly or indirectly control or manage Tenant.

Section 15.14 -- Guarantor. The obligations of Tenant under this Lease are guaranteed by the person(s) listed on Item K of the Basic Lease Provisions pursuant to the guaranty which is attached hereto as “Exhibit D.”

Section 15.15 -- Hazardous Materials; Medical Waste.

(a) Hazardous Materials. Tenant shall not cause or permit the use, generation, storage, treatment or disposal in, on or about the Premises or the Complex of any pollutant, contaminant, waste, hazardous, toxic or radioactive substance or material, including, without limitation, medical and laboratory waste (collectively, “Hazardous Materials”) without Landlord’s prior written consent, which Landlord may withhold or at any time revoke, in its sole and absolute discretion. Upon notice from Landlord, Tenant shall promptly (A) conduct all reasonable investigations into the possible presence of and remove from the Premises or the Complex, and any property in the vicinity thereof, any Hazardous Materials installed, created or introduced at the Complex by, whether directly or indirectly and whether in whole or in part, either Tenant, its employees, contractors or agents, or others at Tenant’s sufferance or with Tenant’s permission, (B) restore and repair any damage to the Premises or the Complex, and any property in the vicinity thereof, caused, directly or indirectly and whether in whole or in part, by the presence or removal of such Hazardous Materials, (C) fully remedy any conditions arising from or relating to, whether directly or indirectly and whether in whole or in part, such Hazardous Materials or Tenant’s violation of this Section, and (D) indemnify and defend Landlord against and hold Landlord harmless from all claims, liabilities, costs, expenses, losses and damages (including reasonable attorneys’ fees and disbursements) that Landlord may incur in connection with claims arising from any Hazardous Material introduced or permitted on or about the Premises by any act or omission of Tenant or its agents, officers, employees, contractors, invitees or licensees. Without limiting the foregoing, Tenant shall have sole and exclusive liability for the release or disposal of any substances, materials or wastes (whether Hazardous Materials or otherwise) at the Complex by Tenant’s employees, contractors or agents. This Section shall survive the termination or expiration of this Lease.

(b) Medical Waste. Subject to Landlord’s consent to Tenant’s use or generation of medical waste on the Premises, Tenant hereby agrees, at Tenant’s sole expense, to dispose of its medical waste in compliance with all federal, state and local laws, rules and regulations relation to the disposal of medical waste and to dispose of the medical waste in a prudent and reasonable manner. Tenant shall not place any medical waste in refuse containers emptied by Landlord’s janitorial staff or in the Complex’s refuse containers. Within ten (10) days following Landlord’s written request, Tenant shall provide Landlord with any information requested by Landlord concerning the existence, generation or disposal of medical waste at the Premises, including, but not limited to, the following information: (i) the name, address and telephone number of the person or entity employed by Tenant to dispose of its medical waste, including a copy of any contract with said person or entity; (ii) a list of each type of medical waste generated by Tenant at the Premises and a description of how Tenant disposes of said medical waste; (iii) a copy of any laws, rules or regulations in Tenant’s possession relating to the disposal of medical waste generated by Tenant, and (iv) copies of any licenses or permits obtained by Tenant in order to generate or dispose of said medical waste. Tenant shall also immediately provide to Landlord (without demand by Landlord) a copy of any notice, registration, application, permit, or license given to or received from any governmental authority or private party, or persons entering or occupying the Premises, concerning the presence, release, exposure or disposal of medical waste in or about the Premises or Complex. Landlord and Landlord’s employees, agents, contractors, and mortgagees shall have the right to enter the Premises at any time in the case of an emergency, and otherwise at reasonable times upon twenty-four (24) hours’ notice to Tenant, for the purpose of verifying compliance by Tenant with this Section. Landlord shall have the right to employ experts and/or consultants in connection with its examination of the Premises and with respect to the generation and disposal of medical waste on or from the Premises. The cost and expense of any such inspection shall be borne by Tenant. This Section shall survive the termination or expiration of this Lease.

Section 15.16 -- Patriot Act. As an inducement to Landlord to enter into this Lease, Tenant hereby represents and warrants that: (i) the Tenant is not, nor is it owned or controlled directly or indirectly by, any person, group, entity or nation named on any list issued by the Office of Foreign Assets Control of the United States Department of the Treasury pursuant to Executive Order 13224 or any similar list or any law, order, rule or regulation or any Executive Order of the President of the United States as a terrorist, “Specially Designated National and Blocked Person” or other banned or blocked person (any such person, group, entity or nation being hereinafter referred to as a “Prohibited Person”); (ii) Tenant is not (nor is it owned, controlled, directly or indirectly, by any person, group, entity or nation which is) acting directly or indirectly for or on behalf of any Prohibited Person; and (iii) neither Tenant (nor any person, group, entity or nation which owns or controls Tenant, directly or indirectly) has conducted or will conduct business or has engaged or will engage in any transaction or dealing with any Prohibited Person, including without limitation, any assignment of this Lease or any subletting or all or any portion of the Premises or the making or receiving of any contribution or funds, goods or services to or for the benefit of a Prohibited Person. In connection with the foregoing, it is expressly understood and agreed that (x) any breach by Tenant of the foregoing representations and warranties shall be deemed a default by the Tenant under this Lease, and (y) the representations and warranties contained in this Section shall be continuing in nature and shall survive the expiration or termination of this Lease.

Section 15.17 -- No Offer to Lease. Submission of this Lease by Landlord is not an offer to enter into this Lease but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this Lease until Landlord has executed and delivered the same to Tenant.

Section 15.18 -- Parking. Parking is available in the parking facility of the Complex (the “Parking Facility”) on an unreserved, non-exclusive basis. Landlord reserves the right to institute restrictions on access to and the number of parking spaces permitted for each tenant of the Complex, including Tenant, and to assign the operation of the Parking Facility to a third-party operator; provided, however, that upon such occurrence: (i) Landlord shall allocate to Tenant three point two (3.2) parking spaces per one thousand (1,000) rentable square feet of the Premises at no cost to Tenant or its employees; (ii) any additional monthly parking spaces requested by Tenant may be purchased, to the extent available, by Tenant or its employees at then-prevailing market rates; and (iii) Landlord may, in its sole discretion, implement a parking validation system for Tenant’s patients or visitors.

Section 15.19 -- Confidentiality. Tenant agrees that during the Term and forever thereafter it shall not disclose any of the terms of this Lease, any amendments thereto, any other document in connection therewith and/or the communications and/or negotiations surrounding any of the foregoing to any third parties other than Tenant’s legal counsel, accountant, insurance carrier, or other professional advisor (with instructions not to divulge the same) without the prior written consent of Landlord (which consent Landlord may withhold in its sole discretion). In the event that Tenant or any of its principals, members, officers, employees, agents, contractors or suppliers violates this Section, Landlord may, at its option, chose one or more of the following remedies (i) elect to terminate the Lease; (ii) bring a lawsuit to enjoin Tenant, or the disclosing person(s), from any such disclosure or from any further disclosure; and/or (iii) bring a lawsuit for any and all damages and harm to Landlord as a result of such violation.

Section 15.20 -- Temporary Premises. Landlord agrees to grant a revocable license to Tenant to occupy Suite ____, located in the _______ Building of the Complex for the period commencing on __________, 20__, through and until 11:59 p.m. on the day immediately preceding the Commencement Date, pursuant to that certain license agreement attached hereto as Exhibit E.

Section 15.21 – Expansion Option.

a.     Definitions. For purposes of this Lease, “Expansion Premises” means those portions of rentable space located on the third (3rd) floor of the North Building of the Complex, excluding Common Area, that are adjacent to the Premises by a common wall and are available for rental at the time of the intended effective date of Tenant’s annexation of the Expansion Premises.

b.     Expansion Option. Subject to and in accordance with the terms and conditions of this Lease, Landlord hereby grants to Tenant an option, at any time during the Term except during the final twelve (12) months of the Term (unless Tenant has exercised its Renewal Option), to lease the Expansion Premises from Landlord for the remainder of the Term (the “Expansion Option”). Tenant may exercise the Expansion Option by written notice to Landlord, no less that thirty (30), nor more than one hundred eighty (180) days prior to the intended effective date of the annexation of the Expansion Premises by Tenant. On the effective date of Tenant’s annexation of the Expansion Premises pursuant to the Expansion Option, the amount of Base Rent payable by Tenant to Landlord shall be adjusted by the then applicable rentable square foot rate for the Premises multiplied by the amount of rentable square feet comprising the Expansion Premises and Tenant shall make a ratable payment of Base Rent (to the extent applicable) for any period of less than a calendar month occurring from and after the commencement of Tenant’s annexation of the Expansion Premises.

c.     Effect of the Expansion Option; Condition of the Expansion Premises. Tenant shall executed within ten (10) days of receipt from Landlord an amendment to this Lease, evidencing the expansion of the Premises to include the Expansion Premises and the increase in Tenant’s Proportionate Share of Operating Expenses and Real Estate Taxes. All of the other terms and conditions of this Lease in effect immediately prior to the exercise by Tenant of an Expansion Option shall also apply to the leasing of the applicable Expansion Premises by Landlord to Tenant for the Term except that (i) Tenant shall have no right to extend the Original Term beyond the last day of the Renewal Term, and (ii) Landlord shall have no obligation whatsoever to construct and/or install on behalf of Tenant any alterations or improvements to the Expansion Premises or to extend to Tenant with regard to the Expansion Premises any rent concessions or any allowances on account of leasehold improvements. Except to the limited extent, if any, set forth elsewhere in this Lease, Tenant hereby acknowledges and agrees that: (i) Landlord has made no representations or warranties whatsoever to Tenant with respect to the Expansion Premises, the condition of the Expansion Premises, or the suitability for use by Tenant of the Expansion Premises in connection with the business operations of Tenant; and (ii) Landlord has no obligation to Tenant whatsoever, pursuant to this Lease or otherwise, with respect to the obtaining or maintaining during or prior to the Term of any governmental authorizations that shall or may be a condition of, required or necessary for, or desired by Tenant in connection with, the use or occupancy of the Expansion Premises by Tenant pursuant to this Lease and that any and all such governmental authorizations that shall or may be such a condition of or so required, necessary or desired in connection with the use or occupancy of the Premises by Tenant pursuant to this Lease shall be obtained and/or maintained by Tenant, at Tenant’s sole cost and expense. The obtaining of any such governmental authorizations shall not be a condition precedent to the effectiveness of any Expansion Option or the effectiveness of any of the agreements, covenants or obligations of Tenant that in accordance with the terms and conditions of this Lease commence on or after the exercise of an Expansion Option. Furthermore, Tenant hereby acknowledges and agrees that: (A)  Expansion Premises shall, upon exercise by Tenant of the applicable Expansion Option in accordance with the terms and conditions of this Lease, be leased to Tenant by Landlord in their “as-is, where-is and with all defects” condition as of the exercise of the applicable Expansion Option; and (B) Landlord shall have no obligation whatsoever, pursuant to this Lease or otherwise, to make or perform any alterations, improvements, repairs, replacements and/or maintenance of any kind to or with respect to the Expansion Premises or the Property. The exercise by Tenant of an Expansion Option shall evidence Tenant’s acceptance of the applicable Expansion Premises in all respects and Tenant’s satisfaction in all respects that such Expansion Premises are on and as of such exercise date in the condition required pursuant to this Lease. Tenant shall be responsible, at Tenant’s sole cost and expense, for the demolition of any demising wall separating the Premises from the Expansion Premises and for all improvements, additions, or alterations in connection with Tenant’s occupancy of the Expansion Premises.

d.     Subordination of Tenant’s Rights With Respect to the Expansion Option. Notwithstanding anything to the contrary set forth elsewhere in this Lease, Tenant’s rights with respect to the Expansion Option shall be subject and subordinate at all times during the Term, including any Renewal Term, to any and all rights granted by Landlord to any person or party with respect to the Expansion Premises prior to the Landlord’s receipt of notice of Tenant’s exercise of an Expansion Option, whether or not such person or party shall then be an occupant of the Building.

Other. Notwithstanding anything to the contrary set forth elsewhere in this Lease: (i) Tenant’s rights with respect to the Expansion Options shall be void, at Landlord’s sole election, if at the time an Expansion Option is exercised: (A) Tenant is in default under this Lease; or (B) the originally named Tenant under this Lease is not the lessee under this Lease; and (ii) Tenant’s rights with respect to the Expansion Option shall be: (A) exercisable only with respect to the entirety of the applicable Expansion Premises; and (B) void, at Landlord’s sole election, in the event of any attempt by Tenant to exercise an Expansion Option for anything less than the entirety of the applicable Expansion Premises.

IN WITNESS WHEREOF, the parties have executed and delivered this instrument and made it effective as of the date first written above, regardless of the actual date of execution or delivery by either party.

LANDLORD:

Virginia Healthcare Center, LLC,

a Virginia limited liability company

By:          Gyrodyne Special Distribution, LLC

                Its sole member

By:          _______________________________

Name:     ___________________________

Title:       ________________________

TENANT:

_____________________________________

By:          ______________________________

Name:     __________________________

Title:       _______________________

EXHIBIT A

DEPICTION OF PREMISES

[See attached]

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EXHIBIT B

RULES AND REGULATIONS

The following rules and regulations shall apply, where applicable, to the Premises, the Complex, and the appurtenances thereto:

1.          Sidewalks, doorways, vestibules, halls, stairways, and other similar areas shall not be obstructed by tenants or used by any tenant for any purpose other than ingress and egress to and from the tenant's premises and for going from one part of the Complex to another part of the Complex. No rubbish, trash, litter or material of any nature shall be placed, emptied or thrown in those areas. Tenants shall use reasonable efforts to prohibit their employees from loitering in the Common Areas or elsewhere in or about the Complex.

2.          Plumbing fixtures and appliances shall be used only for the purpose for which designed, and no sweepings, rubbish, rags, or other unsuitable material shall be thrown or placed therein. Repairs resulting from such damage to any such fixtures or appliances from misuse by a tenant shall be paid by the tenant, and Landlord shall not, in any case, be responsible therefor.

3.          No draperies, blinds, signs, advertisements or notices shall be painted or affixed on or to any windows, doors, corridors, or other parts of the Complex, or visible from the exterior of the Premises or the Complex, except as shall be first approved by Landlord.

4.     Tenants and their employees, agents and invitees shall park their vehicles only in those parking areas designated by Landlord. Vehicles must be parked entirely within the stall lines, and all directional signs, arrows and posted speed limits must be observed. Parking is prohibited in areas not striped for parking, in aisles, where "No Parking" signs are posted, on ramps, in cross-hatched areas, and in other areas as may be designated by Landlord. Tenants shall furnish Landlord, within five (5) days after taking possession of their premises, state automobile license numbers of all the tenant's and tenant's employees' vehicles. Tenants shall notify Landlord of any changes within five days after such change occurs. Tenants and their employees shall not leave any vehicle on the Complex in a state of disrepair. If Tenants or their employees, agents or invitees park their vehicles in areas other than designated parking areas, or leave any vehicle in a state of disrepair, Landlord, after giving written notice to the Tenant of such violation, shall have the right to remove such vehicle at the Tenant's expense. Every person is required to park and lock his vehicle. All responsibility for damage to vehicles or persons is assumed by the owner of the vehicle or its driver.

5.          Landlord may institute a parking sticker or other identification system, which shall be adhered to by Tenant. No termination of parking privileges or removal of a vehicle shall create any liability of Landlord or be deemed to interfere with a tenant's right to possession of its premises. Parking stickers, or other forms of identification supplied by Landlord, shall remain the property of Landlord and not the property of the tenant, and are not transferable.

6.          Movement of furniture or office equipment, or dispatch or receipt by tenants of any bulky material, merchandise or materials which requires use of elevators or stairways, or movement through the Complex entrances or lobby, shall be restricted to such hours as Landlord may designate, and such movement shall be subject to the control of Landlord.

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7.           All deliveries to a tenant's premises shall be made through the elevators designated by Landlord.

8.           All locks for doors in each tenant's premises shall be building standard, and no tenant shall place any additional lock or locks on any door in its premises without Landlord's written consent. All requests for duplicate keys shall be made through Landlord and charged to the tenant. All keys shall be returned to Landlord at the expiration or earlier termination of the lease.

9.           Corridor doors, when not in use, shall be kept closed.

10.          Tenants shall lock all office doors leading to corridors and turn out all lights at the close of their working day.

11.          Tenants shall not tamper with or attempt to adjust temperature control thermostats in their respective premises. Landlord shall adjust thermostats to maintain required temperatures for heating, ventilating and air conditioning.

12.          Tenants will comply with any measures instituted for the security of the Complex which may include key cards or the signing in or out in a register in the Complex lobby after hours and on weekends.

13.          Tenants shall not make or permit any improper noises in the Complex or otherwise interfere in any way with other tenants or persons having business with them.

14.          No flammable or explosive fluids or substances may be kept or used within the Complex, except in designated areas approved by Landlord.

15.          No birds or animals (except seeing eye dogs) shall be brought into or kept in, on or about the Complex.

16.          Neither the building manager nor Landlord will be responsible for lost or stolen personal property, money or jewelry from a tenant's premises or public areas, regardless of whether such loss occurs when such area is locked against entry.

17.          Canvassing, soliciting and peddling in on the Complex is prohibited, and each tenant shall cooperate to prevent the same.

18.          At no time shall a tenant permit its employees, agents, contractors, guests or invitees to smoke in the buildings located on the Complex. If Landlord designates a smoking area, tenants shall cause all employees and invitees to comply with Landlord’s requirements.

19.          Landlord shall have the right to prohibit any advertising by any tenant which, in Landlord's opinion, tends to impair the reputation of the Complex or its desirability as a building for offices, and, upon written notice from Landlord, the tenant shall refrain from or discontinue such advertising.

20.          All bicycles shall be parked in areas designated by Landlord. Bicycles or other vehicles shall not be permitted in the offices, halls, corridors or elevators of the Complex, nor shall any obstruction of sidewalks or entrances of the Complex be permitted.

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21.          Each tenant shall cooperate fully with the life safety plans of the Complex as established and administered by Landlord. This shall include participation by each tenant and its employees in exit drills, fire inspections, life safety orientations, and other programs relating to fire safety that may be promulgated by Landlord.

22.          Each tenant shall comply with all environmental and sustainability programs initiated by Landlord, including, without limitation, energy and water conservation, recycling, waste reduction and selection of energy efficient and environmentally friendly products, furnishings and office equipment.

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STANDARD EXHIBIT C FOR “TURNKEY” DELIVERY

EXHIBIT C

TENANT IMPROVEMENTS

The following constitutes the agreement between Virginia Healthcare Center, LLC (“Landlord”) and ___________________________ (“Tenant”) with respect to the initial improvements to the Premises, pursuant to that certain Lease dated as of ______ __, 20__, to which this agreement is an incorporated Exhibit:

Paragraph 1.     Tenant Improvements. Landlord and Tenant acknowledge that Tenant presently occupies the Premises and that the Premises shall be delivered to Tenant pursuant to the Lease in its “AS-IS,” “WHERE-IS” condition, subject to the renovations and improvements described herein. Subject to the conditions herein stated, Landlord agrees to deliver the Premises, at Landlord’s cost and expense, in “turnkey condition” containing the improvements (the “Tenant Improvements”) specified in the Final Plans to be agreed to by Landlord and Tenant as set forth in Paragraph 2 below; provided, however, that

(a)	all improvements shall be made using building standard materials and be compatible with the shell and core improvements and the design, construction and equipment of the Complex;

(b)	all improvements shall comply with all applicable laws, rules, regulations, codes and ordinances;

(c)

Tenant shall be responsible, at its sole cost and expense, for purchasing equipment and special trade fixtures identified as being Tenant’s responsibility to purchase in the Final Plans, which Landlord agrees to install at the Premises;

(d)	Tenant shall be liable, at its sole cost and expense, for any non-building standard materials selected by Tenant for use in constructing the Tenant Improvements;

(e)	Tenant shall be responsible, at its sole cost and expense, for purchasing voice and data wiring and wall-mounted jacks for same, which Landlord agrees to install at the Premises;

(f)	Tenant shall be responsible, at its sole cost and expense, for installing its voice and data systems and equipment; and

(g)

Tenant’s selection of special trade fixtures or non-building standard materials that require long lead time and delay the Delivery Date beyond the Anticipated Delivery Date shall constitute Tenant Delay.

The General Fit-Out Notes (the “Notes”) set forth on the Tenant Space Plan (defined below) are incorporated herein by this reference, and in the event of a conflict between the Notes and this Work Agreement, the Notes shall prevail as to the intent and agreement of the parties.

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Paragraph 2.     Architect. Landlord shall retain an architect (the “Architect”) to prepare a space plan (the “Tenant Space Plan”) for the Premises, as well as the hereinafter described Tenant Working Drawings. Tenant shall promptly deliver to the Architect within five (5) days after the Landlord provides notice to Tenant that it has retained the Architect, all necessary information required by the Architect to complete the Tenant Space Plan. Tenant shall have five (5) days after its receipt of the Tenant Space Plan to review the same and notify Landlord in writing of any comments or required changes, or to otherwise give its approval or disapproval of such proposed Tenant Space Plan. If Tenant fails to give written comments to or disapprove the Tenant Space Plan within such five (5) day period, then Tenant shall be deemed to have approved the Tenant Space Plan as submitted. The Architect shall promptly following its receipt of Tenant’s comments and objections to redraw the proposed Tenant Space Plan in compliance with Tenant’s request to the extent acceptable to Landlord. The revised Tenant Space Plan shall be resubmitted for Tenant’s review and Tenant shall approve or comment within five (5) days of Tenant’s receipt of such revised Tenant Space Plan. Such process shall be repeated once and if at such time final approval by Tenant of the proposed Tenant Space Plan has not been obtained, then Landlord shall complete the Tenant Space Plan, at Tenant’s sole cost and expense, and it shall be deemed that Tenant has approved the Tenant Space Plan. Once Tenant has approved or has been deemed to have approved the Tenant Space Plan, Landlord shall cause the Architect to prepare working drawings and specifications (the “Tenant Working Drawings”) for the construction of the Tenant Improvements. Tenant shall deliver to the Architect within five (5) days after Tenant’s approval (or deemed approval) of the Tenant Space Plan all necessary information required by the Architect to complete the Tenant Working Drawings. Tenant shall make all selections and decisions necessary for the Architect to complete the Tenant Working Drawings within five (5) days after receipt of a request. The approval process for the Tenant Working Drawings shall be identical to the approval process for the Tenant Space Plan described above in this Paragraph 2. The approved (or deemed approved) Tenant Working Drawings shall be thereafter known as the “Final Plans”. Notwithstanding anything herein to the contrary, the improvements shown in the Tenant Working Drawings (and Final Plans) shall (i) utilize Landlord’s building standard materials and methods of construction, (ii) be compatible with the shell and core improvements and the design, construction and equipment of the Premises, and (iii) comply with all applicable laws, rules, regulations, codes and ordinances. Any failure of Tenant to comply with the timing requirements of this Exhibit shall be a Tenant Delay.

Paragraph 3.     Change Order. If Tenant shall desire any changes to the Final Plans, Tenant shall so advise Landlord in writing and Landlord shall determine whether such changes can be made in a reasonable and feasible manner. Any and all costs of architectural and engineering fees, Landlord’s review of any requested changes, and any and all costs of making any changes to the Final Plans and/or the Tenant Improvements which Tenant may request and which Landlord may agree to shall be at Tenant’s sole cost and expense and shall be paid to Landlord upon demand and before execution of the change order. In no event shall Landlord be obligated to perform any Tenant Improvements which would extend the construction period past the Anticipated Delivery Date, unless such extension and any Tenant Delay was mutually agreed to in writing by Landlord and Tenant. If Landlord approves Tenant’s requested change, addition, or alteration, the Architect, at Tenant’s sole cost and expense, shall complete all working drawings necessary to show the change, addition or alteration being requested by Tenant.

Paragraph 4.     Cooperation. Tenant acknowledges that some of the Tenant Improvements may be completed while Tenant occupies the Premises and will be performed during normal business hours. Tenant agrees to cooperate with Landlord and to make the Premises reasonably available to Landlord and its contractors for the performance of such Tenant Improvements. Tenant acknowledges that some interruptions and/or interference with Tenant's business may occur during the course of the Tenant Improvements, but agrees that Landlord shall not be liable to Tenant for any damage caused by any interruptions and/or inconveniences to Tenant or its business as a result of the Tenant Improvements, and that no interruptions or inconveniences to Tenant or its business suffered as a result of the Tenant Improvements shall constitute an eviction of Tenant from the Premises, whether constructive or otherwise, and Tenant shall in no event be excused from paying Rent. Landlord and Tenant shall cooperate and cause their respective employees, agents and contractors to cooperate with each other during to expedite completion of the Tenant Improvements as well as to minimize any interference with Tenant's business operations in the Premises. Such cooperation by Tenant shall include, by way of example only and not in limitation, moving, packing, and/or other temporary relocation of Tenant’s furniture, fixtures, equipment, artwork and other personal property within the Premises at Tenant's expense.

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STANDARD EXHIBIT C FOR BID PROCESS AND LANDLORD’S CONSTRUCTION ALLOWANCE

EXHIBIT C

TENANT IMPROVEMENTS

The following constitutes the agreement between Virginia Healthcare Center, LLC (“Landlord”) and ___________________________ (“Tenant”) with respect to the initial improvements to the Premises, pursuant to that certain Lease dated as of ______ __, 20__, to which this agreement is an incorporated Exhibit:

Paragraph 1.     Tenant Improvements. Landlord and Tenant acknowledge that Tenant presently occupies the Premises and that the Premises shall be delivered to Tenant pursuant to the Lease in its “AS-IS,” “WHERE-IS” condition, subject to the renovations and improvements described herein. Landlord, at Tenant’s sole cost and expense, agrees to furnish or perform those items of construction and those improvements (the “Tenant Improvements”) specified in the Final Plans to be agreed to by Landlord and Tenant as set forth in Paragraph 2 below; provided, however, Landlord shall pay for the cost of such Tenant Improvements up to the extent of Landlord’s Construction Allowance as set forth in Paragraph 5 below.

Paragraph 2.     Architect. Landlord shall retain an architect (the “Architect”) to prepare a space plan (the “Tenant Space Plan”) for the Premises, as well as the hereinafter described Tenant Working Drawings. Tenant shall promptly deliver to the Architect within five (5) days after the Landlord provides notice to Tenant that it has retained the Architect, all necessary information required by the Architect to complete the Tenant Space Plan. Tenant shall have five (5) days after its receipt of the Tenant Space Plan to review the same and notify Landlord in writing of any comments or required changes, or to otherwise give its approval or disapproval of such proposed Tenant Space Plan. If Tenant fails to give written comments to or disapprove the Tenant Space Plan within such five (5) day period, then Tenant shall be deemed to have approved the Tenant Space Plan as submitted. The Architect shall promptly following its receipt of Tenant’s comments and objections to redraw the proposed Tenant Space Plan in compliance with Tenant’s request to the extent acceptable to Landlord. The revised Tenant Space Plan shall be resubmitted for Tenant’s review and Tenant shall approve or comment within five (5) days of Tenant’s receipt of such revised Tenant Space Plan. Such process shall be repeated once and if at such time final approval by Tenant of the proposed Tenant Space Plan has not been obtained, then Landlord shall complete the Tenant Space Plan, at Tenant’s sole cost and expense, and it shall be deemed that Tenant has approved the Tenant Space Plan. Once Tenant has approved or has been deemed to have approved the Tenant Space Plan, Landlord shall cause the Architect to prepare working drawings and specifications (the “Tenant Working Drawings”) for the construction of the Tenant Improvements. Tenant shall deliver to the Architect within five (5) days after Tenant’s approval (or deemed approval) of the Tenant Space Plan all necessary information required by the Architect to complete the Tenant Working Drawings. Tenant shall make all selections and decisions necessary for the Architect to complete the Tenant Working Drawings within five (5) days after receipt of a request. The approval process for the Tenant Working Drawings shall be identical to the approval process for the Tenant Space Plan described above in this Paragraph 2. The approved (or deemed approved) Tenant Working Drawings shall be thereafter known as the “Final Plans”. Notwithstanding anything herein to the contrary, the improvements shown in the Tenant Working Drawings (and Final Plans) shall (i) utilize Landlord’s building standard materials and methods of construction, (ii) be compatible with the shell and core improvements and the design, construction and equipment of the Premises, and (iii) comply with all applicable laws, rules, regulations, codes and ordinances. Any failure of Tenant to comply with the timing requirements of this Exhibit shall be a Tenant Delay.

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Paragraph 3.     Bids. As soon as practicable following the agreement upon the Final Plans, Landlord shall (i) obtain a written non-binding itemized estimate of the costs of all Tenant Improvements prepared by a general contractor selected by Landlord, and (ii) if required by applicable law, codes or ordinances, submit the Final Plans to the appropriate governmental agency for the issuance of a building permit (if applicable) and all other required governmental approvals prerequisite to commencement of construction (collectively, the “Permits”). Tenant acknowledges that any cost estimates are prepared by the general contractor and Landlord shall not be liable to Tenant for any inaccuracy in any such estimate or the actual cost of the Tenant Improvements. Within five (5) days after receipt of the cost estimate, Tenant shall either (A) give its written approval thereof and authorization to proceed with construction; or (B) immediately request the Architect to modify or revise the Final Plans in a reasonable manner to decrease the cost of the Tenant Improvements. If Tenant has not sent such notice during such five (5) day period, then Tenant shall be deemed to have approved the cost estimate. If the Final Plans are revised pursuant to Clause (B) above, then Landlord shall request that the general contractor provide a revised cost estimate to Tenant based upon the revisions to the Final Plans, and the amount of Tenant Delay caused by such revised cost estimate. Such modifications and revisions shall be subject to Landlord’s reasonable approval and shall be in accordance with the standards set forth in Paragraph 2 above. Within five (5) days after receipt of the general contractor’s revised cost estimate and the description, if any, of any Tenant Delay, Tenant shall give its final approval of the Final Plans to Landlord which shall constitute authorization to commence the construction of the Tenant Improvements in accordance with the Final Plans, as modified or revised. If requested by Landlord, Tenant shall signify its final approval by signing a copy of each sheet or page of the Final Plans and delivering such signed copy to Landlord.

Paragraph 4.     Construction. The contractor shall commence construction of the Tenant Improvements promptly following the later of (i) the approval of the Final Plans and cost estimate, or (ii) Landlord’s receipt of any necessary Permits. The contractor shall diligently pursue completion of construction of the Tenant Improvements. Notwithstanding anything in this Lease to the contrary, if, due to Tenant delay, construction of the Tenant Improvements is not completed by the twelfth (12th) month after the Rent Commencement Date, then Landlord shall apply any unused portion of the Landlord’s Construction Allowance to Base Rent obligations commencing on the twelfth (12th) month after the Rent Commencement Date and continuing until such unused portion of the Landlord’s Construction Allowance is exhausted. Landlord shall cause delivery of the Premises to Tenant to occur when the Tenant Improvements are substantially complete to the extend the Premises can be used for its intended use, subject to punchlist items that Landlord shall cause the contractor to complete as soon as reasonably possible.

Paragraph 5.     Landlord’s Construction Allowance. Subject to the other terms and provisions hereof, Landlord shall pay the cost of the Tenant Improvements (“Work”) up to the amount of __________ and No/100 Dollars ($________________) (“Landlord’s Construction Allowance”). If the amount of the bid to perform the Work exceeds the Landlord’s Construction Allowance, Tenant shall bear the cost of such excess and shall pay the estimated cost of such excess to Landlord prior to commencement of construction, and a final adjusting payment based upon the actual costs of the Work shall be made when the Tenant Improvements are completed. Except as otherwise provided in Paragraph 7 below, if the cost of the Work is less than the Tenant Construction Allowance and Tenant fails to use the unused portion by the twelfth (12th) month after the Rent Commencement Date, then Landlord shall apply any unused portion of the Landlord’s Construction Allowance to Base Rent commencing on such twelfth (12th) month and continuing until exhausted. All remaining amounts due to Landlord shall be paid upon the earlier of substantial completion or presentation of a written statement of the sums due, which statement may be an estimate of the cost of any component of the Work. Up to __________ and No/100 Dollars ($________________) of the Tenant Construction Allowance may be applied to the cost of the Permits, space planning and architect and engineering fees and shall be included in the cost of the Work; provided, however, in the event that Tenant requests revisions to the Tenant Space Plan or Tenant Working Drawings more than once, the cost of any drawings and fees in connection with such revisions after the first requested revision shall be borne and paid solely by Tenant. Landlord agrees not to charge any fees for any construction management services.

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Paragraph 6.     Change Order. If Tenant shall desire any changes to the Final Plans, Tenant shall so advise Landlord in writing and Landlord shall determine whether such changes can be made in a reasonable and feasible manner. Any and all costs of architectural and engineering fees, Landlord’s review of any requested changes, and any and all costs of making any changes to the Final Plans and/or the Tenant Improvements which Tenant may request and which Landlord may agree to shall be at Tenant’s sole cost and expense and shall be paid to Landlord upon demand and before execution of the change order. In no event shall Landlord be obligated to perform any Tenant Improvements which would extend the construction period past the Anticipated Delivery Date, unless such extension and any Tenant Delay was mutually agreed to in writing by Landlord and Tenant. If Landlord approves Tenant’s requested change, addition, or alteration, the Architect, at Tenant’s sole cost and expense, shall complete all working drawings necessary to show the change, addition or alteration being requested by Tenant.

Paragraph 7.     Wiring Allowance. Notwithstanding anything herein to the contrary, Tenant shall perform all cabling and communications wiring in the Premises (“Wiring”), all of which shall be performed in accordance with plans and specifications approved by Landlord. If the cost of the Work does not exceed the Tenant Construction Allowance, upon Tenant’s written request and subject to the further terms of this Paragraph 7, Tenant shall have the right to have up to (but not to exceed) __________ and No/100 Dollars ($________________) of the Tenant Construction Allowance disbursed to Tenant as a reimbursement of the actual out-of-pocket expenses paid by Tenant to third parties in connection with the installation of Tenant’s Wiring (the “Wiring Reimbursement”); provided, however, in no event shall the amount advanced by Landlord for the cumulative cost of the Work and the Wiring Reimbursement exceed the amount of Landlord’s Construction Allowance. In the event Tenant desires any such reimbursement, Tenant shall notify Landlord of the amounts that Tenant wants reimbursed (and Tenant shall include actual copies of paid invoices and lien releases reflecting amounts Tenant desires to have reimbursed) within twelve (12) months following the Rent Commencement Date, and, notwithstanding anything herein to the contrary, if Tenant fails to so notify Landlord in writing of such amounts Tenant desires to have reimbursed within said twelve (12) month period, Tenant shall not be entitled to any such reimbursement and any portion of the Landlord’s Construction Allowance remaining at that time shall be applied to Base Rent as provided in Paragraph 4 above.

Paragraph 8.     Cooperation. Tenant acknowledges that some of the Tenant Improvements may be completed while Tenant occupies the Premises and will be performed during normal business hours. Tenant agrees to cooperate with Landlord and to make the Premises reasonably available to Landlord and its contractors for the performance of such Tenant Improvements. Tenant acknowledges that some interruptions and/or interference with Tenant's business may occur during the course of the Tenant Improvements, but agrees that Landlord shall not be liable to Tenant for any damage caused by any interruptions and/or inconveniences to Tenant or its business as a result of the Tenant Improvements, and that no interruptions or inconveniences to Tenant or its business suffered as a result of the Tenant Improvements shall constitute an eviction of Tenant from the Premises, whether constructive or otherwise, and Tenant shall in no event be excused from paying Rent. Landlord and Tenant shall cooperate and cause their respective employees, agents and contractors to cooperate with each other during to expedite completion of the Tenant Improvements as well as to minimize any interference with Tenant's business operations in the Premises. Such cooperation by Tenant shall include, by way of example only and not in limitation, moving, packing, and/or other temporary relocation of Tenant’s furniture, fixtures, equipment, artwork and other personal property within the Premises at Tenant's expense.

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ALTERNATE EXHIBIT C FOR LANDLORD TI ALLOWANCE WITH TERMS FOR PAYMENT:

EXHIBIT C

TENANT IMPROVEMENTS

The following constitutes the agreement between Virginia Healthcare Center, LLC (“Landlord”) and ___________________________ (“Tenant”) with respect to the initial improvements to the Premises, pursuant to that certain Lease dated as of ______ __, 20__, to which this agreement is an incorporated Exhibit:

ARTICLE 1 -- DEFINITIONS

The terms defined in Article 1 of this Exhibit C, for all purposes of this Exhibit C, shall have the meanings herein specified, and, in addition to the terms defined herein, the definitions in the Lease shall also apply to this Exhibit C.

1.1.     “Architectural Plans” shall mean full and complete, accurate architectural working drawings and specifications for the Tenant Improvements, including, as applicable, all architectural dimension plans showing wall layouts, wall and door locations, power and telephone locations and reflected ceiling plans, and other elevations, details, specifications and schedules, which comply with all applicable building codes, including all Americans With Disabilities Act requirements, and are prepared by Tenant’s Architect according to accepted standards of The American Institute of Architects (“AIA”).

1.2.     “General Contractor” shall mean _____________________, or such other reputable, properly licensed contractor approved by Landlord, in its sole and absolute discretion, to construct the Tenant Improvements.

1.3.     “General Contractor’s Contract” shall have the meaning set forth in Section 2.4 hereof.

1.4.     “Landlord’s Agent” is Peter Pitsiokos, or such other agent as Landlord may designate from time to time.

1.5     “Landlord’s Work” shall mean the preparatory work performed within or for the benefit of the Premises by Landlord pursuant to this Exhibit C.

1.6.     “MEP Plans” shall mean the mechanical, electrical, plumbing and/or fire protection and life safety plans, including related working and shop drawings, schedules and specifications, for construction and installation of the Tenant Improvements, which are prepared by Tenant’s MEP Engineers in accordance and compliance with all applicable building, mechanical, plumbing, electrical, fire protection and life safety codes and the requirements of each authority having jurisdiction over or with respect to such plans, schedules and specifications, and are complete, accurate, consistent and fully coordinated with, and implement and carry out, the Architectural Plans.

1.7.     “Plans” shall mean the Architectural Plans, the MEP Plans, and if applicable, the Structural Plans.

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1.8.     “Rentable Area of the Premises” shall be the rentable area of the Premises stated in Item B of the Basic Lease Provisions.

1.9.     “Structural Plans” shall mean structural plans, schedules and specifications, if any, for the Tenant Improvements, which are prepared by Tenant’s Structural Engineers in accordance and in compliance with the requirements of each authority having jurisdiction over or with respect to such plans, schedules and specifications, and are complete, accurate, consistent and fully coordinated with, and implement and carry out, the Architectural Plans.

1.10.     “Tenant Improvements” shall mean all work to the Premises set forth in, discussed in or performed pursuant to this Exhibit C.

1.11.     “Tenant’s Architect” shall mean Arencibia Architects Inc., or such other reputable, properly licensed architect engaged by Tenant and approved by Landlord, in its sole and absolute discretion, to prepare the Architectural Plans.

1.12.     “Tenant’s MEP Engineers” shall mean MEI Engineering Inc., or such other reputable duly, licensed engineers designated by Landlord (and reasonably acceptable to Tenant) and engaged by Tenant to prepare the MEP Plans.

1.13.     “Tenant’s Structural Engineers” shall mean MEI Engineering Inc., or such other reputable, duly licensed engineers designated by Landlord (and reasonably acceptable to Tenant) and engaged by Tenant to prepare the Structural Plans.

1.14.     “Tenant’s Work” or “Work” shall mean the preparatory work, including the construction of the Tenant Improvements, undertaken by Tenant, and the General Contractor on behalf of Tenant, pursuant to the Plans and this Exhibit C.

1.15.     Representation. Tenant hereby designates Gregory K. Lee, as its representative and Landlord designates Peter Pitsiokos as its representative. Each respective representative shall be the individual authorized to act on behalf of and to bind its respective party in all matters relating to the Tenant Improvements.

ARTICLE 2 -- PREPARATION AND APPROVAL OF PLANS

2.1.     Tenant shall cause the Tenant Improvements to be constructed pursuant to the Plans, as approved by Landlord. Tenant shall not perform or permit any Tenant Improvements except in accordance with Article 8 of the Lease and the provisions of this Exhibit C. Upon execution of the Lease, Landlord will furnish Tenant’s Architect with one (1) set of building “as-built” plans pertaining to the Premises to assist Tenant in preparing the Plans. Tenant shall perform a field verification to independently determine the specifications and dimensions of the Premises.

2.2.     Tenant, at its cost and expense, shall be responsible for delivering to Landlord the Plans, together with any underlying information in such detail as Landlord may reasonably require to evaluate and approve the Plans. Landlord shall provide Tenant with written notice of Landlord’s comments on or approval of the Plans within ten (10) business days following Landlord’s receipt thereof. In the event Landlord does not approve Tenant’s Plans, Tenant shall, at its cost and expense, be responsible for resubmitting revised Plans for approval, and Landlord shall provide Tenant with written notice of Landlord’s comments on or approval of the revised Plans within ten (10) business days following Landlord’s receipt thereof.

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2.3.     Tenant shall not have the right to make any change in the Plans approved by Landlord, except with the prior, written consent of Landlord, which consent will not be unreasonably withheld, conditioned or delayed; provided, however, that as a condition of Landlord’s consent, Tenant shall consent to a change in the General Contractor’s Contract which increases the price under the General Contractor’s Contract on account of such change in the Plans, if applicable.

2.4.     After the Plans are approved, Tenant shall enter into an agreement with the General Contractor (the “General Contractor’s Contract”) for the construction of the Tenant Improvements at Tenant’s sole cost and expense, which shall be on such terms and conditions, including but not limited to provisions with respect to insurance requirements, as shall be acceptable to Landlord in its sole and absolute discretion.

2.5.     If Tenant desires to have installed or constructed any Tenant Improvements other than in accordance with the final Plans that Landlord has approved, each such proposed change must receive the prior written approval of Landlord (which approval will not be unreasonably withheld, conditioned or delayed), and in the event of Landlord’s approval of any proposed change to the final Plans, Tenant, upon completion of the installation and construction of the Tenant Improvements to which such change pertains, shall furnish Landlord with accurate “as built” plans and drawings of such Tenant Improvements as constructed and/or installed.

2.6.     Except as may be otherwise expressly provided in this Exhibit C, nothing in this Exhibit C shall relieve Tenant of any obligation or duty that Tenant has under any provision of the Lease. The Plans shall conform to the requirements of applicable building, plumbing, electrical, fire protection and life safety codes and all other requirements of any authority having jurisdiction over, or with respect to, any work to be done pursuant to the Plans. Tenant alone shall be responsible for ensuring that all Plans, and work to be done pursuant to the Plans, conform to all such requirements, and notwithstanding that Landlord and/or its consultants may have reviewed and/or consented to any Plans and/or joined in any permit-application relating thereto, Landlord shall have no obligation or liability to Tenant or any third party in the event any such Plans, or the design, construction, installation or construction of any Tenant Improvements, fail to conform to such requirements.

ARTICLE 3 -- CONSTRUCTION OF TENANT IMPROVEMENTS

3.1.      Prior to the Delivery Date, Landlord shall, at Landlord’s cost, undertake the demolition and removal of the improvements contained within the Premises, resulting in the delivery of the Premises in a “shell” condition with all Base Building systems in place up to the perimeter of the Premises (the “Landlord’s Work”). In addition, Landlord may, in its commercially reasonable discretion, determine whether the air compressor and/or air handler comprising a portion of the HVAC system serving the Premises is performing within its specifications. At such time that the aforementioned components require replacement, Landlord will replace such components at Landlord’s cost and expense.

3.2.     Except as set forth in Section 3.1 hereof, all Tenant Improvements shall be performed by the General Contractor pursuant to the General Contractor’s Contract entered into by Tenant and supervised by Landlord (or, at Landlord’s option, Landlord’s Agent) at Tenant’s sole cost and expense, subject to the provisions of Section 3.5. All Tenant Improvements shall be carried out by the General Contractor in accordance with the terms of this Exhibit C.

3.3.     “Building Standard” shall mean the type, brand and/or quality of materials Landlord designates from time to time to be the minimum quality to be used in the Complex or the exclusive type, grade or quality of material to be used in the Complex. A schedule of Building Standard finishes is attached hereto as Exhibit C-2.

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3.4.     All Tenant Improvements shall be performed and completed in compliance with such rules and regulations as Landlord may reasonably make and in accordance with all Building Standards and all applicable laws, orders, regulations and requirements of all applicable authorities, Landlord’s insurance carriers, and the board of fire underwriters having jurisdiction over the Complex.

3.5.      For the purposes of this Section 3.4, “Base Building” shall mean that portion of any building system or component which is within the core and/or any public area of the Complex or the Building and/or is common to and/or serves or exists for the benefit of other tenants or occupants in or systems of the Complex or the Building. Under no circumstances will Tenant, or any person acting on behalf of or for Tenant, alter or modify or in any manner disturb any system or installation of the Base Building, including, but not limited to, plumbing systems, electrical systems, heating, ventilating, and air conditioning systems, fire protection and life safety systems, maintenance systems, structural systems and elevators, located within the central core or other public areas of the Base Building without Landlord’s prior written consent, except in accordance with Plans approved in writing by Landlord. Only pursuant to Landlord’s express written permission and under direct supervision of Landlord or Landlord’s authorized representative shall Tenant, or any person acting on behalf of or for Tenant, alter or modify or in any manner disturb any system or installation of the Base Building which is located wholly or partially within the Premises, including, but not limited to, the electrical, plumbing, heating, ventilating, and air conditioning systems, and fire protection and life safety systems.

ARTICLE 4 – TENANT IMPROVEMENT FUNDING

4.1.     Landlord’s Construction Allowance. Subject to the other terms and provisions hereof, Landlord shall pay the cost of the Tenant Improvements (“Work”) up to the amount of ___________________ and __/100 Dollars ($__________) (“Landlord’s Construction Allowance”). If the cost to perform the Work exceeds the Landlord’s Construction Allowance, Tenant shall bear the cost of such excess and shall pay the estimated cost of such excess to Landlord prior to commencement of construction, and a final adjusting payment based upon the actual costs of the Work shall be made when the Tenant Improvements are completed. Except as otherwise provided in Section 4.2 below, if the cost of the Work is less than the Landlord’s Construction Allowance and Tenant fails to use the unused portion by the _________ (__) month after the Commencement Date, then Landlord shall apply any unused portion of the Landlord’s Construction Allowance to Base Rent commencing on such _________ (__) month and continuing until exhausted. Up to __________________ and __/100 Dollars ($__________) of the Landlord’s Construction Allowance may be applied to the cost of permits, space planning and architect and engineering fees and shall be included in the cost of the Work; provided, however, in the event that Tenant requests revisions to the Plans, the cost of any drawings and fees in connection with such revisions shall be borne and paid solely by Tenant. Landlord agrees not to charge any fees for construction management services; however, Landlord shall be entitled to reimbursement of Landlord’s reasonable out-of-pocket expenses incurred in connection with the approvals and supervision of the Work, which Landlord may deduct from the Landlord’s Construction Allowance, as and when so incurred.

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4.2.     Wiring Allowance. Notwithstanding anything herein to the contrary, Tenant shall perform all cabling and communications wiring in the Premises (“Wiring”), all of which shall be performed in accordance with plans and specifications approved by Landlord. If the cost of the Work does not exceed the Landlord’s Construction Allowance, upon Tenant’s written request and subject to the further terms of this Section 4.2, Tenant shall have the right to have up to (but not to exceed) ___________________ and __/100 Dollars ($__________) of the Landlord’s Construction Allowance disbursed to Tenant as a reimbursement of the actual out-of-pocket expenses paid by Tenant to third parties in connection with the installation of Tenant’s Wiring (the “Wiring Reimbursement”); provided, however, in no event shall the amount advanced by Landlord for the cumulative cost of the Work and the Wiring Reimbursement exceed the amount of Landlord’s Construction Allowance. In the event Tenant desires any such reimbursement, Tenant shall notify Landlord of the amounts that Tenant wants reimbursed (and Tenant shall include actual copies of paid invoices and lien releases reflecting amounts Tenant desires to have reimbursed) within two (2) months following the Commencement Date, and, notwithstanding anything herein to the contrary, if Tenant fails to so notify Landlord in writing of such amounts Tenant desires to have reimbursed within said two (2) month period, Tenant shall not be entitled to any such reimbursement and any portion of the Landlord’s Construction Allowance remaining at that time shall be applied to Base Rent as provided in Section 4.1 above.

4.3.     Payment Procedures.

(a)          Landlord shall have the obligation to provide the Landlord’s Construction Allowance only if the following conditions are satisfied:

Tenant shall be in full compliance with, and not in default under (beyond applicable notice and cure periods), applicable law and the provisions of the Lease and the License Agreement;

Tenant shall have obtained, and shall maintain, all necessary and appropriate permits, licenses, authorizations and approvals from all governmental authorities having or asserting jurisdiction, and shall have delivered true copies thereof to Landlord;

Tenant shall have delivered to Landlord a completed requisition for advance (in form issued by the American Institute of Architects), certified and sworn to by Tenant’s Architect, to the effect that the value of the labor and materials in place equals the total portion of the Landlord’s Construction Allowance funded to date plus the amount of the advance then being requested, and that the work completed to date has been performed in a good and workmanlike manner, to the satisfaction of Tenant’s Architect, in accordance with the Plans and in compliance with all laws, orders, rules and regulations of all federal, state, municipal and local governments, departments, commissions and boards, which certification shall be accompanied by the General Contractor’s invoice(s) for work performed and covered by the requisition for advance for the payment being requested; and

Tenant shall have delivered to Landlord conditional waivers of lien from the General Contractor and all other contractors, subcontractors, vendors, suppliers and materialmen whose contract for services is $3,500 or more ("Material Contractors") and who shall have furnished materials or supplies or performed work or services covered by such requisition, and full lien waivers for all previous work performed, completed and paid for from the General Contractor and Material Contractors.

(b)          Within thirty (30) days after Tenant shall have complied with all of the foregoing conditions, that portion of the Landlord’s Construction Allowance covered by a particular requisition for advance shall be paid by Landlord to Tenant.

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(c)     Each payment by Landlord of portions of the Landlord’s Construction Allowance shall be in the amount properly requisitioned in accordance with the foregoing. Tenant shall require ten percent (10%) retainage in the General Contractor’s Contract and said retainage shall be reflected in the requisition submitted to Landlord. Consequently, Landlord shall pay the full requisition amount, and the final requisition shall include payment of retainage sums previously withheld from the General Contractor. Upon the completion of the Work and the taking of occupancy by Tenant of the Premises for Tenant’s normal business operations, the final payment and any retainage held by Landlord shall be paid to Tenant upon receipt of:

The certificate of Tenant’s Architect stating the Work has been finally completed in compliance with the Plans;

An affidavit from the General Contractor stating that all subcontractors, laborers and material suppliers who supplied labor and/or materials for the Work have been paid in full and that all liens therefor that have been, or might be, filed have been discharged of record or waived;

Complete final release and waiver of lien with respect to the Premises and the Complex from the General Contractor and all Material Contractors;

A complete set of as built plans and CAD drawings for the Tenant Improvements;

Copies of HVAC warranties, operations and service manuals, and test reports for the fire alarm/sprinkler system and air balancing; and

A key schedule from the hardware supplier.

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ALTERNATE EXHIBIT C WHERE TENANT FUNDS COST OF TI’S

EXHIBIT C

TENANT IMPROVEMENTS

The following constitutes the agreement between Virginia Healthcare Center, LLC (“Landlord”) and ___________________________ (“Tenant”) with respect to the initial improvements to the Premises, pursuant to that certain Lease dated as of ______ __, 20__, to which this agreement is an incorporated Exhibit:

ARTICLE 1 -- DEFINITIONS

The terms defined in Article 1 of this Exhibit C, for all purposes of this Exhibit C, shall have the meanings herein specified, and, in addition to the terms defined herein, the definitions in the Lease shall also apply to this Exhibit C.

1.1.     “Architectural Plans” shall mean full and complete, accurate architectural working drawings and specifications for the Tenant Improvements, including, as applicable, all architectural dimension plans showing wall layouts, wall and door locations, power and telephone locations and reflected ceiling plans, and other elevations, details, specifications and schedules, which comply with all applicable building codes, including all Americans With Disabilities Act requirements, and are prepared by Tenant’s Architect according to accepted standards of The American Institute of Architects (“AIA”).

1.2.     “General Contractor” shall mean _____________________, or such other reputable, properly licensed contractor approved by Landlord, in its sole and absolute discretion, to construct the Tenant Improvements.

1.3.     “General Contractor’s Contract” shall have the meaning set forth in Section 2.4 hereof.

1.4.     “Landlord’s Agent” is Peter Pitsiokos, or such other agent as Landlord may designate from time to time.

1.5     “Landlord’s Work” shall mean the preparatory work performed within or for the benefit of the Premises by Landlord pursuant to this Exhibit C.

1.6.     “MEP Plans” shall mean the mechanical, electrical, plumbing and/or fire protection and life safety plans, including related working and shop drawings, schedules and specifications, for construction and installation of the Tenant Improvements, which are prepared by Tenant’s MEP Engineers in accordance and compliance with all applicable building, mechanical, plumbing, electrical, fire protection and life safety codes and the requirements of each authority having jurisdiction over or with respect to such plans, schedules and specifications, and are complete, accurate, consistent and fully coordinated with, and implement and carry out, the Architectural Plans.

1.7.     “Plans” shall mean the Architectural Plans, the MEP Plans, and if applicable, the Structural Plans.

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1.8.     “Rentable Area of the Premises” shall be the rentable area of the Premises stated in Item B of the Basic Lease Provisions.

1.9.     “Structural Plans” shall mean structural plans, schedules and specifications, if any, for the Tenant Improvements, which are prepared by Tenant’s Structural Engineers in accordance and in compliance with the requirements of each authority having jurisdiction over or with respect to such plans, schedules and specifications, and are complete, accurate, consistent and fully coordinated with, and implement and carry out, the Architectural Plans.

1.10.     “Tenant Improvements” shall mean all work to the Premises set forth in, discussed in or performed pursuant to this Exhibit C.

1.11.     “Tenant’s Architect” shall mean Arencibia Architects Inc., or such other reputable, properly licensed architect engaged by Tenant and approved by Landlord, in its sole and absolute discretion, to prepare the Architectural Plans.

1.12.     “Tenant’s MEP Engineers” shall mean MEI Engineering Inc., or such other reputable duly, licensed engineers designated by Landlord (and reasonably acceptable to Tenant) and engaged by Tenant to prepare the MEP Plans.

1.13.     “Tenant’s Structural Engineers” shall mean MEI Engineering Inc., or such other reputable, duly licensed engineers designated by Landlord (and reasonably acceptable to Tenant) and engaged by Tenant to prepare the Structural Plans.

1.14.     “Tenant’s Work” or “Work” shall mean the preparatory work, including the construction of the Tenant Improvements, undertaken by Tenant, and the General Contractor on behalf of Tenant, pursuant to the Plans and this Exhibit C.

1.15.     Representation. Tenant hereby designates Gregory K. Lee, as its representative and Landlord designates Peter Pitsiokos as its representative. Each respective representative shall be the individual authorized to act on behalf of and to bind its respective party in all matters relating to the Tenant Improvements.

ARTICLE 2 -- PREPARATION AND APPROVAL OF PLANS

2.1.     Tenant shall cause the Tenant Improvements to be constructed pursuant to the Plans, as approved by Landlord. Tenant shall not perform or permit any Tenant Improvements except in accordance with Article 8 of the Lease and the provisions of this Exhibit C. Upon execution of the Lease, Landlord will furnish Tenant’s Architect with one (1) set of building “as-built” plans pertaining to the Premises to assist Tenant in preparing the Plans. Tenant shall perform a field verification to independently determine the specifications and dimensions of the Premises.

2.2.     Tenant, at its cost and expense, shall be responsible for delivering to Landlord the Plans, together with any underlying information in such detail as Landlord may reasonably require to evaluate and approve the Plans. Landlord shall provide Tenant with written notice of Landlord’s comments on or approval of the Plans within ten (10) business days following Landlord’s receipt thereof. In the event Landlord does not approve Tenant’s Plans, Tenant shall, at its cost and expense, be responsible for resubmitting revised Plans for approval, and Landlord shall provide Tenant with written notice of Landlord’s comments on or approval of the revised Plans within ten (10) business days following Landlord’s receipt thereof.

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2.3.     Tenant shall not have the right to make any change in the Plans approved by Landlord, except with the prior, written consent of Landlord, which consent will not be unreasonably withheld, conditioned or delayed; provided, however, that as a condition of Landlord’s consent, Tenant shall consent to a change in the General Contractor’s Contract which increases the price under the General Contractor’s Contract on account of such change in the Plans, if applicable.

2.4.     After the Plans are approved, Tenant shall enter into an agreement with the General Contractor (the “General Contractor’s Contract”) for the construction of the Tenant Improvements at Tenant’s sole cost and expense, which shall be on such terms and conditions, including but not limited to provisions with respect to insurance requirements, as shall be acceptable to Landlord in its sole and absolute discretion.

2.5.     If Tenant desires to have installed or constructed any Tenant Improvements other than in accordance with the final Plans that Landlord has approved, each such proposed change must receive the prior written approval of Landlord (which approval will not be unreasonably withheld, conditioned or delayed), and in the event of Landlord’s approval of any proposed change to the final Plans, Tenant, upon completion of the installation and construction of the Tenant Improvements to which such change pertains, shall furnish Landlord with accurate “as built” plans and drawings of such Tenant Improvements as constructed and/or installed.

2.6.     Except as may be otherwise expressly provided in this Exhibit C, nothing in this Exhibit C shall relieve Tenant of any obligation or duty that Tenant has under any provision of the Lease. The Plans shall conform to the requirements of applicable building, plumbing, electrical, fire protection and life safety codes and all other requirements of any authority having jurisdiction over, or with respect to, any work to be done pursuant to the Plans. Tenant alone shall be responsible for ensuring that all Plans, and work to be done pursuant to the Plans, conform to all such requirements, and notwithstanding that Landlord and/or its consultants may have reviewed and/or consented to any Plans and/or joined in any permit-application relating thereto, Landlord shall have no obligation or liability to Tenant or any third party in the event any such Plans, or the design, construction, installation or construction of any Tenant Improvements, fail to conform to such requirements.

ARTICLE 3 -- CONSTRUCTION OF TENANT IMPROVEMENTS

3.1.      Prior to the Delivery Date, Landlord shall, at Landlord’s cost, undertake the demolition and removal of the improvements contained within the Premises, resulting in the delivery of the Premises in a “shell” condition with all Base Building systems in place up to the perimeter of the Premises (the “Landlord’s Work”). In addition, Landlord may, in its commercially reasonable discretion, determine whether the air compressor and/or air handler comprising a portion of the HVAC system serving the Premises is performing within its specifications. At such time that the aforementioned components require replacement, Landlord will replace such components at Landlord’s cost and expense.

3.2.     Except as set forth in Section 3.1 hereof, all Tenant Improvements shall be performed by the General Contractor pursuant to the General Contractor’s Contract entered into by Tenant and supervised by Landlord (or, at Landlord’s option, Landlord’s Agent) at Tenant’s sole cost and expense, subject to the provisions of Section 3.5. All Tenant Improvements shall be carried out by the General Contractor in accordance with the terms of this Exhibit C.

3.3.     “Building Standard” shall mean the type, brand and/or quality of materials Landlord designates from time to time to be the minimum quality to be used in the Complex or the exclusive type, grade or quality of material to be used in the Complex. A schedule of Building Standard finishes is attached hereto as Exhibit C-2.

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3.4.     All Tenant Improvements shall be performed and completed in compliance with such rules and regulations as Landlord may reasonably make and in accordance with all Building Standards and all applicable laws, orders, regulations and requirements of all applicable authorities, Landlord’s insurance carriers, and the board of fire underwriters having jurisdiction over the Complex.

3.5.      For the purposes of this Section 3.4, “Base Building” shall mean that portion of any building system or component which is within the core and/or any public area of the Complex or the Building and/or is common to and/or serves or exists for the benefit of other tenants or occupants in or systems of the Complex or the Building. Under no circumstances will Tenant, or any person acting on behalf of or for Tenant, alter or modify or in any manner disturb any system or installation of the Base Building, including, but not limited to, plumbing systems, electrical systems, heating, ventilating, and air conditioning systems, fire protection and life safety systems, maintenance systems, structural systems and elevators, located within the central core or other public areas of the Base Building without Landlord’s prior written consent, except in accordance with Plans approved in writing by Landlord. Only pursuant to Landlord’s express written permission and under direct supervision of Landlord or Landlord’s authorized representative shall Tenant, or any person acting on behalf of or for Tenant, alter or modify or in any manner disturb any system or installation of the Base Building which is located wholly or partially within the Premises, including, but not limited to, the electrical, plumbing, heating, ventilating, and air conditioning systems, and fire protection and life safety systems.

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WITNESS the following signatures and seals.

LANDLORD:

Virginia Healthcare Center, LLC,

a Virginia limited liability company

By:          Gyrodyne Special Distribution, LLC

                Its sole member

By:          _____________________________

Name:     ___________________________

Title:       ________________________

TENANT:

___________________________________

By:          ____________________________

Name:     __________________________

Title:       _______________________

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EXHIBIT D

VIRGINIA STATUTORY NOTICE UNDER SECTION 8.01-433.1

“IMPORTANT NOTICE - THIS INSTRUMENT CONTAINS A CONFESSION OF JUDGMENT PROVISION WHICH CONSTITUTES A WAIVER OF IMPORTANT RIGHTS YOU MAY HAVE AS A DEBTOR AND ALLOWS THE CREDITOR TO OBTAIN A JUDGMENT AGAINST YOU WITHOUT ANY FURTHER NOTICE.”

GUARANTY

THIS GUARANTY is made this _____ day of ___________, 20___, by _______________________ and ______________________ (individually or collectively, “Guarantor”), in favor of Virginia Healthcare Center, LLC, a Virginia limited liability company, its successors and assigns (“Landlord”).

RECITALS

WITNESSETH:

A.     Landlord and _______________________ ("Tenant"), have entered into a lease agreement dated this date (the “Lease”) wherein Tenant has leased space located at 10721 Main Street, Fairfax, Virginia 22030 from Landlord and as more fully described in the Lease.

B.     As partial consideration for the Lease, Landlord requires that Guarantor guarantees the full performance of the Lease by Tenant, including the payment of all rentals and other amounts to accrue thereunder.

NOW, THEREFORE, Guarantor covenants as follows:

1.     Guaranty. Guarantor, for itself and its successors and assigns, unconditionally and irrevocably guarantees the prompt payment when due, or whenever payment may become due under the terms of the Lease, all payments of rent, additional rent, impositions, and all other charges, expenses and costs of every kind and nature, which are or may be due now or in the future under the terms of the Lease, any agreements or documents related to the Lease, or any other transaction between Landlord and Tenant directly or indirectly related to the Lease; and the complete and timely performance, satisfaction and observation of the terms, covenants and conditions, rules and regulations and related obligations arising by reason of the Lease, required to be performed, satisfied or observed by Tenant.

Guarantor acknowledges that it will derive material economic benefit from and in connection with the Lease, and that the execution and delivery of this Guaranty is a condition precedent to Landlord’s approval, execution and delivery of the Lease.

2.     Coverage of Guaranty. This Guaranty is a guaranty of payment and performance and not merely collection and extends to any and all liability that Tenant has or may have to Landlord by reason of matters occurring before the signing of the Lease by the parties or commencement of the term of the Lease or by matters occurring after the expiration of the term of the Lease by reason of removal of Tenant’s property, surrender of possession or any other matters. This Guaranty extends to any successor of the Tenant, any assignee or sublessee of the Tenant, to any extension or renewals of the term of the Lease, and to any term established by reason of the holdover of Tenant, any assignee or sublessee, all pursuant to the terms and conditions of the Lease.

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3.     Performance Guaranty. In the event that Tenant fails to perform, satisfy or observe the terms and conditions of the Lease required to be performed, satisfied or observed by Tenant, Guarantor will promptly and fully perform, satisfy and observe the obligation or obligations in the place of Tenant. Guarantor shall pay, reimburse and indemnify Landlord for any and all damages, costs, expenses, losses and other liabilities, including reasonable attorney’s fees and costs of suit, arising or resulting from the failure of Tenant to perform, satisfy or observe any of the terms and conditions of the Lease.

4.     Waiver of Notices. Without notice to or consent from Guarantor, Landlord may amend, waive or modify any of the terms or conditions of the Lease, any rules and regulations or related Tenant obligations; or compromise, settle or extend the time of payment of any amount due from the Tenant or the time of performance of any obligation of Tenant. These actions may be taken by Landlord without discharging or otherwise affecting the obligations of Guarantor.

5.     Unconditional Obligations. The liability of Guarantor is direct, immediate, absolute, continuing, unconditional and unlimited except as otherwise specified herein. The liability of Guarantor is coextensive with that of Tenant and also joint and several with Tenant. Guarantor agrees that Landlord may enforce this Guaranty without first exercising any right or remedy provided for under the Lease or applicable law and legal action may be brought against Guarantor and carried to final judgment either with or without making Tenant a party thereto. Landlord may alternatively enforce this Guaranty concurrently with, or at any time subsequent to, the exercise of any right or remedy under the Lease or applicable law, and in furtherance of the foregoing, it is expressly understood and agreed that Landlord’s exercise of any right or remedy under the Lease or applicable law shall not discharge Guarantor from its obligations under this Guaranty, such obligations being absolute and unconditional, and Guarantor hereby specifically waives the benefits of any statute or rule of law inconsistent with the terms hereof. Guarantor hereby waives any and all rights which Guarantor has under Section 49-25 and 49-26 of the Code of Virginia, as amended. Landlord shall not be required to pursue any remedies it may have against Tenant or against any collateral as a condition to enforcement of this Guaranty. Guarantor shall not be discharged or released by reason of the discharge or release of Tenant for any reason, including a discharge in Bankruptcy, receivership or other proceedings, a disaffirmation or rejection of the Lease by a trustee, custodian, or other representative in Bankruptcy, a stay or other enforcement restriction, or any other reduction, modification, impairment or limitations of the liability of Tenant or any remedy of Landlord. Guarantor assumes all responsibility for being and keeping itself informed of Tenant’s financial condition and assets, and of all other circumstances bearing upon the risk of nonperformance by Tenant under the Lease. Guarantor agrees that Landlord shall have no duty to advise the Guarantor of information known to it regarding such circumstances or risks. In the event that, pursuant to any insolvency, bankruptcy, reorganization, receivership or other debtor relief law, or any judgment, order or decision thereunder, Landlord must rescind or restore any payment, or any part thereof, received by Landlord, any prior release or discharge from the terms of this Guaranty given to Guarantor by Landlord shall be without effect, and this Guaranty shall remain in full force and effect. It is the intention of Tenant and Guarantor that Guarantor’s obligations hereunder shall not be discharged except by Guarantor’s performance of such obligations and then only to the extent of such performance. Notwithstanding anything to the contrary contained in this Guaranty, Guarantor hereby unconditionally and irrevocably waives, releases and abrogates any and all rights it may now or hereafter have under any agreement, at law or in equity (including, without limitation, any law subrogating the Guarantor to the rights of Landlord), to assert any claim against or seek contribution, indemnification or any other form of reimbursement from Tenant or any other party liable for payment of any or all amounts due under the Lease for any payment made by Guarantor under or in connection with this Guaranty or otherwise.

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6.     CONFESSED JUDGMENT.

(a)     Upon the occurrence of an event of default under the Lease or this Guaranty, and after the applicable notice and cure period (if any), Guarantor hereby authorizes any attorney designated by Landlord or any clerk of any court of record, or the below designated attorney-in-fact or any successor named therefor to appear for Guarantor, or any of them, in any court of record and confess judgment against Guarantor, or any of them, without prior hearing, in favor of Landlord for, and in the amount of, the amount due under the Lease and this Guaranty, all accrued and unpaid interest thereon, all other amounts payable by Guarantor to Landlord under the terms of this Guaranty, costs of suit, and attorneys’ fees not to exceed twenty-five percent (25%); provided however, that Landlord may not recover from Guarantor’ attorneys’ fees in excess of its actual and reasonable attorneys’ fees finally incurred in acquiring judgment and collecting all sums due under this Guaranty.

(b)     In the event that such judgment is to be confessed in the Commonwealth of Virginia, Guarantor, pursuant to Section 8.01-435 of the Code of Virginia, as amended, hereby jointly and severally appoint and designate, which appointment shall be deemed to be coupled with interest, Robert C. Gill, of Fairfax County, Virginia, and/or Shannon H. Rutngamlog, of Fairfax County, Virginia, either of whom may individually and independently act, as its duly constituted attorney-in-fact to confess judgment against Guarantor, or any of them (including all costs and reasonable attorneys’ fees), pursuant to the provisions hereof and the applicable provisions of the Code of Virginia, as amended, which judgment shall be confessed in the Clerk’s Office of the Circuit Court of Fairfax County, Virginia. Guarantor hereby irrevocably makes, constitutes and appoints (and if any one or more of Guarantor is an entity other than a natural individual(s), hereby certify that a duly authorized resolution is in effect making, constituting and appointing) Landlord, by and through any of its managers, employees or agents, (anyone of which has full power to act) as Guarantor’ duly appointed agent and Attorney-In-Fact (collectively, referred to as “Attorney-In-Fact”), with the full power, authority and right to act in the name, place and stead of Guarantor, and to do all things as each of Guarantor could do if present. Any manager, employee or agent of Landlord shall have full power and authority on behalf of Landlord to act as the Attorney-In-Fact for each of Guarantor. This power of attorney and appointment is irrevocable and coupled with an interest, and shall not terminate upon the disability, insolvency or dissolution of the Guarantor, or any one of them, in accordance with the Code of Virginia, 1950, as amended. The Attorney-In-Fact shall have the right, power, privilege and authority to act on each Guarantor’s behalf and name such additional or alternative persons designated by the Landlord as each such Guarantor’s duly constituted attorney or attorneys-in-fact to confess judgment against each of Guarantor in accordance with the terms hereof. Furthermore, upon Landlord’s request, each of Guarantor shall agree to the designation of additional circuit courts in Virginia in which judgment may be confessed against the Guarantor.

(c)     The authority and power to appear for and enter judgment against Guarantor shall not be exhausted by one or more exercises thereof or by any imperfect exercise thereof and shall not be extinguished by any judgment entered pursuant thereto. Such authority may be exercised on one or more occasions or from time to time in the same or different jurisdictions as often as Landlord shall deem necessary or desirable, for all of which this Guaranty shall be a sufficient warrant; provided that such multiple actions shall not, in the aggregate, result in any judgment for an amount in excess of the full amount due by Guarantor hereunder.

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(d)     Guarantor hereby releases, to the extent permitted by applicable law, all procedural errors and all rights of exemption, appeal, stay of execution, inquisition, and other rights to which each Guarantor may otherwise be entitled under the laws of the United States of America or of any state or possession of the United States of America now in force and which may hereafter be enacted.

7.     Certificate of Existence. On ten (10) days’ written notice from Landlord, Guarantor shall execute a certificate acknowledging and reaffirming this Guaranty, its continued existence and that it remains binding and in full force and effect.

8.     Binding Effect. This Guaranty is binding upon Guarantor and its successors and assigns, and is binding upon and shall inure to the benefit of Landlord, its successors and assigns. No assignment or delegation by Guarantor shall release the Guarantor of its obligations under this Guaranty. This Guaranty shall bind the successors, assigns and legal representatives of Guarantor. The term “Tenant” used in this Guaranty includes also the first and any successive assignee or sublessee of Tenant.

9.     Modifications. This Guaranty contains the entire agreement between Landlord and Guaranty with respect to the subject matter hereof and supersedes all prior writings and oral agreements. This Guaranty may not be modified orally, but only by a writing signed by both Guarantor and Landlord. Modifications include any waiver, change, discharge, modification or termination.

10.    Financial Information. Upon Landlord's written request, Guarantor shall promptly furnish Landlord, from time to time, with financial statements (including, without limitation, operating statements including an annual profit and loss statement) reflecting Guarantor’s current financial condition, and, if applicable, written evidence of ownership of managing and controlling interests in Guarantor and in any entities which directly or indirectly control or manage Guarantor.

11.     Choice of Law; Jurisdiction. This Guaranty shall be governed by and construed in accordance with the laws of Virginia applicable to agreements made and to be wholly performed within Virginia. Landlord and Guarantor hereby agree that the exclusive jurisdiction and venue for any dispute arising out of this Guaranty or the Lease are the State Courts of the Commonwealth of Virginia located in Fairfax County, Virginia and the Federal District Court located in Fairfax County, Virginia.

12.     Waiver of Jury Trial. Guarantor hereby waives trial by jury in any action brought on or with respect to this Guaranty or the Lease.

13.     Authority. Guarantor, and the person signing on behalf of Guarantor, each represents and warrants that this Guaranty has been duly authorized by all necessary corporate action, if necessary, and has been duly executed and delivered by a duly authorized officer, and constitutes Guarantor’s valid and legally binding agreement.

14.     Invalidity. If any provision of this Guaranty or the application thereof to any person, entity or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Guaranty shall not be affected thereby and each remaining provision of the Lease shall be valid and enforceable to the full extent permitted by the law.

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IN WITNESS WHEREOF, Guarantor has duly signed this Guaranty as of the date stated above.

GUARANTOR

________________________________________

Print Name: _____________________________

SSN: _________________________

And

________________________________________

Print Name: _____________________________

SSN: _________________________

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PRE-OCCUPANCY LICENSE AGREEMENT IF NEEDED

EXHIBIT E

OFFICE LICENSE AGREEMENT

THIS OFFICE LICENSE AGREEMENT (this "License") is made as of the _____ day of ______, 20__, by and between Virginia Healthcare Center, LLC, a Virginia limited liability company ("Licensor"), and __________________________, a __________________________ ("Licensee”).

WITNESSETH:

WHEREAS, Licensor owns a certain office complex, commonly referred to as Fairfax Medical Center, which is located at 10721 Main Street, Fairfax, Virginia (the “Complex”), and Licensor and Licensee have entered into a certain lease, dated as of __________ ___, 2011, (the “Lease”), pursuant to which Licensor will lease to Licensee certain demised premises in the __________ building of the Complex, identified as Suite _________ (the “Demised Premises”); and

WHEREAS, Licensee shall take possession of the Demised Premises for the initial purpose of constructing tenant improvements therein, all in accord with the terms of the Lease; and

WHEREAS, during the pendency of construction of the tenant improvements in the Demised Premises, Licensee requires the use of temporary premises to conduct its business operations; and

WHEREAS, Licensor desires to accommodate Licensee’s need for temporary office space, and Licensee is willing to accept such temporary office space, subject to the terms and conditions of this License.

NOW, THEREFORE, for and in consideration of the covenants herein contained and upon the terms and conditions herein set forth, the parties agree as follows:

1.           PREMISES AND RENT.

     A.     Premises.     Subject to the terms and conditions herein below, Licensee shall have the temporary right to occupy Suite _____, located in the ________ Building of the Complex (the "Premises"), for the operation of Licensee’s chiropractic practice. Licensee shall be permitted to use the parking facilities of the Complex for its employees and patients in connection with the conduct of business in the Premises.

     B.     License Fee.     The License Fee for the Premises shall be __________________________ and __/100 Dollars ($__________) per month (the “License Fee”). The License Fee shall be due in advance without notice or demand, and without setoff, deduction or abatement of any kind, on the first day of each calendar month during the term hereof, as hereinafter defined. Unpaid License Fees shall bear interest a rate of eighteen percent (18%) per annum.

     C.     Additional Fees and Charges.

(1)     Licensor shall provide, at Licensee’s sole cost and expense, a directory listing for Licensee in the North Building’s main lobby directory and a building standard sign identifying Licensee at the entrance to the Premises.

(2)     Licensor reserves the right to install electrical meters at the Premises and to bill Licensee for its actual consumption of electricity.

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2.	TERM.

The term for Licensee’s use and occupancy of the Premises shall commence on June 1, 2011 (the "Occupancy Date"), and expire at 11:59 pm eastern time on the day immediately preceding the Commencement Date as defined in the Lease (the “Expiration Date”). Licensee shall not be permitted to hold over within the Premises without Licensor’s prior written consent, and any of Licensee’s property remaining in the Premises after the Expiration Date shall be deemed abandoned. Licensee agrees that Licensor may remove and dispose of, at Licensee’s sole cost and expense, any such abandoned property from the Premises without notice to Licensee.

3.	CONDITION OF PREMISES.

A.     Licensor shall deliver the Premises to Licensee on the Occupancy Date in its "as is" condition. Licensee agrees to accept possession of the Premises in its "as is" condition. Licensee shall not make any alterations to the Premises without the prior written consent of Licensor, which may be granted or withheld by Licensor in its sole and absolute discretion.

B.     Licensee shall be solely responsible for all items it brings into the Complex and the Premises, and Licensor assumes no responsibility or liability whatsoever for the safety or security of any such items, regardless of the cause of any damage to such property, unless such damage is the result of the gross negligence or willful misconduct of Licensor, its employees or its agents.

4.	USE.

Licensee shall use and occupy the Premises only for office purposes. Licensee shall not use the Premises or any part of the Complex in violation of any applicable law, regulation or ordinance.

5.	LICENSEE'S COVENANTS.

A.     Licensee shall maintain the Premises, together with the furnishings and equipment contained therein, if any, in good and orderly condition in which it was delivered and shall return the same to Licensor in said condition at the expiration of the term, earlier termination, or extension of this License, customary wear and tear and casualty damage excepted. Licensee shall be responsible for any damage occurring to the Premises as a result of its use and occupancy thereof, and shall promptly reimburse Licensor for any and all costs of repair, unless such damage is the result of the gross negligence or willful misconduct of Licensor, its employees or its agents.

B.     Licensee agrees that it will in no way permanently affix anything to any portion of the Premises, or otherwise alter the Premises, except as permitted under this License.

C.     Licensee agrees it will not carry on any activity in the Premises or the Complex or permit anything to be done there which is contrary to any law, ordinance or regulation of the Commonwealth of Virginia or the United States, or which will make void or voidable or increase the cost of Licensor’s insurance.

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6.	INSURANCE.

During Licensee’s occupancy of the Premises, Licensor shall insure the Premises for fire and extended coverage. Licensee shall maintain fire and extended coverage insurance on the value of Licensee’s personal property located within the Premises, which insurance shall provide for a waiver of subrogation against Licensor on the part of the insurance company. Licensor shall not be liable for any loss or damage to the property of Licensee to the extent of such insurance. Licensee shall also carry and keep in full force and effect from the Occupancy Date through the expiration date of the term of this License, for protection of Licensee and Licensor, a commercial general liability policy insuring against any and all liability for injury to or death of a person or persons, and for damage to or destruction of property occasioned by or arising out of or in connection with the use or occupancy of the Premises, or by the condition of Premises, the limits of such policy to be in an amount not less than $2,000,000.00 per occurrence. Each insurance policy required to be carried by Licensee hereunder shall be issued by an insurance company duly licensed in the Commonwealth of Virginia and reasonably acceptable to Licensor and shall name Licensor as an “additional insured” entitled to receive not less than thirty (30) days’ prior written notice of any modification, cancellation or termination of each such policy. A certificate of insurance evidencing the above coverages shall be deposited by Licensee with Licensor within three (3) business days after the Occupancy Date.

7.	INDEMNITY.

Licensee shall indemnify Licensor and its agents and employees and save them harmless from and against any and all claims, actions, damages, liabilities and expense (i) in connection with loss of life, personal injury and/or damage to property arising from or out of the occupancy or use by Licensee of the Premises, or any part thereof; (ii) occasioned wholly or in part by any act or omission of Licensee, its agents, contractors, employees, invitees, or licensees, in each case unless caused by the gross negligence or willful misconduct of Licensor, its agents, assigns and employees; or (iii) arising from Licensee’s breach of any of the covenants and agreements contained in this License.

8.	REVOCABLE LICENSE AGREEMENT

This License is revocable by Licensor on three (3) business days notice if Licensee violates any of the terms or conditions set forth in this License where such violation continues for a period of ten (10) days after written notice thereof from Licensor to Licensee; provided, however, that if the nature of Licensee’s violation is such that more than ten (10) days are reasonably required for its cure, then Licensee shall not be deemed to be in violation of any term or condition hereof if Licensee commences the cure of such violation within said ten (10) day period and thereafter diligently pursues such cure to completion.

9.	DEFAULT.

A.     If Licensee fails to timely pay the fees and charges required under this License, or fails to comply with any other term of this License, subject to the cure provisions in Paragraph 8 above, or if Licensor revokes this License pursuant to Paragraph 8 above, this License will terminate and Licensor may, without notice to Licensee and without process of any kind, remove Licensee’s property to a storage facility and charge Licensee for the cost of removal and storage. This provision shall survive termination of this License.

B.     Failure of Licensor to insist upon strict performance of this License shall not be construed as a waiver of any of its rights hereunder. Licensee shall be liable to Licensor for any expenses incurred by Licensor in seeking enforcement of the terms of this License, including but not limited to reasonable attorneys’ fees, costs and any expenses of litigation.

10.	NO ASSIGNMENT.

The rights conferred by this License cannot be assigned or transferred or conveyed in any manner by Licensee.

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11.	NOTICES.

Any notices that are to be made to the parties hereto shall be in writing and if to Licensor, to Virginia Healthcare Center, LLC, 49 Conklin Avenue, Cortlandt Manor, NY 10567, Attn: Pat Lara, and if to Licensee, to __________________________, at the Premises, or to any other address as the parties may designate in writing to the other party. Any and all notices shall be delivered by either (i) hand-delivery, or (ii) internationally recognized courier service (i.e. Federal Express), and deemed delivered upon the date of receipt.

12.	WAIVER OF JURY TRIAL.

Licensor and Licensee waive any right to a jury trial with respect to this License or any matters arising hereunder.

13.	NATURE OF LICENSE.

A.     It is understood by and between the parties hereto that this License is not a lease and conveys no interest of any kind whatsoever in the Premises other than a mere license reasonably to use and occupy the same under the terms and conditions mentioned herein.

B.     This License shall be interpreted in accordance with the laws of the Commonwealth of Virginia.

IN WITNESS WHEREOF, the said parties have subscribed their names and affixed their seals on the day and year herein below written.

LICENSOR:

Virginia Healthcare Center, LLC,

a Virginia limited liability company

By:          Gyrodyne Special Distribution, LLC

                Its sole member

By:          _____________________________

Name:     ___________________________

Title:       ________________________

LICENSEE:

_______________________________

By:          ____________________________

Name:     _______________________

Title:       _______________________

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